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PLUM CREEK TIMBERLANDS, L.P.
999 Third Avenue, Suite 2300
Seattle, Washington 98104

    As of October 9, 2001

To each of the Purchasers named in Schedule I to this Agreement

Ladies and Gentlemen:

    The undersigned, Plum Creek Timberlands, L.P. (together with any Person who succeeds to all or substantially all of Plum Creek Timberlands, L.P.'s assets and business, herein called the "Company"), a Delaware limited partnership, hereby agrees with the Purchasers named on Schedule I to this Agreement (each a "Purchaser" and collectively, the "Purchasers") as follows:

1.  Authorization of Issue of Notes

    The Company will authorize the issuance and delivery of $500,000,000 aggregate principal amount of its Senior Notes (the "Notes", such term to include each Note delivered pursuant to any provision of this Agreement and any such Notes issued in substitution therefor pursuant to any such provision). The Notes will be issued in four separate series which shall be entitled, shall be issued in such amounts, shall bear interest from the date thereof to but excluding the date the principal thereof shall have been paid in full, and shall mature as follows:

Title	Principal Amount	Interest Rate	Maturity Date
Series H	$55,000,000	6.96%	October 1, 2006
Series I	$75,000,000	7.25%	October 1, 2008
Series J	$295,000,000	7.66%	October 1, 2011
Series K	$75,000,000	7.76%	October 1, 2013

    The Notes shall be substantially in the form set out in Exhibit A. Interest on the Notes of each series will be computed on the basis of a 360-day year of twelve 30-day months. The term "Notes" as used herein shall include each Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. References to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement and references to "this Agreement" shall mean this Agreement as it may from time to time be amended, supplemented, restated or modified.

2.  Issuance of Notes

    The Company hereby agrees to sell to each Purchaser, and subject to the terms and conditions set forth herein, such Purchaser agrees to purchase from the Company, the Notes set forth opposite its name in Schedule I hereto at a price of 100% of the aggregate principal amount thereof. The Company will deliver to the Purchasers, at the offices of O'Melveny & Myers LLP, 400 South Hope Street, Los Angeles, California 90071-2899, on the date of closing (herein called the "closing" or the "date of closing") one or more Notes registered in such Purchaser's name or in the name of its nominee, evidencing the aggregate principal amount of Notes to be purchased by such Purchaser and in the denomination or denominations specified with respect to it in Schedule I, against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account #3751634625 at Bank of America, N.A., Dallas, Texas, ABA #111-000-012, Message: Senior Note Funding Ref: Plum Creek Timberlands, L.P. on the date of closing, which shall be October 9, 2001, or any other date on or before October 9, 2001 upon which the Company and the Purchasers may mutually agree. If at the closing the Company shall fail to tender such Notes to any Purchaser as provided above in this paragraph 2, or any of the conditions specified in paragraph 3 shall not have

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been fulfilled to any Purchaser's satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights it may have by reason of such failure or such nonfulfillment. The sale of Notes to the Purchasers pursuant to this Agreement shall be separate and several sales. The obligations of each Purchaser hereunder shall be several and not joint, and no Purchaser shall be liable or responsible for the acts or defaults of any other Purchaser.

3.  Conditions of Closing

    The obligation of each Purchaser to purchase and pay for the Notes to be purchased by it hereunder is subject to the satisfaction, on or before the date of closing, of the following conditions:

  3A. Opinion of Company's General Counsel

    Each Purchaser shall have received from James A. Kraft, Vice President, General Counsel and Secretary for the Company, a favorable opinion satisfactory to such Purchaser and substantially in the form of Exhibit B attached hereto.

  3B. Representations and Warranties; No Default

    The representations and warranties contained in paragraph 8 shall be true in all material respects on and as of the date of closing, except to the extent of changes caused by the transactions herein contemplated; there shall exist on the date of closing no Event of Default or Default; and the Company shall have delivered to each Purchaser a certificate signed by a Responsible Officer, dated the date of closing, to both such effects.

  3C. Insurance

    The Company shall have delivered to each Purchaser an Officers' Certificate, dated the date of closing, certifying that insurance with respect to its properties and business complying with the provisions of paragraph 5G (including, without limitation, the provisions of paragraph 5G permitting the Company to self-insure) is in full force and effect.

  3D. Proceedings

    All proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to each Purchaser, and each Purchaser shall have received all such counterpart originals or certified or other copies of such documents as each Purchaser may reasonably request.

  3E. Agreement of Merger; Contribution of Assets

    No provision of the Agreement of Merger shall have been amended, nor compliance with any material provision thereof, or satisfaction of any material condition to the Merger set forth therein, shall have been waived, without the consent of the Required Holders. The Merger shall have been consummated in accordance with the terms of the Agreement of Merger. All of the assets of the subsidiaries of Georgia-Pacific Corporation involved in the Merger shall have been contributed by the Corporation to the Company or a Restricted Subsidiary, except for the contributions made as part of the Merger-Related Contributions.

  3F. Sale of Notes to all Purchasers

    The Company shall have sold the entire aggregate principal amount of the Notes scheduled to be sold on the date of closing pursuant to this Agreement.

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  3G. Purchase Permitted by Applicable Laws

    The purchase of and payment for the Notes to be purchased by each Purchaser on the date of closing on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System), shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and shall be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, but without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by life insurance companies without restriction as to the character of the particular investment. If required by any Purchaser, such Purchaser shall have received an Officers' Certificate of the Company certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is permitted.

  3H. Assumption by Louisiana Subsidiary and Mississippi Subsidiary

    Louisiana Subsidiary and Mississippi Subsidiary shall have assumed their pro rata share of obligations with respect to the Notes pursuant to an Assumption Agreement in substantially the form attached hereto as Exhibit 3H.

  3I. Special Counsel's Fees

    The Company shall have paid the reasonable fees and expenses of O'Melveny & Myers LLP, special counsel to the Purchasers, invoiced in connection with the purchase of the Notes by the Purchasers.

  3J. Opinion of Purchasers' Special Counsel

    Each Purchaser shall have received from O'Melveny & Myers LLP, which is acting as special counsel for the Purchasers in connection with this transaction, an opinion satisfactory to the Purchasers and in substantially the form of Exhibit C attached hereto. If the above conditions (other than the conditions stated in paragraph 3F) are satisfied, the obligation of the Company to sell to each Purchaser the Notes to be purchased by it hereunder is subject to the tendering by the other Purchasers of the purchase price of the Notes to be purchased by them pursuant to this Agreement on the date of closing.

4.  Prepayments and Acquisitions of Notes; Payment on Business Days; Interest Rate Adjustment

  4A. Prepayments

    The Notes shall not be subject to any required prepayment prior to their stated maturity. The Notes shall be subject to prepayment under the circumstances set forth in paragraph 4B.

  4B. Optional Prepayment With Yield-Maintenance Premium

    The Notes shall be subject to prepayment on any Business Day, in whole at any time or from time to time in part (other than in the case of any prepayment pursuant to paragraph 6B(5)(viii) or 6B(6)), in multiples of $5,000,000; provided that, if the Company shall so prepay the Notes in part, such prepayment shall be made on each series ratably in accordance with the unpaid principal amount of such series) at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Premium, if any, with respect to each Note.

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  4C. Notice of Optional Prepayment

    The Company shall give the holder of each Note irrevocable written notice of any prepayment pursuant to paragraph 4B not less than 20 Business Days prior to the prepayment date, specifying such prepayment date and the principal amount of the Notes, and of the Notes held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4B. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the premium, if any, herein provided, shall become due and payable on such prepayment date. The Company shall deliver (i) two (2) Business Days prior to each prepayment pursuant to paragraph 4B an Officers' Certificate stating whether a Yield-Maintenance Premium is payable in connection with such prepayment and setting forth the calculations made in making such determination based on an estimate of such Yield- Maintenance Premium and (ii) on the date of such prepayment, an Officers' Certificate stating whether such Yield-Maintenance Premium is payable and setting forth the actual calculation.

  4D. Partial Payments Pro Rata

    Upon any partial prepayment of the Notes the principal amount so prepaid shall be allocated to all Notes at the time outstanding (including, for the purpose of this paragraph 4D only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates) in proportion to the respective outstanding principal amounts thereof.

  4E. Retirement of Notes

    The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than a prepayment pursuant to paragraph 4B or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4D.

  4F. Payments on Business Days

    Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

5.  Affirmative Covenants

  5A. Financial Statements

    The Company covenants that it will deliver to each Significant Holder in duplicate:

       (i) as soon as available, but not later than 90 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such year and the related consolidated statement of income and consolidated statement of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of PricewaterhouseCoopers LLP, or another nationally recognized independent public accounting firm, which report shall state that such consolidated financial statements present fairly the financial position for the dates specified and

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  the results of operations for the periods indicated in conformity with generally accepted accounting principles applied on a basis consistent with prior years;

      (ii) as soon as available, but not later than 120 days after the end of each fiscal year, a copy of a consolidating balance sheet of the Company and each of its Subsidiaries as at the end of such fiscal year and the related consolidating statement of income and consolidating statement of cash flows for such fiscal year, all in reasonable detail and satisfactory in scope to the Required Holder(s) and unaudited but certified by an appropriate Responsible Officer as having been used in connection with the preparation of the financial statements referred to in clause (i) of this paragraph 5A;

      (iii) as soon as available, but not later than 45 days after the end of each fiscal quarter (other than the last fiscal quarter) of each year, a copy of the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such quarter and the related consolidated statement of income and consolidated statement of cash flows for the period commencing on the first day and ending on the last day of such quarter, in each case setting forth in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in scope to the Required Holder(s) (information in detail and scope comparable to information required to be included in a Quarterly Report on Form 10-Q shall be deemed to be satisfactory for such purposes), such consolidated balance sheets to be as of the end of such quarter and such consolidated statements of income and consolidated statements of cash flows to be for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter, and certified by an appropriate Responsible Officer as being complete and correct and presenting fairly the financial position for the dates specified and the results of operations of the Company and the Subsidiaries for the periods indicated in conformity with generally accepted accounting principles applied on a consistent basis;

      (iv) as soon as available, but not later than 45 days after the end of each fiscal quarter (other than the last fiscal quarter) of each year, a copy of the unaudited consolidating balance sheet of the Company and each of its Subsidiaries, and the related consolidating statement of income and consolidating statement of cash flows for such quarter, in each case setting forth in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in scope to the Required Holder(s), (information in detail and scope that would normally be required on interim financial statements, except as provided for in this paragraph, shall be deemed to be satisfactory for such purposes), such consolidating balance sheets to be as of the end of such quarter and such consolidating statements of income and consolidating statements of cash flows to be for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter, and certified by an appropriate Responsible Officer of the Company as having been used in connection with the preparation of the financial statements referred to in clause (iii) of this paragraph 5A;

      (v) to the extent not delivered pursuant to clauses (i), (ii), (iii) and (iv) above, promptly upon transmission thereof, copies of all such financial statements as are delivered to the Mortgage Noteholders pursuant to the Mortgage Note Agreements;

      (vi) to the extent not delivered pursuant to clause (i), (ii), (iii), (iv) or (v), promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as the Company or the Corporation sends to its public security holders and copies of all registration statements (without exhibits) and all reports which the Company or the Corporation files with the Securities and Exchange Commission and any governmental body or agency succeeding to the functions of the Securities and Exchange Commission and with reasonable promptness, such other information and financial data as a Significant Holder may reasonably request;

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     (vii) as soon as practicable, and in all events within 10 Business Days after the Company, any of its Subsidiaries or any Related Person knows of the occurrence or existence or expected occurrence or existence of any event or condition or series of events or conditions with respect to any Plan or Plans which are reasonably likely to result in (a) a material liability to the Company, any of its Subsidiaries or any Related Person pursuant to ERISA or the Code (other than liability for PBGC premiums or regular periodic contributions to any such Plan or Plans) or (b) the imposition of a Lien on any of the assets or other properties of the Company, any of its Subsidiaries or any Related Person pursuant to ERISA or the Code, the Company shall deliver to each Significant Holder a statement signed by the chief financial officer of the Company setting forth details respecting such event or condition or series of events or conditions and the action, if any, that the Company, any of its Subsidiaries or any Related Person proposes to take with respect thereto (and a copy of any notice, report or other written communication, or a written description of any oral communication, with or from the PBGC, the Internal Revenue Service or the Department of Labor with respect to such event or condition or series of events or conditions).

    Together with each delivery of financial statements required by clauses (i) and (iii) above, the Company will deliver to each Significant Holder an Officers' Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraph 6 (including, without limitation, paragraph 6A) and stating that there exists no continuing Event of Default or Default, or, if any continuing Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take or is taking with respect thereto. Together with each delivery of financial statements required by clause (i) above, the Company will deliver to each Significant Holder a certificate of such accountants stating that, in making the audit necessary to the certification of such financial statements, they have obtained no knowledge of any Event of Default or Default continuing, or, if they have obtained knowledge of any Event of Default or Default continuing, specifying the nature and period of existence thereof. Such accountants, however, shall not be required to engage in any auditing procedures other than those procedures required by generally accepted auditing standards, and shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards. Notwithstanding the foregoing provisions of this paragraph 5A, the Company shall not be required to deliver any financial statements or other documents (other than documents or information which have become public information) to any Person engaged in any Permitted Business in competition with the Company or any Subsidiary. The Company also covenants that forthwith upon the chief executive officer, principal financial officer or principal accounting officer of the Company or the General Partner becoming aware of an Event of Default and within 5 Business Days after the chief executive officer, principal financial officer or principal accounting officer of the Company or the General Partner becomes aware of a Default, it will deliver to each Significant Holder an Officers' Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto, provided, however, no such officer shall be obligated to provide a certificate with respect to any such Event of Default or Default that has been cured on or before the date upon which such officer becomes aware thereof.

  5B. Inspection of Property

    The Company covenants that it will (i) permit any Person designated in writing by any Significant Holder (but which shall not include any Person acting on behalf of any holder which is engaged directly in any Permitted Business in competition with the Company or any Subsidiary but shall specifically include any holder which has an affiliate that is engaged in a Permitted Business in competition with the Company or any Subsidiary so long as such holder uses such information in connection with matters relating to the Notes and this Agreement and agrees not to disclose such information to such affiliate), at such holder's or holders' expense (except during the continuance of an Event of Default, in which case at the expense of the Company), to visit and inspect any of the properties of the Company

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and its Subsidiaries, to examine the books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of the Company or any of such Subsidiaries with the principal officers of the Company and its independent public accountants, all upon reasonable notice and at such reasonable times and as often as such Significant Holder may reasonably request, and (ii) with reasonable promptness, deliver to any Significant Holder (but not including any holder which is engaged directly in any Permitted Business in competition with the Company or any Subsidiary but specifically including any holder which has an affiliate that is engaged in a Permitted Business in competition with the Company or any Subsidiary so long as such holder uses such information in connection with matters relating to the Notes and this Agreement and agrees not to disclose such information to such affiliate) such other information and financial data with respect to the Company as such Significant Holder may reasonably request.

  5C. Covenant to Secure Notes Equally

    The Company covenants that, if it shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6B(1) (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 12C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured; provided that, satisfaction of the foregoing requirements with respect to any such Lien shall not remedy the Event of Default resulting from such Lien.

  5D. Partnership, Limited Liability Company and Corporate Existence, Etc.

    Except as permitted by paragraph 6B(5) the Company covenants that it will, and will cause each of its Restricted Subsidiaries to, at all times preserve and keep in full force and effect its partnership, limited liability company or corporate existence, as the case may be, and rights and franchises material to its business, and those of each of its Restricted Subsidiaries, and will qualify, and cause each of its Restricted Subsidiaries to qualify, to do business in any jurisdiction where the failure to do so would have a Material Adverse Effect, provided that the corporate, limited liability company or partnership existence of any Restricted Subsidiary or any rights and franchises of the Company or any Restricted Subsidiary may be terminated if, in the good faith judgment of the Company, such termination is in the best interests of the Company and would not have a Material Adverse Effect.

  5E. Payment of Taxes and Claims

    The Company covenants that it will, and will cause each of its Restricted Subsidiaries to, pay all material taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits before any penalty accrues thereon, and all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien upon any of its properties or assets, provided that no such tax, assessment, charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such accrual or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor.

  5F. Compliance with Laws, Etc.

    The Company covenants that it will, and will cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, the noncompliance with which would materially adversely affect the business, condition (financial or other), assets, properties or operations of the Company or the Company and its Restricted Subsidiaries taken as a whole.

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  5G. Maintenance of Properties; Insurance

    The Company covenants that it will maintain or cause to be maintained in good repair, working order and condition (normal wear and tear excepted) all properties used or useful in the business of the Company and its Restricted Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof except where the failure to make such repair, renewal or replacement would not have a Material Adverse Effect. The Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Restricted Subsidiaries against loss or damage of the kinds customarily insured against by companies of established reputation of similar size engaged in the same or similar business and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations, provided that the Company may self-insure with respect to its properties and business and the properties and business of its Restricted Subsidiaries to the extent consistent with the practice of companies of established reputation of similar size engaged in the same or similar business and similarly situated.

6.  Negative Covenants

  6A. Restricted Payments

    The Company covenants that it will not and will not permit any Subsidiary to directly or indirectly pay, declare, order, make or set apart any sum for any Restricted Payment, except that the Company may make, pay or set apart during each calendar quarter one or more Restricted Payments if

       (i) such Restricted Payments are in an aggregate amount not exceeding the amount by which Available Cash with respect to the immediately preceding calendar quarter exceeds any amount contributed to Available Cash with respect to such immediately preceding calendar quarter by any Subsidiary if and to the extent that the payment of such amount as a dividend or distribution to the Company has not been made and is not at the time permitted by the terms of such Subsidiary's charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary, provided that in determining Available Cash with respect to such immediately preceding calendar quarter, the Company will include in the amount of the reserves established during such quarter pursuant to clause (b)(iv) of the definition of Available Cash an amount not less than (x) 50% of the aggregate amount of all interest in respect of the Notes and the Other Senior Notes to be paid on the interest payment date immediately following such immediately preceding calendar quarter, and (y) 25% of the aggregate amount of all principal in respect of the Series D Notes and the 11 1/8% Senior Notes scheduled to be paid during the 12 calendar months immediately following such immediately preceding calendar quarter, and the Company will not reduce the amount of the reserves so included, in determining Available Cash for any calendar quarter subsequent to such immediately preceding calendar quarter pursuant to clause (a)(iii) of the definition of Available Cash, unless and until the amount of interest or principal, as the case may be, in respect of which such amount has been reserved has in fact been paid, and

      (ii) immediately after giving effect to any such proposed action no condition or event shall exist which constitutes an Event of Default or Material Default.

The Company will not, in any event, directly or indirectly declare, order, pay or make any Restricted Payment except in cash.

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  6B. Lien, Indebtedness and Other Restrictions

    The Company covenants that it will not, and will not permit any Restricted Subsidiary to:

  6B(1) Liens

    Create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except

       (i) Liens for taxes, assessments or other governmental charges the payment of which is not at the time required by paragraph 5E,

      (ii) Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers and materialmen and similar Liens incurred in the ordinary course of business for sums not yet due or the payment of which is not at the time required by paragraph 5E,

      (iii) Liens incurred or deposits made incidental to the conduct of its business or the ownership of its property including, without limitation, (a) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation, (b) deposits to secure insurance, the performance of bids, tenders, contracts, leases, licenses, franchises and statutory obligations, each in the ordinary course of business, and (c) other obligations which were not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use of such property or assets in the operation of its business,

      (iv) any attachment or judgment Lien, unless the judgment it secures has not, within 45 days after the entry thereof, been discharged or execution thereof stayed pending appeal, or has not been discharged within 45 days after expiration of any such stay,

      (v) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, which, in each case, and in the aggregate, do not materially interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiary,

      (vi) Liens on property or assets of any Restricted Subsidiary securing obligations of such Restricted Subsidiary owing to the Company or another Restricted Subsidiary,

     (vii) any Lien existing prior to the time of acquisition upon any property acquired by the Company or any Restricted Subsidiary after the date of closing through purchase, merger or consolidation or otherwise, whether or not assumed by the Company or such Subsidiary, or placed upon property at (or within 30 days after) the later of the time of acquisition or the completion of construction by the Company or any Restricted Subsidiary to secure all or a portion of (or to secure Debt incurred to pay all or a portion of) the purchase price thereof, provided that (w) any such Lien does not encumber any other property of the Company or such Restricted Subsidiary, (x) the Debt secured by such Lien is not prohibited by the provisions of paragraph 6B(2), (y) the aggregate principal amount of the Debt secured by any such Lien at no time exceeds 80% of the cost to the Company and its Restricted Subsidiaries of the property subject to such Lien, and (z) the aggregate outstanding principal amount (without duplication) of the Debt secured by all such Liens and the Debt of all Restricted Subsidiaries at no time exceeds five percent (5%) of the book value of Tangible Assets of the Company and its Restricted Subsidiaries as of the end of the most recently ended fiscal quarter,

     (viii) Liens on the accounts, rights to payment for goods sold or services rendered that are evidenced by chattel paper or instruments, and rights against Persons who guarantee payment or collection of the foregoing, and on the Company's inventory and on the proceeds (as defined in the Uniform Commercial Code in any applicable jurisdiction) thereof securing the obligations of

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  the Company under the Revolving Credit Facility (and any extension, renewal, refunding or refinancing thereof) permitted by paragraph 6B(2)(iv),

      (ix) from and after the time that the Facilities Subsidiary becomes a Restricted Subsidiary, Liens on (x) the accounts, rights to payment for goods sold or services rendered that are evidenced by chattel paper or instruments, and rights against Persons who guarantee payment or collection of the foregoing, of Manufacturing and its Subsidiaries which are Restricted Subsidiaries, (y) the inventory of Manufacturing and its Subsidiaries which are Restricted Subsidiaries, and (z) the proceeds (as defined in the Uniform Commercial Code in any applicable jurisdiction) thereof securing the obligations of Manufacturing and such Restricted Subsidiaries under the Facilities Subsidiary's Revolving Credit Facility (and any extension, renewal, refunding or refinancing thereof) permitted by paragraph 6B(2)(x),

      (x) Liens existing on the property or assets of the Company or any Subsidiary on the date of closing and set forth on Exhibit 6B(1) hereto, and

      (xi) any Lien renewing, extending, refunding or refinancing any Lien permitted by clause (vii) of this paragraph 6B(1), provided that the principal amount secured is not increased and the Lien is not extended to other property and further provided, that the maturity of the Lien is not extended beyond the maturity date of the Debt which, at the time the Lien was initially placed upon the property secured thereby, Responsible Representatives declare would have been the maturity date of Debt customary for the type of asset being financed;

  6B(2) Debt

    Create, incur, assume or suffer to exist any Funded or Current Debt, except

       (i) Funded Debt represented by the Notes, the Other Senior Notes and the Assumption Agreements,

      (ii) Funded Debt which is unsecured and is incurred by the Company to finance the making of capital improvements, expansions and additions to the Company's property (including Timberlands), plant and equipment, provided that the aggregate outstanding principal amount of such Funded Debt shall at no time exceed $50,000,000,

      (iii) Funded Debt or Current Debt of any Restricted Subsidiary owing to the Company or to a Restricted Subsidiary,

      (iv) Funded Debt or Current Debt incurred by the Company pursuant to (a) the Revolving Credit Facility (and any extension, renewal, refunding or refinancing thereof, including any refunding or refinancing in an amount in excess of the principal amount then outstanding under the Revolving Credit Facility), or (b) a bank credit facility which is unsecured or is secured by Liens permitted by paragraph 6B(1)(viii), provided that the aggregate outstanding principal amount of all Funded Debt and Current Debt permitted by this clause (iv) shall at no time exceed $50,000,000, and provided, further, that the Company shall not suffer to exist any Funded Debt or Current Debt permitted by this clause (iv) on any day unless there shall have been a period of at least 45 consecutive days within the 12 months immediately preceding such day during which the Company shall have been free from all Funded Debt and Current Debt permitted by this clause (iv),

      (v) Funded Debt or Current Debt represented by the Guarantee in an amount not greater than $76,425,000 at any time,

      (vi) the Company's guarantee of obligations incurred by the Facilities Subsidiary pursuant to the Facilities Subsidiary's Revolving Credit Facility (and any extension, renewal, refunding or refinancing thereof permitted by clause (iv) of paragraph 6B(2) of the Mortgage Note

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  Agreements), provided that the aggregate outstanding principal amount of such Debt shall at no time exceed $20,000,000, and provided, further, that such guarantee shall be subordinated to the Notes by subordination provisions substantially the same as those contained in paragraph 7I of the Mortgage Note Agreements,

     (vii) the Company's guarantee of Funded Debt (and related obligations not constituting Debt) incurred by Manufacturing to finance the making of capital improvements, expansions and additions to the property, plant and equipment of Manufacturing and its Subsidiaries which are Restricted Subsidiaries pursuant to the Facilities Subsidiary's Facility, provided that such guarantee shall be subordinated to the Notes by subordination provisions substantially the same as those contained in paragraph 7I of the Mortgage Note Agreements, and provided, further, that the aggregate outstanding principal amount of such Funded Debt shall at no time exceed $20,000,000,

     (viii) Funded Debt of the Company or any Restricted Subsidiary secured by a Lien permitted by clause (vii) of paragraph 6B(1), provided that immediately after the acquisition of the property subject to such Lien or upon which such Lien is placed (or, if later, the incurrence of the Debt secured by such Lien), the Company could incur at least $1 of additional Funded Debt or Current Debt pursuant to clause (ix) below,

      (ix) Funded Debt or Current Debt of the Company (other than Funded Debt or Current Debt owing to a Restricted Subsidiary) in addition to that otherwise permitted by the foregoing clauses of this paragraph 6B(2), including guarantees of Debt to the extent permitted by paragraph 6B(3) and not otherwise permitted by the foregoing clauses of this paragraph 6B(2), provided that, on the date the Company becomes liable with respect to any such additional Funded Debt or Current Debt and immediately after giving effect thereto and to the concurrent retirement of any other Funded Debt or Current Debt, the ratio of Pro Forma Free Cash Flow to Maximum Pro Forma Annual Interest Charges is not less than 2.25 to 1.0,

      (x) from and after the time that the Facilities Subsidiary becomes a Restricted Subsidiary, Debt incurred by Manufacturing or any of its Subsidiaries which is a Restricted Subsidiary pursuant to (a) the Facilities Subsidiary's Revolving Credit Facility (and any extension, renewal, refunding or refinancing thereof, including any refunding or refinancing in an amount in excess of the principal amount then outstanding under the Facilities Subsidiary's Revolving Credit Facility) or (b) a bank credit facility which is unsecured or is secured by Liens permitted by paragraph 6B(1)(ix), provided that the aggregate outstanding principal amount of all Debt permitted by this clause (x) shall at no time exceed $20,000,000, and provided, further, that neither Manufacturing nor any of its Subsidiaries which is a Restricted Subsidiary shall suffer to exist any Debt permitted by this clause (x) on any day unless there shall have been a period of at least 45 consecutive days within the 12 months immediately preceding such day during which Manufacturing and such Restricted Subsidiaries shall have been free from all Debt permitted by this clause (x), and

      (xi) from and after the time that the Facilities Subsidiary or any Designated Immaterial Subsidiary becomes a Restricted Subsidiary, Debt of the Facilities Subsidiary or any such Designated Immaterial Subsidiary outstanding at the time the Facilities Subsidiary or such Designated Immaterial Subsidiary becomes a Restricted Subsidiary, provided that (a) immediately after the Facilities Subsidiary or any such Designated Immaterial Subsidiary becomes a Restricted Subsidiary, the Company could incur at least $1 of additional Funded Debt or Current Debt pursuant to clause (ix) above (the Facilities Subsidiary or any such Designated Immaterial Subsidiary shall be deemed to be a Restricted Subsidiary for the four consecutive fiscal quarters immediately prior to its becoming a Restricted Subsidiary for purposes of determining Pro Forma Free Cash Flow), and (b) the aggregate amount (without duplication) of such Debt and all other

11

  Debt which is secured by Liens and permitted by clause (vii) of paragraph 6B(1) does not violate subclause (z) of the proviso to such clause (vii),

provided that notwithstanding any other provision in this paragraph 6B(2), any guarantee issued after the date hereof by the Company of any Funded Debt or Current Debt of any Subsidiary shall be subordinated to the Notes by subordination provisions substantially the same as those contained in paragraph 7I of the Mortgage Note Agreements;

  6B(3) Loans, Advances, Investments and Contingent Liabilities

    Make or permit to remain outstanding any loan or advance to, or guarantee, endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person (all of the foregoing, being referred to herein as "Investments"), except that the Company or any Restricted Subsidiary may

       (i) make Investments in the Facilities Subsidiary, provided that the Company will not make or permit any Restricted Subsidiary to make any such Investment (including any guaranty of obligations of the Facilities Subsidiary not otherwise permitted by this paragraph 6B(3)) unless (a) immediately after giving effect to such Investment, no Event of Default or Default, or "Default" or "Event of Default" as defined in the Mortgage Note Agreements, shall exist, (b) immediately prior to giving effect to such Investment, no Default or Event of Default shall exist, and (c) immediately after giving effect to such Investment, the ratio of Pro Forma Free Cash Flow to Maximum Pro Forma Annual Interest Charges is not less than 2.5 to 1.0,

      (ii) own, purchase or acquire real or personal property to be used in the ordinary course of its business,

      (iii) own, purchase or acquire Investments of the type specified in, and in accordance with the requirements and limitations of, the Investment Policy,

      (iv) continue to own Investments owned on the date of closing as set forth on Exhibit 6B(3),

      (v) endorse negotiable instruments for collection in the ordinary course of business,

      (vi) become and be obligated under the Guarantee and under the guarantees permitted by clauses (vi) and (vii) of paragraph 6B(2), and acquire and own subordinated subrogation rights upon performance of such guarantees,

     (vii) make advances in the ordinary course of conducting the business of the Company or any Restricted Subsidiary, including deposits permitted under paragraph 6B(1)(iii), advances to employees for travel, relocation and other employment related expenses, advances to contractors performing services for the Company or such Restricted Subsidiary, advances to owners of timber or timber properties to acquire rights to harvest timber and other similar advances,

     (viii) make Investments in Restricted Subsidiaries, or any entity which immediately after such Investment will be a Restricted Subsidiary, and

      (ix) make Investments not otherwise permitted by this paragraph 6B(3) in entities engaged solely in a Permitted Business, provided that the cumulative aggregate amount of such Investments (calculated at original cost and including the principal amount of any obligations guaranteed to the extent such guarantees are not otherwise permitted by this paragraph 6B(3)) outstanding from time to time made pursuant to this clause (ix) between the date of closing and any date thereafter shall not exceed the greater of $30,000,000 or 60% of the average annual Pro Forma Free Cash Flow for the two fiscal years preceding such date;

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  6B(4) Sale of Stock and Debt of Subsidiaries

    Sell or otherwise dispose of, or part with control of, any shares of stock or Debt of any Subsidiary, except to the Company or a Restricted Subsidiary, and except that all shares of stock and Debt of any Subsidiary (other than the Facilities Subsidiary) at the time owned by or owed to the Company and its Restricted Subsidiaries may be sold as an entirety for a cash consideration which represents the fair value (as determined in good faith by the Responsible Representatives of the General Partner) at the time of sale of the shares of stock and Debt so sold; provided that the assets of such Subsidiary do not include any assets which could not be disposed of pursuant to the provisions of paragraph 6B(5) unless the conditions to the sale of such assets set forth in paragraph 6B(5) are complied with, and further provided that, at the time of such sale, such Subsidiary shall not own, directly or indirectly, any shares of stock or Debt of any other Subsidiary (unless all of the shares of stock and Debt of such other Subsidiary owned, directly or indirectly, by the Company and its Subsidiaries are simultaneously being sold as permitted by this paragraph 6B(4));

  6B(5) Merger and Sale of Assets

    Merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose of any assets (other than inventory sold in the ordinary course of business) except that

       (i) any Restricted Subsidiary may merge with the Company (provided that the Company shall be the continuing or surviving entity) or with any one or more other Restricted Subsidiaries,

      (ii) any Restricted Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to the Company or a Restricted Subsidiary,

      (iii) any Restricted Subsidiary may merge or consolidate with any other entity, provided that, immediately after giving effect to such merger or consolidation, (a) the continuing or surviving entity of such merger or consolidation shall be a solvent corporation or partnership organized under the laws of any state of the United States of America and shall constitute a Restricted Subsidiary, (b) no Event of Default or Material Default shall exist, and (c) following the merger, the entity surviving the merger is not engaged in any business other than a Permitted Business, provided that, after giving effect on a pro forma basis to such merger or consolidation, the gross revenue contribution of pulp and paper manufacturing activities of the merged or consolidated entity and its Subsidiaries on a consolidated basis for the 12 months preceding such merger or consolidation does not exceed 33% of the total revenues of the Company, or such merged or consolidated entity, as the case may be, and its Subsidiaries on a consolidated basis,

      (iv) the Company may merge or consolidate with, or sell or dispose of all or substantially all of its assets to, any other entity, provided that (a) either (x) the Company shall be the continuing or surviving entity (in the case of any such merger), or (y) the successor or acquiring entity shall be a solvent corporation or partnership organized under the laws of any state of the United States of America and shall expressly assume in writing all of the obligations of the Company under this Agreement and on the Notes, including all covenants herein and therein contained, and such successor or acquiring corporation or partnership shall succeed to and be substituted for the Company with the same effect as if it had been named herein as a party hereto, provided, however, that no such sale shall release the Company from any of its obligations and liabilities under this Agreement or the Notes unless such sale is followed by the complete liquidation of the Company and substantially all the assets of the Company immediately following such sale are distributed in such liquidation, and (b) immediately after such merger or consolidation or such sale or other disposition, (x) no Event of Default or Material Default shall exist, (y) the Company could incur at least $1 of additional Funded Debt or Current Debt pursuant to paragraph 6B(2)(ix), and (z) the entity surviving the merger or consolidation or to which such assets have been transferred is not engaged in any business other than a Permitted Business,

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  provided that, after giving effect on a pro forma basis to such merger, consolidation or sale, the gross revenue contribution of pulp and paper manufacturing activities of the merged or consolidated entity and its Subsidiaries on a consolidated basis for the 12 months preceding such merger, consolidation or sale does not exceed 33% of total revenues of the Company or such merged or consolidated entity, as the case may be, and its Subsidiaries on a consolidated basis,

      (v) the Company or any Restricted Subsidiary may sell Designated Acres for the fair value thereof as reasonably determined in good faith by the Responsible Representatives and the Company may contribute Designated Acres to the Facilities Subsidiary or any Subsidiary of the Facilities Subsidiary as a capital contribution,

      (vi) the Company and its Restricted Subsidiaries may exchange Timberlands with other Persons in the ordinary course of business, provided that (a) the fair value of the Timberlands plus any net cash proceeds received in such exchange is, in the good faith judgment of the Responsible Representatives, not less than the fair value of Timberlands exchanged plus any other consideration paid, (b) such exchange would not materially and adversely affect the business, property or assets, condition or results of operations of the Company and its Restricted Subsidiaries on a consolidated basis or of the Facilities Subsidiary or impair the ability of the Company to perform its obligations hereunder or under the Notes, and (c) any Timberlands so exchanged shall be deemed sold to the extent of cash proceeds received in such exchange and such sales shall be allowed only to the extent otherwise permitted by this paragraph 6B(5),

     (vii) the Company and its Restricted Subsidiaries may sell properties for not less than the fair value thereof as determined in good faith by the Responsible Representatives, provided that the aggregate net proceeds of such sales in any calendar year do not exceed an amount equal to one percent (1%) of Consolidated Total Assets, determined as of the last day of the immediately preceding calendar year,

     (viii) the Company and its Restricted Subsidiaries may otherwise sell for cash properties in an amount not less than the fair value thereof as determined in good faith by the Responsible Representatives if and only if (a) immediately after giving effect to such proposed sale, no condition or event shall exist which constitutes an Event of Default or Material Default, (b) the net proceeds of any such sale (x) are applied, within 180 days after such sale, to the repayment of Qualified Debt selected by the Company, which, in the case of the Notes, shall be a prepayment pursuant to paragraph 4B, or (y) are applied, within 180 days after such sale, to the purchase of productive assets in the same line of business, and (c) immediately after giving effect to such sale (giving effect on a pro forma basis to any proposed retirement of Qualified Debt out of the proceeds thereof), the Company could incur $1 of additional Funded Debt or Current Debt pursuant to paragraph 6B(2)(ix); provided that, if any such sale constitutes a sale of more than 15% of the Company's Tangible Assets as of the end of the Company's most recently ended fiscal quarter, all the unapplied net proceeds of such sale shall be placed immediately in an escrow or cash collateral account or accounts, pursuant to an agreement or agreements in form and substance reasonably satisfactory to the holders of greater than 50% of the outstanding principal amount of Qualified Debt, for the purpose of application in accordance with clause (b) above, and

      (ix) the Company and its Restricted Subsidiaries may make the Merger-Related Contributions;

  6B(6) Harvesting Restrictions

    In any period, harvest Timber (the term "harvest" and correlative terms shall include, without duplication, both the harvesting activities to be conducted by the Company and sales of Timber to other Persons for current harvesting activities being conducted by such Persons) on the Timberlands

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then owned directly or indirectly by the Company in excess of the amount set forth for such period in the following table:

Calendar Year	Maximum to be Harvested
4th Quarter, calendar year 2001	1,712 MCCF
Calendar year 2002	6,850 MCCF
Calendar year 2003	8% of Standing Inventory as of January 1
and each calendar year thereafter	of such calendar year

plus, in each calendar year, the lesser of (i) the amount, if any, by which (a) the sum of (x) the cumulative amount set forth in the table above for the years (other than calendar year 2001) preceding such year of determination and (y) 2000 MCCF, exceeds (b) the cumulative amount actually harvested in such years preceding such year of determination or (ii) 8% of Standing Inventory as of January 1 of such calendar year;

unless the net cash proceeds from such excess harvest are either (i) applied, within 180 days after any such excess harvest, to the repayment of Qualified Debt selected by the Company, which, in the case of the Notes, shall be a prepayment pursuant to paragraph 4B or (ii) applied, within 180 days after any such excess harvest, to purchase Timber (including Timber on Timberlands purchased) having a fair value (in the good faith judgment of the Responsible Representatives) not less than the fair value of the Timber subject to such excess harvest, provided that, if such excess harvest exceeds 15% of Standing Inventory as of January 1 of such calendar year (and such proceeds are not immediately applied in accordance with clause (i) or (ii) above), all the net proceeds of such excess harvest shall be placed immediately in an escrow or cash collateral account or accounts, pursuant to an agreement or agreements in form and substance reasonably satisfactory to the holders of greater than 50% of the outstanding principal amount of Qualified Debt, for the purpose of application in accordance with clause (i) or (ii) above;

  6B(7) Sale and Lease-Back

    Enter into any arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by the Company or any Restricted Subsidiary of real or personal property which has been or is to be sold or transferred by the Company or any Restricted Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or rental obligations of the Company or any Restricted Subsidiary, provided that this paragraph 6B(7) shall not apply to any property sold pursuant to clause (vii) of paragraph 6B(5);

  6B(8) Certain Contracts

    Enter into or be a party to

       (i) any contract providing for the making of loans, advances or capital contributions to any Person or for the purchase of any property from any Person, in each case in order primarily to enable such Person to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses, or

      (ii) any contract for the purchase of materials, supplies or other property or services if such contract (or any related document) requires that payment for such materials, supplies or other property or services shall be made regardless of whether or not delivery of such materials, supplies or other property or services is ever made or tendered, provided that nothing in this clause (ii) shall prevent the Company from (a) entering into take-or-pay contracts in the ordinary course of business with the United States Forest Service, the Bureau of Land Management, the Washington Department of Natural Resources or similar state or federal governmental agencies, or (b) making

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  payments in satisfaction of contracts with such Persons which contracts are deemed by the Responsible Representatives to be disadvantageous to perform, or

      (iii) any contract to rent or lease (as lessee) any real or personal property if such contract (or any related document) provides that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial leases then in general use or requires that the lessee purchase or otherwise acquire securities or obligations of the lessor, or

      (iv) any contract for the sale or use of materials, supplies or other property, or the rendering of services, if such contract (or any related document) requires that payment for such materials, supplies or other property, or the use thereof, or payment for such services, shall be subordinated to any indebtedness (of the purchaser or user of such materials, supplies or other property or the Person entitled to the benefit of such services) owed or to be owed to any Person, or

      (v) any other contract which in economic effect, is substantially equivalent to a guarantee except as permitted by the provisions of clauses (i), (v), (vi), (vii), (viii) or (ix) of paragraph 6B(3);

  6B(9) Transactions with Affiliates

    Other than the Merger-Related Contributions, directly or indirectly engage in any transaction (including, without limitation, the purchase, sale or exchange of assets or the rendering of any service) with any Affiliate except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those which might be obtained in an arm's length transaction at the time from Persons which are not such an Affiliate.

  6C. Conduct of Business

    The Company covenants that it will not, and will not permit any Subsidiary to, engage in any business other than Permitted Businesses. In addition, the Company will not, and will not permit any Restricted Subsidiary to, (i) sell, transfer or otherwise dispose of any of its Timberlands or Timber (collectively, "Timber Properties") to Holding or any Subsidiary of Holding (whether or not at the time they are Restricted Subsidiaries, and herein collectively called the "Manufacturing Entities") unless such transaction is a transaction permitted under clause (v) or (vii) of paragraph 6B(5), or (ii) invest in or otherwise transfer to any of the Manufacturing Entities the proceeds ("Timber Proceeds") of the sale or disposition of any such Timber Properties (unless such proceeds are derived from a transaction permitted under clause (v) or (vii) of paragraph 6B(5)). Any Timber Proceeds being used to "purchase productive assets in the same line of business" under the provisions of paragraph 6B(5)(viii) shall not be used for any purpose except for the acquisition of Timber Properties to be owned directly by the Company or a Restricted Subsidiary which is not one of the Manufacturing Entities. Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may sell Timber to the Manufacturing Entities in connection with, and in transactions which constitute part of, harvesting activities conducted in accordance with the requirements of paragraph 6B(6). All acquisitions of Timber Properties by Company and its Restricted Subsidiaries shall be made only by the Company directly or indirectly through Restricted Subsidiaries which are not Manufacturing Entities.

  6D. Issuance of Stock by Subsidiaries

    The Company covenants that it will not permit any Subsidiary (either directly, or indirectly by the issuance of rights or options for, or securities convertible into, such shares) to issue, sell or otherwise dispose of any shares of any class of its stock or partnership or other ownership interests (other than directors' qualifying shares) except to the Company or a Restricted Subsidiary and except to the extent that holders of minority interests may be entitled to purchase stock by reason of preemptive rights.

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7.  Events of Default

  7A.  Acceleration

    If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

       (i) the Company defaults in the payment of any principal or of premium on any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

      (ii) the Company defaults in the payment of any interest on any Note for more than 10 days after the date due; or

      (iii) the Company or any Restricted Subsidiary (a) defaults in any payment of principal of or interest on any other obligation for money borrowed (or any payment obligation under the Guarantee, any Capital Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or (b) fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created within any applicable grace period provided therein (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is (x) to then cause such obligation to become due prior to any stated maturity or (y) to then permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause such obligation to become due prior to any stated maturity, provided that the aggregate outstanding principal amount of all obligations as to which such payment defaults shall occur and be continuing or such failures or other events causing or permitting acceleration shall occur and be continuing exceeds $5,000,000; or

      (iv) any representation or warranty made by the Company herein or in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

      (v) the Company fails to perform or observe any agreement contained in the last sentence of paragraph 5A or in paragraph 6; or

      (vi) the Company fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 30 consecutive days after written notice thereof shall have been received by the Company from any holder of any Note; or

     (vii) the Company or the General Partner or any Restricted Subsidiary makes a general assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

     (viii) any decree or order for relief in respect of the Company or the General Partner or any Restricted Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

      (ix) the Company or the General Partner or any Restricted Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or the General Partner or any Restricted Subsidiary, or of any substantial part of the assets of the Company or the General Partner or any Restricted Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United

17

  States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Restricted Subsidiary) relating to the Company or the General Partner or any Restricted Subsidiary under the Bankruptcy Law of any other jurisdiction; or

      (x) any such petition or application is filed, or any such proceedings as described in clause (ix) above are commenced, against the Company or the General Partner or any Restricted Subsidiary and the Company or the General Partner or such Restricted Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 consecutive days; or

      (xi) any order, judgment or decree is entered in any proceedings against the Company or the General Partner or any Restricted Subsidiary decreeing the dissolution, winding-up or liquidation of the Company or the General Partner or any Restricted Subsidiary and such order, judgment or decree remains unstayed and in effect for more than 60 consecutive days; or

     (xii) any order, judgment or decree is entered in any proceedings against the Company or any Restricted Subsidiary decreeing a split-up of the Company or such Restricted Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of or partnership or other ownership interest in a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Restricted Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of or partnership or other ownership interest in a Subsidiary, which shall have contributed a substantial part of the consolidated net income of the Company and its Restricted Subsidiaries (determined in accordance with generally accepted accounting principles) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 consecutive days; or

     (xiii) a final judgment (which is non-appealable or has not been stayed pending appeal or as to which all rights to appeal have expired or been exhausted) in an amount in excess of $5,000,000 is rendered against the Company or any Restricted Subsidiary and, within 60 consecutive days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 consecutive days after the expiration of any such stay, such judgment is not discharged; or

     (xiv) the Facilities Subsidiary, any Subsidiary of the Facilities Subsidiary or any Designated Immaterial Subsidiary, immediately after they become Restricted Subsidiaries under the definition of "Restricted Subsidiary" contained in paragraph 10B, shall have any Debt outstanding which is not permitted by clause (x) or (xi) of paragraph 6B(2) insofar as it relates to such Facilities Subsidiary, any Subsidiary of the Facilities Subsidiary or any Designated Immaterial Subsidiary; or

     (xv) any "Event of Default" as defined in the Mortgage Note Agreements shall exist; or

     (xvi) this Agreement or any Assumption Agreement shall at any time, for any reason, cease to be in full force and effect or shall be declared to be null and void in whole or in any material part by the final judgment (which is nonappealable or has not been stayed pending appeal or as to which all rights to appeal have expired or been exhausted) of any court or other governmental or regulatory authority having jurisdiction in respect thereof, or the validity or the enforceability of this Agreement or any Assumption Agreement shall be contested by or on behalf of the Company, the Louisiana Subsidiary or the Mississippi Subsidiary, or the Company, the Louisiana Subsidiary or the Mississippi Subsidiary shall renounce this Agreement or any Assumption Agreement, or deny that it is bound by the terms hereof or thereof or has any further liability hereunder or thereunder; or

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    (xvii) if any of the events or conditions or series of events or conditions described in subparagraph (vii) of paragraph 5A occurs which events or conditions or series of events or conditions have, or could reasonably be expected to have, a Material Adverse Effect;

    then

      (a) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and

      (b) if such event is any other continuing Event of Default, the holder or holders of a majority of the aggregate principal amount of the Notes at the time outstanding may at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Premium, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company and the Company shall give notice in writing of such declaration to the other holders, provided that:

      (x) if such event is a continuing Event of Default specified in clause (i) or (ii) of this paragraph 7A in respect of any Note, any Significant Holder may, at its option, by notice in writing to the Company, declare all of the Notes held by such Significant Holder to be, and all of such Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Premium, if any, with respect to each such Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company,

      (y) if any Significant Holder shall have declared all of the Notes held by such Significant Holder to be due and payable pursuant to clause (x) of this proviso, then the Company shall give notice in writing of such declaration to the other holders and any other holder may at any time thereafter and until the later of (A) the expiration of 60 days after such other holder shall have received notice from the Company of such declaration and (B) the date on which all Events of Default and Defaults have been cured or waived pursuant to paragraph 12C, by notice in writing to the Company, declare all of the Notes held by such other holder to be immediately due and payable, together with interest accrued thereon and together with the Yield-Maintenance Premium, if any, with respect to each such Note without presentment, demand, protest or any other notice of any kind, all of which are hereby waived by the Company, and

      (z) the Yield-Maintenance Premium, if any, with respect to each Note shall be due and payable upon any such declaration only if (1) such event is a continuing Event of Default specified in any of clauses (i) through (vi), inclusive, (xiii), (xiv), (xv), (xvi) and (xvii) of this paragraph 7A, (2) the holder or holders effecting such declaration shall have given to the Company, at least 10 Business Days before such declaration, written notice stating its or their intention so to declare the Notes to be immediately due and payable and identifying one or more such Events of Default whose occurrence on or before the date of such notice permits such declaration and (3) one or more of the Events of Default so identified shall be continuing at the time of such declaration.

    At any time after the principal of, and interest accrued on, any or all of the Notes are declared due and payable, the holders of not less than 66 2/3% aggregate principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (x) the Company has paid all overdue interest on the Notes, the principal of and premium, if any, on any Notes which have become due otherwise than by reason of such declaration,

19

and interest on such overdue principal and premium and (to the extent permitted by applicable law) any overdue interest in respect of such Notes of each series at a rate per annum from time to time equal to the greater of (i) one percent over the rate of interest borne by the Notes of such series or (ii) the rate of interest publicly announced by J.P. Morgan Chase from time to time in New York as its Prime Rate plus 2.0%, (y) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, have been cured or waived pursuant to paragraph 12C, and (z) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement; but no such rescission and annulment shall extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

  7B.  Other Remedies

    If any Event of Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

8.  Representations, Covenants and Warranties

    The Company represents, covenants and warrants:

  8A.  Organization

    The Company is a limited partnership, duly organized, validly existing and in good standing under the Delaware Revised Uniform Limited Partnership Act and has all requisite partnership power and authority to own and operate its properties, to conduct its business as currently conducted, to enter into this Agreement and the Agreement of Merger, to issue and sell the Notes and to carry out the terms of this Agreement and the Notes. The Restricted Subsidiaries, Manufacturing and each of the Facilities Operating Subsidiaries are each a duly organized and validly existing corporation, limited partnership or limited liability company, as applicable, and in good standing under its jurisdiction of incorporation or formation, as applicable, with all requisite corporate, partnership or limited liability company power and authority, as applicable, to own and operate its properties, to conduct its business as proposed to be conducted. Each of the Mississippi Subsidiary and Louisiana Subsidiary is a duly organized and validly existing limited liability company and in good standing under its jurisdiction of formation, with all requisite limited liability power and authority to own and operate its properties, to conduct its business as proposed to be conducted, and to perform their respective obligations under the Assumption Agreements to which they are parties.

  8B.  General Partner Net Worth

    On the date of closing the General Partner will have a net worth (excluding its interest in the Company and any notes receivable from or payable to the Company) at least equal to the amount sufficient to meet the tax requirements, if any, for a general partner of a Delaware limited partnership (based on the fair market value of its assets).

  8C.  Ownership and Subsidiaries

    Corporation owns 100% of the membership interests in General Partner. General Partner owns the 1% general partnership interest in Company and Corporation owns the 99% limited partnership

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interest in Company. The Company owns directly or indirectly, all of the issued and outstanding equity interests of all of its Subsidiaries, which interests will have been duly authorized and validly issued, fully paid and non-assessable and are owned free and clear of any Liens. There are no outstanding warrants or options to acquire, or instruments convertible into or exchangeable for, any equity interest in any such Subsidiary. On the date of closing the Company will have no Subsidiaries other than the Subsidiaries listed on Exhibit 8C.

    The only general partner of the Company is the General Partner, which on the date of closing owns a 1% interest in the Company.

  8D.  Corporation

    Corporation is a corporation, duly formed, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own and operate its properties, and to conduct its business as currently conducted. Corporation is organized in conformity with the requirements for qualification as a real estate investment trust under the Code and its ownership and method of operation since July 1, 1999 has enabled it to meet the requirements for taxation as a real estate investment trust under the Code.

  8E.  Qualification

    The Company is duly qualified or registered for the transaction of business and in good standing as a foreign partnership in each of the states of Alabama, Arkansas, Florida, Georgia, Idaho, Kentucky, Montana, Oklahoma, Oregon, Pennsylvania, North Carolina, South Carolina, Virginia, Washington, West Virginia and Wisconsin, which are the only jurisdictions in which the failure so to qualify or be registered would have a Material Adverse Effect. Each of the Subsidiaries is duly qualified or registered for transaction of business and in good standing as a foreign limited partnership, limited liability company or corporation in each jurisdiction in which the failure so to qualify or be registered would have a material adverse effect on the business, property or assets, condition (financial or other), operations or prospects of the Subsidiaries taken as a whole.

  8F.  Business; Financial Statements

    (a)  The Company and its Subsidiaries have not engaged in any business or activities prior to the date of this Agreement other than (i) owning, acquiring and disposing of Timber and Timberlands (including the disposition of Designated Acres), and (ii) owning and operating lumber mills, plywood and fiberboard manufacturing plants, and wood chip plants. The Company and its Subsidiaries do not have any significant assets other than Timber, Timberlands and the facilities described in clause (ii) above, and on the date of closing will not have any significant liabilities other than the Notes, the Other Senior Notes, the Guarantee, the Mortgage Notes, indebtedness under the Bank of America Revolving Credit Agreement and liabilities incurred in the ordinary course of business.

    (b)  The Company has delivered or caused to be delivered to each Purchaser complete and correct copies of (i) Corporation's Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 5, 2001 (fiscal year ended December 31, 2000), the Corporation's Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission on May 10, 2001 (quarter ended March 31, 2001) and August 14, 2001 (quarter ended June 30, 2001) and Corporation's Current Reports on Form 8-K dated January 1, 2001 (filed on January 12, 2001), June 12, 2001 (filed on June 14, 2001) and August 15, 2001 (filed on August 17, 2001) (together, the "1934 Act Reports"), (ii) the Amendment No. 2 to Form S-4 Registration Statement under the Securities Act, relating to the Merger (as defined in paragraph 10B) (the "Registration Statement") and (iii) the Company's annual audited financial statement for the fiscal year ending December 31, 2000 and the Company's unaudited quarterly financial statements for the quarters ending March 31,

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2001 and June 30, 2001 (collectively, the "Company Financial Statements"). The (a) annual financial statements and schedules included in the 1934 Act Reports and (b) the Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods specified and present fairly the financial position for the dates specified, and the results of their operations and cash flows of the Corporation or the Company and its Subsidiaries on a consolidated basis, as applicable, for the respective periods specified. The quarterly financial statements and schedules included in the 1934 Act Reports and the Company Financial Statements present fairly the financial position for the dates specified and the results of operations for the quarterly periods presented. The unaudited pro forma condensed consolidated financial statements of the Corporation contained in the Registration Statement (the "Pro Forma Statements") comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Exchange Act of 1934 and the published rules and regulations thereunder and the assumptions on which the pro forma adjustments reflected in the Pro Forma Statements are based provide a reasonable basis for presenting the significant effects of the transactions contemplated by the Pro Forma Statements and such pro forma adjustments give appropriate effect to such assumptions and are properly applied in the Pro Forma Statements. Inasmuch as the Corporation is a holding company owning the Company, with no substantial assets or liabilities apart from the Company, (x) the Pro Forma Statements substantially reflect the pro forma position of the Company and its Subsidiaries on a consolidated basis after giving effect to the Merger and (y) the 1934 Act Reports and other financial statements delivered by the Corporation substantially reflect the pro forma position of the Company and its Subsidiaries on a consolidated basis.

  8G.  Changes, etc.

    Except as contemplated by this Agreement or disclosed in Exhibit 8G, subsequent to December 31, 2000, (a) neither the Company nor the Facilities Subsidiary has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business, except the Bank of America Revolving Credit Agreement, the Agreement of Merger and the sale of Timberlands to Pope Resources in March, 2001 and (b) there has not been (i) any material adverse change in the condition (financial or other) or operations of the Company or the Facilities Subsidiary or (ii) any Restricted Payment of any kind declared, paid or made by the Company.

  8H.  Tax Returns and Payments

    The Company and each of its Restricted Subsidiaries has filed all tax returns required by law to be filed by it (or obtained extensions with respect thereto) and has paid all material taxes, assessments and other material governmental charges levied upon it, or any of its properties, assets, income or franchises which are due and payable by it, other than those which are not past due or delinquent or the nonpayment of which is permitted by paragraph 5E.

  8I.  Franchises, Licenses, Agreements, etc.

    Except as disclosed in Exhibit 8Q, the Company and each of its Subsidiaries is in possession of and operating in substantial compliance with all franchises, grants, authorizations, approvals, licenses, permits, easements, consents, certificates and orders required to own or lease its properties and to permit the conduct of its business, except for those franchises, grants, authorizations, approvals, licenses, permits, easements, consents, certificates and orders (i) which are routine in nature and are expected to be obtained or given in the ordinary course of business after the date of closing, (ii) which are administrative in nature and which are expected to be obtained or given in the ordinary course of business after the date of closing, or (iii) the failure of which to be obtained, given or complied with would not individually or in the aggregate have a Material Adverse Effect.

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  8J.  Actions Pending

    Except as disclosed in Exhibit 8J, there is no action, suit, investigation or proceeding pending or, to the Company's Knowledge, threatened against the Company, or any properties or rights of the Company, by or before any court, arbitrator or administrative or governmental body which questions the validity of this Agreement or the Notes or any action taken or to be taken pursuant to this Agreement or the Notes or which would be reasonably likely to result in any material adverse change in the business, property or assets, condition (financial or other) or operations of the Company, or in the inability of the Company to perform its obligations hereunder or under the Notes.

  8K.  Title to Properties

    Except as disclosed in Exhibit 8K, the Company and its Subsidiaries have good title to their real properties (other than properties which it leases) and good title to all of their other properties and assets, subject to no Lien of any kind except Liens permitted by paragraph 6B(1), and except such Liens as do not materially interfere with the full ownership and enjoyment of such properties and assets. All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.

  8L.  Compliance with Other Instruments, etc.

    Neither the Company nor any Subsidiary of the Company is in violation of any term of the Partnership Agreement or of any term of any other agreement or instrument to which it is a party or by which it or any of its properties is bound or any term of any applicable law, ordinance, rule or regulation of any governmental authority or any term of any applicable order, judgment or decree of any court, arbitrator or governmental authority, the consequences of which violation would be reasonably likely to have a Material Adverse Effect, and the execution, delivery and performance by the Company of this Agreement and the Notes will not result in any violation of or be in conflict with or constitute a default under any such term or result in the creation of (or impose any obligation on the Company to create) any Lien (other than the Liens contemplated by this Agreement) upon any of the properties or assets of the Company, pursuant to any such term except for Liens permitted by paragraph 6B(1); and there is no such term which materially adversely affects or in the future would be likely to materially adversely affect the business, property or assets, condition (financial or other) or operations of the Company, or the ability of the Company to perform its obligations under this Agreement or the Notes.

  8M.  Governmental Consent

    No consent, approval or authorization of, or declaration or filing with, any governmental authority is required for the valid execution, delivery and performance by the Company of this Agreement or the valid offer, issue, sale and delivery of the Notes pursuant to this Agreement.

  8N.  Offering of Notes

    Neither the Company nor any agent acting on behalf of the Company has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with any Person other than the Purchasers and up to 70 other institutional investors, and neither the Company nor any agent acting on behalf of the Company has taken or will take any action which would subject the issuance of the Notes to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

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  8O.  ERISA

    (a)  Neither the Company nor any of its Subsidiaries has breached the fiduciary rules of ERISA or engaged in any prohibited transaction which, in any such case, could reasonably be expected to result in any direct or indirect material liability (including, without limitation, as a result of an indemnification obligation) to the Company or any of its Subsidiaries in connection with a suit for damages or pursuant to section 409, 502(i) or 502(1) of ERISA or section 4975 of the Code, which liability, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

    (b)  None of the Company, any of its Subsidiaries or any Related Person has incurred any direct or indirect material liability (including, without limitation, as a result of an indemnification obligation) under or pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, which liability has had or could reasonably be expected to have a Material Adverse Effect. No event, transaction or condition has occurred or exists or, to the Company's Knowledge, is expected to occur or exist with respect to any Plan that could reasonably be expected to result in any direct or indirect material liability to the Company, any of its Subsidiaries or any Related Person (including, without limitation, as a result of an indemnification obligation) under or pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans; which liability has had or could reasonably be expected to have a Material Adverse Effect. There has been no reportable event (within the meaning of section 4043(c) of ERISA), other than reportable events for which the notification requirements have been waived in regulations or other pronouncements issued by the PBGC, or any other event or condition with respect to any Plan which presents a risk of the termination of, or the appointment of a trustee to administer, any such Plan by the PBGC.

    (c)  Full payment (made in a timely manner such that any incidental delay in making a payment, if any, has not resulted in any Lien or any material liability to the Company, any of its Subsidiaries or any Related Person) has been made of all amounts which the Company, any of its Subsidiaries or any Related Person is required under applicable law, the terms of each Plan or any collective bargaining agreement to have paid as contributions to each such Plan, and no accumulated funding deficiency (as defined in section 302 of ERISA or section 412 of the Code), whether or not waived, exists or is expected to exist with respect to any Plan (other than a Multiemployer Plan).

    (d)  The present value of the accumulated benefit obligations (whether or not vested) under each Plan (other than a Multiemployer Plan), determined as of the end of each such Plan's most recently ended Plan year on the basis of the actuarial assumptions specified for funding purposes in each such Plan's actuarial valuation report for such Plan year, each of which assumptions is reasonable and in compliance with section 412 of the Code, did not exceed the current value of the assets of each such Plan allocable to such accumulated benefit obligations by an amount which could have a Material Adverse Effect, and no event has occurred since such date that could reasonably be expected to cause the present value of such accumulated benefit obligations to increase by a material amount. The terms "present value" and "current value" shall have the meanings assigned to such terms in section 3 of ERISA, and the term "accumulated benefit obligations" shall have the meaning assigned to such term in Statement of Financial Accounting Standards No. 87.

    (e)  None of the Company, any of its Subsidiaries or any Related Person has incurred or expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan or any Plan that is a "multiple employer plan" within the meaning of section 4063 or 4064 of ERISA, which liability has had or could reasonably be expected to have a Material Adverse Effect. The aggregate withdrawal liability of the Company, its Subsidiaries and the Related Persons with respect to all Multiemployer Plans and Plans that are "multiple employer plans" within the meaning of section 4063 or 4064 of ERISA, determined as if a complete withdrawal had occurred on the date

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hereof, does not exceed $25,000,000. To the Company's Knowledge, no Multiemployer Plan is insolvent or in reorganization within the meaning of section 4241 or 4245 of ERISA.

    (f)  The "expected postretirement benefit obligation" (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries under Plans which are "employee welfare benefit plans" (as defined in section 3(1) of ERISA) did not exceed $25,000,000.

    (g)  The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction which is subject to the prohibitions of section 406(a)(1)(A)-(D) of ERISA or in connection with which a tax could be imposed on the Company pursuant to section 4975(c)(1)(A)-(D) of the Code. With respect to each employee benefit plan identified in writing to the Company in accordance with paragraph 9(c), neither the Company nor any "affiliate" thereof (as defined in section V(c) of Prohibited Transaction Class Exemption 84-14 (the "QPAM Exemption")) has at this time, and has not exercised at any time within the preceding year, the authority to appoint or terminate the "QPAM" (as defined in the QPAM Exemption) identified in accordance with paragraph 9(c) as manager of any of the assets of any plan identified in accordance with paragraph 9(c), or to negotiate the terms of any management agreement with such QPAM on behalf of any such plan, the Company is not an "affiliate" (as defined in section V(c) of the QPAM Exemption) of such QPAM, and the Company is not a party in interest with respect to any plan identified in accordance with paragraph 9(c). The representations by the Company in this subparagraph (g) of paragraph 8O are made in reliance upon and subject to the accuracy of each Purchaser's representation in paragraph 9 of this Agreement as to the source of the funds to be used by such Purchaser to pay the purchase price of the Notes to be purchased by it hereunder.

    As used in this paragraph 8O, the terms "employee benefit plan" and "party in interest" have the respective meanings assigned to such terms in section 3 of ERISA.

  8P.  Status Under Certain Federal Statutes

    The Company is not (i) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, (iii) a "public utility" as such term is defined in the Federal Power Act, as amended, nor (iv) a "rail carrier" or a person controlled by or affiliated with a rail carrier", within the meaning of Title 49, U.S.C., and neither the Company, the General Partner nor the Facilities Subsidiary is a "carrier" to which 49 U.S.C. § 11301(b)(1) is applicable.

  8Q.  Environmental Matters

    (a)  Except as disclosed in Exhibit 8Q, to the Company's Knowledge, the Company and its Subsidiaries are in compliance in all material respects with all Environmental Laws applicable to them or to real property owned or leased by them, or to the ownership, use, operation or occupancy thereof except where the failure to be in compliance with such Environmental Laws would not result in liability of the Company or any of its Subsidiaries in an aggregate amount in excess of $25,000,000. To the Company's Knowledge, neither the Company, its Subsidiaries nor any other Person acting at the direction of or on behalf of the Company has engaged in any activity in violation of any provision of any applicable Environmental Laws, which violation could reasonably be expected to have a Material Adverse Effect.

    (b)  Except as permitted by paragraph 8I or as disclosed in Exhibit 8Q, the Company has or will have on the date of closing all environmental permits or licenses necessary for the conduct of its

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business as conducted on the date of closing and, as to any such permit or license that has expired or is about to expire or is needed for the proposed conduct of its business, the Company has or will have timely and properly applied for renewal or receipt of the same. Exhibit 8Q lists all material notices from federal, state or local environmental agencies to the Company and its Subsidiaries citing environmental violations that have not been finally resolved and disposed of; no such violation, individually or in the aggregate, is reasonably expected to have a Material Adverse Effect, and the Company and its Subsidiaries are acting in compliance with all such notices. Notwithstanding any such notice, the Company and each of its Subsidiaries is currently operating in compliance with the limits set forth in such environmental permits or licenses except for such noncompliance as would not reasonably be expected to have a Material Adverse Effect and to the Company's Knowledge there are no threatened or pending proceedings for the revocation, loss or termination of any such environmental permits or licenses.

    Neither the Company nor any of its Subsidiaries is subject to any order or decree of any governmental authority under any Environmental Laws, which order or decree would reasonably be likely to result in a Material Adverse Effect, nor is there any basis for such order or decree.

    (c)  All facilities located on the real property owned by the Company or its Subsidiaries on the date of closing which are subject to regulation by the Federal Resource Conservation and Recovery Act, as in effect on the date hereof, are and, to the Company's Knowledge, have been operated, in material compliance with such Act and the Company (or its Subsidiary, as the case may be) has not received or, to the Company's Knowledge, has not been threatened with, a notice of violation under such Act regarding such facilities which can reasonably be expected to have a material adverse effect on the business, property or assets, condition (financial or other) or operations of the Company or the Company and its Subsidiaries taken as a whole, or the ability of the Company to perform its obligations under this Agreement or the Notes.

    (d)  Except as disclosed in Exhibit 8Q, with respect to the real property owned by the Company (or the Facilities Subsidiary, as the case may be) on the date of closing, there has not occurred to the Company's Knowledge (i) any Release of any Hazardous Substance in a Reportable Quantity, (ii) any discharge of any substance into ground, surface, or navigable waters for which a notice of violation has been received or threatened under any federal, state or local laws, rules or regulations concerning water pollution, or (iii) any assertion of any Lien pursuant to federal, state or local environmental law resulting from any use, spill, discharge or clean-up of any hazardous or toxic substance or waste, which occurrence can reasonably be expected to have a material adverse effect on the business, property or assets, condition (financial or other) or operations of the Company or the Company and its Subsidiaries taken as a whole, or the ability of the Company to perform its obligations under this Agreement or the Notes. As used in this paragraph, the terms "Release," "Hazardous Substance," and "Reportable Quantity" shall have the meanings assigned such terns under the Comprehensive Environmental Response Compensation and Liability Act (CERCLA) as in effect on the date thereof.

  8R.  Disclosure

    Neither this Agreement, the Registration Statement, the 1934 Act Reports nor any other document, certificate or statement furnished to the Purchasers by or on behalf of the Company in writing, in connection herewith contains any untrue statement of a material fact or omits to state a material fact, in each case, as it relates to the Corporation, the Company or its Subsidiaries or the stock and assets of the subsidiaries of Georgia-Pacific Corporation being acquired in the Merger, necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company which materially adversely affects or in the future may (so far as the Company can now reasonably foresee) materially adversely affect the business, property or assets, condition or results of operations of the Company and which has not been set forth in this Agreement, the Registration Statement, or the 1934 Act Reports or in the other documents, certificates and

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statements in writing furnished to the Purchasers by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby.

  8S.  Agreement of Merger

    No material provision of the Agreement of Merger has been amended, nor compliance with any material provision thereof, or satisfaction of any material condition to the Merger set forth therein, has been waived.

  8T.  Margin Stock

    The Company does not own or have any present intention of acquiring any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System (herein called "margin stock"). None of the proceeds of the sale of the Notes will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation T, Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, as amended, in each case as in effect now or as the same may hereafter be in effect.

9.  Representations of the Purchasers

    Each Purchaser represents, and in making this sale to such Purchaser it is expressly understood and agreed between the Company and such Purchaser, that such Purchaser is not acquiring the Notes hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of its property shall at all times be and remain within its control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes. Each Purchaser also represents that it is an "accredited investor" by reason of the provisions of clause (1), (3) or (7) of the definition of that term in Regulation D under the Securities Act and that at least one of the following statements is an accurate representation as to each source of funds to be used by it to pay the purchase price of the Notes purchased by it hereunder:

      (a) such Purchaser is an insurance company subject to state regulation and the source of the funds being used by such Purchaser to pay the purchase price of the Notes being purchased by it hereunder is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995), and there is no employee benefit plan (treating as a single plan, all employee benefit plans maintained by the same employer or an affiliate (as defined in section V(a)(1) of such PTE) of such employer or by the same employee organization) with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such employee benefit plan exceeds ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile; or

      (b) such Purchaser is an insurance company subject to state regulation and to the extent that any part of the funds being used by it to pay the purchase price of the Notes being purchased by it hereunder constitutes assets allocated to any separate account maintained by it, (i) such separate

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  account is an "insurance company pooled separate account" within the meaning of PTE 90-1, in which case such Purchaser has disclosed to the Company the name of each employee benefit plan whose assets in such separate account exceed 10% of the total assets or are expected to exceed 10% of the total assets of such account as of the date of such purchase (and for the purposes of this subparagraph (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan), or (ii) such separate account contains only the assets of a specific employee benefit plan, complete and accurate information as to the identity of which such Purchaser has delivered to the Company; or

      (c) all of the funds being used by such Purchaser to pay the purchase price of the Notes being purchased by it hereunder constitute assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or QPAM (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets which are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(g) of the QPAM Exemption are satisfied and the identity of such QPAM and the names of each employee benefit plan whose assets are included in such investment fund have been disclosed to the Company; or

      (d) such Purchaser is not an insurance company and all or a portion of the funds to be used by it to pay the purchase price of the Notes being purchased by it hereunder does not constitute assets of any employee benefit plan (other than a governmental plan exempt from the coverage of ERISA) and the remaining portion, if any, of such funds consists of funds which may be deemed to constitute assets of one or more specific employee benefit plans, complete and accurate information as to the identity of each of which such Purchaser has delivered to the Company.

    As used in this paragraph 9, the terms "employee benefit plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in section 3 of ERISA.

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10. Definitions

    For the purpose of this Agreement, the terms defined in paragraphs 1 and 2 shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto below.

  10A.  Yield-Maintenance Terms

    "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

    "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B (including partial prepayments made pursuant to paragraphs 6B(5)(viii) and 6B(6)) or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

    "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on a semiannual basis) equal to 50 basis points above the Reinvestment Yield with respect to such Called Principal.

    "Reinvestment Yield" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page PXl" in the Bloomberg Financial Markets Service (or such other display as may replace Page PXl in the Bloomberg Financial Markets Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, including by way of interpolation, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between reported yields.

    "Remaining Average Life" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the stated maturity of such Note.

    "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

    "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B (including partial prepayments made pursuant to paragraphs 6B(5)(viii) and 6B(6)) or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

    "Yield-Maintenance Premium" shall mean, with respect to any Note, a premium equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date

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with respect to such Called Principal. The Yield-Maintenance Premium shall in no event be less than zero.

  10B.  Other Terms

    "Affiliate" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, except a Restricted Subsidiary. A Person shall be deemed to control a corporation or other entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or other entity, whether through the ownership of voting securities, by contract or otherwise.

    "Agreement of Merger" shall mean the Agreement and Plan of Merger, dated as of July 18, 2000, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of June 12, 2001 among the Corporation (the owner of 100% of the limited partnership interests in Company), Georgia-Pacific Corporation and six wholly-owned subsidiaries of Georgia-Pacific Corporation.

    "Assumption Agreements" shall mean those certain Assumption Agreements executed as contemplated by (and in substantially the respective forms designated as Exhibits A, B, C and D to) the Amendments to Senior Note Agreements dated as of January 15, 1999, or April 1, 1999, as applicable, as amended and restated from time to time, together with any Future Southern Timber Assumption Agreements and any Assumption Agreements executed by the Mississippi Subsidiary in substantially the form of the Southern Timber Assumption Agreement, as the same may be amended and restated from time to time.

    "Available Cash" shall mean, with respect to any calendar quarter;

  (a)
  the sum of:

  (i)
  the Company's net income (or net loss) (excluding gain on the sale of any Capital Asset) for such quarter,

  (ii)
  the amount of depletion, depreciation, amortization and other noncash charges utilized in determining net income of the Company for such quarter,

  (iii)
  the amount of any reduction in reserves of the Company of the types referred to in clause (b)(iv) below,

  (iv)
  proceeds received by the Company from the sale of Designated Acres,

  (v)
  any Cash from Capital Transactions received by the Company during such quarter in specific contemplation that such Cash from Capital Transactions will be used to refund or refinance any payment of Debt of the type specified in clause (b)(i) below which was made in either of the two immediately preceding quarters, and

  (vi)
  other Cash from Capital Transactions up to an aggregate for all quarters of $140,000,000,

  less
  (b) the sum of:

  (i)
  all payments of principal on Debt made by the Company in such quarter (excluding any payments of principal on Debt made with Cash from Capital Transactions received by the Company during such quarter or, to the extent such Cash from Capital Transactions remains available, received by the Company during the four immediately preceding quarters),

  (ii)
  capital expenditures made by the Company during such quarter (excluding any capital expenditures for such quarter made with Cash from Capital Transactions received by the Company during such quarter or, to the extent such Cash from Capital Transactions remains available, received by the Company during the four immediately preceding

30

      quarters, and capital expenditures which the General Partner reasonably anticipates will be financed with Cash from Capital Transactions within 90 days from the end of such quarter),

    (iii)
    the amount of any capital expenditures made by the Company in a prior quarter which was anticipated would be financed from Cash from Capital Transactions but which have not been financed from such source within 90 days from the end of such quarter,

    (iv)
    the amount of any reserves of the Company established during such quarter which are necessary or appropriate (A) to provide funds for the future payment of items of the types specified in clauses (b)(i) and (b)(ii) above, (B) to provide additional working capital, (C) to provide funds for cash distributions with respect to any one or more of the next four quarters, or (D) to provide funds for the future payment of interest in an amount equal to the interest to be accrued in the next quarter,

    (v)
    the amount of any noncash items of income utilized in determining net income of the Company for such quarter,

    (vi)
    the amount of any Investments (other than guarantees, contingent liabilities or endorsements, except to the extent payments are actually made under such guarantees, contingent liabilities or endorsements) made by the Company during such quarter pursuant to clause (i), (viii) or (ix) of paragraph 6B(3) (or in the case of any Subsidiary, Investments (other than guarantees, contingent liabilities or endorsements, except to the extent payments are actually made under such guarantees, contingent liabilities or endorsements) of similar type) to the extent not included in capital expenditures or payments on principal on Debt made by the Company during such quarter (excluding (A) any such Investments for such quarter made with Cash from Capital Transactions received by the Company during such quarter or, to the extent such Cash from Capital Transactions remains available, received by the Company during the four immediately preceding quarters, and Investments which the General Partner reasonably anticipates will be financed with Cash from Capital Transactions within 90 days from the end of such quarter and (B) the Investments made pursuant to the Merger-Related Contributions), and

    (vii)
    the amount of any Investments (other than guarantees, contingent liabilities or endorsements, except to the extent payments are actually made under such guarantees, contingent liabilities or endorsements) made by the Company in a prior quarter pursuant to clause (i), (viii) or (ix) of paragraph 6B(3) (or in the case of any Subsidiary, Investments (other than guarantees, contingent liabilities or endorsements, except to the extent payments are actually made under such guarantees, contingent liabilities or endorsements) of similar type) to the extent not included in capital expenditures made by the Company during such quarter which was anticipated would be financed from Cash from Capital Transactions but which have not been financed from such source within 90 days from the end of such quarter, other than any Investments made pursuant to the Merger-Related Contributions.

    Notwithstanding the foregoing, "Available Cash" shall not take into account any reductions in reserves or disbursements made or reserves established after commencement of the dissolution and liquidation of the Company. In determining "Available Cash", (i) all items under clauses (a)(i), (ii), (iii), (iv), (v) and (vi) above and all items under clauses (b)(i), (ii), (iii), (iv), (v), (vi) and (vii) above shall be calculated on a consolidated basis with any Subsidiary of the Company whose income is accounted for on a consolidated basis with the Company and, in accordance therewith, "Available Cash" shall include a percentage of each such item of each such Subsidiary equal to the Company's percentage ownership interest in such Subsidiary,

31

    provided, however, that the items under clauses (a)(i), (ii), (iii), (iv), (v) and (vi) above shall only be included in Available Cash to the extent that the General Partner determines such amount to be legally available for dividends or distributions to the Company by such Subsidiary; (ii) the amount of net income and the amount of depletion, depreciation, amortization and other noncash charges, utilized in determining net income shall be determined, with respect to the Company, by the General Partner in accordance with generally accepted accounting principles and, with respect to any Subsidiary, by its Board of Directors (or by such other body or Person which has the ultimate management authority of such Subsidiary) in accordance with generally accepted accounting principles; (iii) the net income of any Subsidiary shall be determined on an after-tax basis; (iv) the amount of any reductions in, or additions to, reserves for purposes of clauses (a)(iii) and (b)(iv) above shall be determined, with respect to the Company, by the General Partner in its reasonable good faith judgment and, with respect to any Subsidiary, by its Board of Directors (or by such other body or Person which has the ultimate management authority of such Subsidiary) in its reasonable good faith judgment; and (v) any determination of whether any capital expenditures or investments are financed, or anticipated to be financed, with Cash from Capital Transactions for purposes of clause (b)(ii) or (b)(vi) above shall be made, with respect to the Company, by the General Partner in its reasonable good faith judgment and, with respect to any Subsidiary, by its Board of Directors (or by such other body or Person which has the ultimate management authority of such Subsidiary) in its reasonable good faith judgment.

    "Bank of America Revolving Credit Agreement" shall mean the revolving credit agreements between the Company, Bank of America, N.A., as Administrative Agent, and certain other lenders pursuant to which the lenders thereunder provide credit facilities to the Company in an aggregate principal amount not to exceed $700,000,000 ($600,000,000 of Funded Debt and $100,000,000 pursuant to a 364-day facility) and any extension, renewal, restatement, refunding or refinancing thereof, provided that such renewal, refunding or refinancing shall not contain terms which are any materially less favorable to the holders of the Notes.

    "Bankruptcy Law" shall have the meaning specified in clause (viii) of paragraph 7A.

    "Board Foot" shall mean a unit of measurement one foot square and one inch thick.

    "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banking institutions in New York, New York or Seattle, Washington are authorized or required by law, regulation or executive order to be closed.

    "Capital Asset" shall mean any asset on the Company's or any Subsidiary's balance sheet, as the case may be, other than inventory, accounts receivable or any other current asset and assets disposed of in connection with normal retirements or replacements.

    "Capital Lease Obligation" shall mean, with respect to any Person, any rental obligation which, under generally accepted accounting principles, is or will be required to be capitalized on the books of such Person, taken at the amount thereof accounted for as indebtedness (net of interest expenses) in accordance with such principles.

    "Capital Transaction" shall mean (i) borrowings and sales of debt securities (other than for working capital purposes and other than for items purchased on open account in the ordinary course of business) by the Company, (ii) sales of equity interests by the Corporation the proceeds of which are contributed to the Company and (iii) sales or other voluntary or involuntary dispositions of any assets of the Company (other than (x) sales or other dispositions of inventory in the ordinary course of business, (y) sales or other dispositions of other current assets including receivables and accounts and (z) sales or other dispositions of assets as a part of normal retirements or replacements), in each case prior to the commencement of the dissolution and liquidation of the Company provided, that in

32

determining Cash from Capital Transactions, items (i), (ii) and (iii) above shall include, with respect to each Subsidiary of the Company whose income is accounted for on a consolidated basis with the Company, a percentage of each such item of such Subsidiary equal to the Company's percentage ownership interest in such Subsidiary.

    "Cash from Capital Transactions" shall mean at any date, such amounts of cash as are determined by the General Partner to be cash made available to the Company from or by reason of a Capital Transaction.

    "Code" shall mean the Internal Revenue Code of 1986, as amended.

    "Company's Knowledge" or "Company's knowledge" shall mean the actual knowledge of the persons holding the following offices: President, Chief Executive Officer, any Executive Vice President, Chief Financial Officer, General Counsel, Secretary, Vice President—Human Resources, and Environmental Engineer and any successor to the offices and officers, such persons being the principal persons employed by the Company ultimately responsible for environmental operations and compliance, ERISA and legal matters relating to the Company.

    "Consolidated Total Assets" shall mean the total amount of all the assets of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles.

    "Corporation" shall mean Plum Creek Timber Company, Inc., a Delaware corporation, and its successors.

    A "Cunit" is equal to 100 cubic feet of wood. For purposes of conversion of Timber in the Company's northwest region, one MMBF shall equal 2.1 MCCF.

    "Current Debt" shall mean, without duplication, any Debt payable on demand or within a period of one year from the date of the creation thereof, provided that any Debt shall be treated as Funded Debt, regardless of its term, if such Debt is renewable at the option of the obligor pursuant to the terms thereof or of a revolving credit or similar agreement effective for more than one year after the date of the creation of such Debt, or may be payable out of the proceeds of similar Debt pursuant to the terms of such Debt or of any such agreement.

    "Debt" shall mean, as to any Person, as of any date of determination, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person, (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any Lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof, (iv) lease obligations of such Person which, in accordance with generally accepted accounting principles, should be capitalized, (v) lease obligations of such Person under leases which have a term (including any option to renew exercisable at the discretion of the lessee thereunder) longer than 10 years, (vi) obligations payable out of the proceeds of production from property of such Person, even though such Person has not assumed or become liable for the payment thereof, and (vii) any obligations of any other Person of the type described in the above clauses (i) through and including (vi), inclusive, which are guaranteed by such Person or in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or nonfurnishing thereof, in any

33

such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof.

    "Default" shall mean an event or condition, the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

    "Designated Acres" shall mean up to an aggregate 400,000 acres, as such number of acres may be adjusted as hereafter provided, owned by the Company which (based on the good faith determination of the Responsible Representatives that such acres have at the time such determination is made a higher value as recreational, residential, grazing or agricultural property than for timber production) may be reasonably designated by the General Partner at the time of the sale thereof as constituting Designated Acres (such aggregate number of acres to be determined over the term of existence of this Agreement). The maximum number of Designated Acres as set forth above shall be adjusted from time to time as follows: (i) upon any acquisition of Timberlands made after the date of the Merger, the maximum number of Designated Acres shall be increased by an amount equal to five percent (5%) of the aggregate acreage of Timberlands so acquired, and (ii) upon any disposition or sale of Timberlands (other than a sale of Designated Acres) made after the date of the Merger, the maximum number of Designated Acres shall be decreased by an amount equal to five percent (5%) of the aggregate acreage of Timberlands so disposed or sold, provided, however, in no event may the number of Designated Acres be decreased below the number of Designated Acres previously sold as Designated Acres.

    "Designated Immaterial Subsidiary" shall mean any entity which would otherwise be a Restricted Subsidiary and which at any time is designated by the Company as a Designated Immaterial Subsidiary, provided that no such designation of any entity as a Designated Immaterial Subsidiary shall be effective unless (i) at the time of such designation, such entity does not own any shares of stock or Debt of any Restricted Subsidiary which is not simultaneously being designated as a Designated Immaterial Subsidiary, (ii) immediately after giving effect to such designation, (a) the Company could incur at least $1 of additional Funded Debt or Current Debt pursuant to clause (ix) of paragraph 6B(2), and (b) no condition or event shall exist which constitutes an Event of Default or Material Default, (iii) the Company is permitted to make the Investment in such entity resulting from such designation pursuant to, and within the limitations specified in, clause (ix) of paragraph 6B(3), treating the aggregate book value (including equity in retained earnings) of the Investments of the Company and its Subsidiaries in such entity immediately prior to such designation as the cost of such Investment, and provided, further, that if at any time all Designated Immaterial Subsidiaries on a consolidated basis would be a "significant subsidiary" (assuming the Company is the registrant) within the meaning of Regulation S-X (17 CFR Part 210) the Company shall designate one or more Designated Immaterial Subsidiaries which are directly owned by the Company and its Restricted Subsidiaries as Restricted Subsidiaries such that the condition in this proviso is no longer applicable and the entities so designated shall no longer be Designated Immaterial Subsidiaries. Any entity which has been designated a Designated Immaterial Subsidiary shall not thereafter become a Restricted Subsidiary except pursuant to a designation required by the last proviso in the preceding sentence, and any Designated Immaterial Subsidiary which has been designated a Restricted Subsidiary pursuant to the last proviso of the preceding sentence shall not thereafter be redesignated as a Designated Immaterial Subsidiary.

    "8.73% Senior Note Agreements" shall mean the Note Agreements, dated as of August 1, 1994 and amended as of October 15, 1995, May 31, 1996, April 15, 1997, January 15, 1999 and October 5, 2001 providing for the issuance and sale by the Company of its 8.73% Senior Notes to the purchasers listed in the schedule of purchasers attached thereto.

    "8.73% Senior Notes" shall mean the 8.73% Senior Notes due August 1, 2009 of the Company issued and sold pursuant to the 8.73% Senior Note Agreements.

34

    "11 1/8% Senior Note Agreements" shall mean the Note Agreements, dated as of May 31, 1989 and amended as of January 1, 1991, April 22, 1993, September 1, 1993, May 20, 1994, May 31, 1996, April 15, 1997, January 15, 1999 and October 5, 2001 providing for the issuance and sale by the Company of its 11 1/8% Senior Notes to the purchasers listed in the schedule of purchasers attached thereto.

    "11 1/8% Senior Notes" shall mean the 11 1/8% Senior Notes due June 8, 2007 of the Company issued and sold pursuant to the 11 1/8% Senior Note Agreements.

    "Environmental Laws" shall mean federal, state, local and foreign laws, rules or regulations relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

    "Event of Default" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.

    "Facilities Operating Subsidiaries" shall mean Marketing, Holding and the New Subsidiaries and "Facilities Operating Subsidiary" shall mean one of them.

    "Facilities Subsidiary" shall mean, collectively, Manufacturing, Marketing, Holding, the New Subsidiaries and any other Subsidiary of Manufacturing satisfying the requirements of clause (ii) of the definition of Wholly-Owned Subsidiary contained herein.

    "Facilities Subsidiary's Facility" shall mean any facility pursuant to which Manufacturing may incur Debt for purposes of making capital improvements, additions to, or expansions of, property, plant and equipment of the Facilities Subsidiary or its Subsidiaries which are Restricted Subsidiaries.

    "Facilities Subsidiary's Revolving Credit Facility" shall mean any facility pursuant to which Manufacturing or any of its Subsidiaries which is a Restricted Subsidiary may obtain revolving credit, takedown credit, the issuance of standby and payment letters of credit and backup for the issuance of commercial paper.

    "Funded Debt" shall mean, without duplication, any Debt payable more than one year from the date of the creation thereof.

    "Future Southern Timber Assumption Agreement" means any assumption agreement that is contemplated by paragraph 2, clause (b)(ii) of the Southern Timber Assumption Agreement.

    "General Partner" shall mean Plum Creek Timber I, L.L.C., a limited liability company organized and existing under the laws of the State of Delaware, and its successors and assigns as General Partner of the Company.

    "Guarantee" shall mean the guarantee in paragraph 7 of the Mortgage Note Agreements.

    "Holding" shall mean Plum Creek Manufacturing Holding Company, Inc., a Delaware corporation.

    "Investment Policy" shall mean the Corporate Investment Policy of the Company, as it exists on April 5, 1993 and as attached hereto as Schedule 10B(1).

    "Investments" shall have the meaning specified in paragraph 6B(3).

35

    "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

    "Louisiana Subsidiary" means Plum Creek Southern Timber, L.L.C., a Delaware limited liability company.

    "Manufacturing" shall mean Plum Creek Manufacturing, L.P., a Delaware limited partnership.

    "Marketing" shall mean Plum Creek Marketing, Inc., a Delaware corporation.

    "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, affairs, condition (financial or other), assets or properties of the Company or of the Company and its Restricted Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

    "Material Default" shall mean any continuing Default as to which a written notice of such Default (which notice has not been rescinded) shall have been received by the Company or the General Partner from any holder of any Note, or any continuing Event of Default.

    "Maximum Pro Forma Annual Interest Charges" shall mean, as of any date, the highest total amount payable during any period of four consecutive fiscal quarters, commencing with the fiscal quarter in which such date occurs and ending with the fiscal quarter in which October 1, 2013 occurs, by the Company and its Restricted Subsidiaries on a consolidated basis, after eliminating all intercompany transactions, in respect of interest charges ((a) including amortization of debt discount and expense and imputed interest on Capital Lease Obligations and on other obligations included in Debt which do not have stated interest, (b) assuming, in the case of fluctuating interest rates which cannot be determined in advance, that the rate in effect on such date will remain in effect throughout such period, and (c) treating the principal amount of all Debt outstanding as of such date under a revolving credit or similar agreement as maturing and becoming due and payable on the scheduled maturity date thereof, without regard to any provision permitting such maturity date to be extended) on all Debt of the Company and its Restricted Subsidiaries outstanding on such date (excluding the Guarantee and the guarantees of the Facilities Subsidiary's Facility and the Facilities Subsidiary's Revolving Credit Facility but including, to the extent not already included, all other Debt outstanding on such date which is guaranteed or in effect guaranteed by the Company or any Restricted Subsidiaries), after giving effect to any Debt proposed to be created on such date and to the concurrent retirement of any other Debt.

    "Merger" shall mean the merger of certain subsidiaries of Georgia-Pacific Corporation with and into the Corporation, as described in the Agreement of Merger.

    "Merger-Related Contributions" shall mean the contributions of the stock of Plum Creek Investment Company and Highland Resources Inc. by the Company to a Facilities Subsidiary and the contribution of certain Timberlands not in excess of 1.1 million acres in the aggregate located in the states of Mississippi and Louisiana and acquired in connection with the Merger to the Mississippi Subsidiary and Louisiana Subsidiary.

    "Mississippi Subsidiary" means Plum Creek South Central Timberlands, L.L.C., a Delaware limited liability company.

    "MCCF" shall mean one thousand Cunits.

    "MMBF" shall mean one million Board Feet.

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    "Mortgage Note Agreements" shall mean the Note Agreements, dated as of May 31, 1989 and amended as of January 1, 1991, April 22, 1993, September 1, 1993, May 20, 1994, June 15, 1995, May 31, 1996, April 15, 1997, January 15, 1999 and October 5, 2001 providing for the issuance and sale of $160,000,000 original aggregate principal amount of the 11 1/8% First Mortgage Notes of the Facilities Subsidiary to the purchasers listed in the schedule of purchasers attached thereto.

    "Mortgage Noteholder" shall mean and include each holder from time to time of a Mortgage Note issued under the Mortgage Note Agreements.

    "Mortgage Notes" shall mean the 11 1/8% First Mortgage Notes of the Facilities Subsidiary issued and sold pursuant to the Mortgage Note Agreements.

    "Multiemployer Plan" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001 (a)(3) of ERISA).

    "New Subsidiaries" shall mean Plum Creek Northwest Lumber Company, Inc., a Delaware corporation, Plum Creek Northwest Plywood Company, Inc., a Delaware corporation, Plum Creek MDF Company, Inc., a Delaware corporation, and Plum Creek Southern Lumber, Inc., a Delaware corporation, and "New Subsidiary" shall mean one of them.

    "1934 Act Reports" is defined in paragraph 8F(b).

    "Officers' Certificate" shall mean, as to any corporation, a certificate executed on its behalf by the Chairman of the Board of Directors (if an officer) or its President or one of its Vice Presidents and its Treasurer, or Controller or one of its Assistant Treasurers or Assistant Controllers, and, as to any partnership, a certificate executed on behalf of such partnership by its general partner in a manner which would qualify such certificate as an Officers' Certificate of such general partner hereunder.

    "Other Senior Notes" shall mean the Company's outstanding (a) 8.73% Senior Notes due August 1, 2009, (b) 11 1/8% Senior Notes due June 8, 2007, (c) Senior Notes, Series A, B, C and D due November 13, 2006, 2008, 2011 and 2016, respectively, and (d) Senior Notes, Series E, F and G due February 12, 2007, 2009 and 2011, respectively.

    "Partnership Agreement" shall mean the Agreement of Limited Partnership of the Company, as in effect at the date of closing, and as the same may, from time to time, be amended, modified or supplemented in accordance with the terms thereof.

    "PBGC" shall mean the Pension Benefit Guaranty Corporation or any governmental authority succeeding to any of its functions.

    "Permitted Business" shall mean any business engaged in by the Company or the Facilities Subsidiary immediately following the Merger, pulp and paper manufacturing, acquiring, selling and managing timberlands and related assets for a fee for third Persons, and any business substantially similar or related to any such business.

    "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a limited liability company and a government or any department or agency thereof.

    "Plan" shall mean an "employee benefit plan" (as defined in section 3(3) of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company, any of its Subsidiaries or any Related Person or with respect to which the Company, any of its Subsidiaries or any Related Person may have any liability.

    "Pro Forma Free Cash Flow" shall mean as of any date (i) net income of the Company and its Restricted Subsidiaries on a consolidated basis (excluding (a) gain on the sale of any Capital Asset, (b) noncash items of income, and (c) any distributions or other income received from, or equity of the

37

Company or any Restricted Subsidiary in the earnings of, any entity which is not a Restricted Subsidiary) for the period of four consecutive fiscal quarters immediately prior to such date (such period of four consecutive fiscal quarters being the "Measurement Period"), determined in accordance with generally accepted accounting principles plus depreciation, depletion, amortization and other noncash charges, interest expense on Debt, provision for income taxes and up to $80,000,000 in net cash proceeds received during the Measurement Period by the Company and its Restricted Subsidiaries from the sale of Designated Acres, minus (ii) capital expenditures made by the Company and its Restricted Subsidiaries during the Measurement Period, to maintain their respective operations, provided, however, if (A) the Company or a Restricted Subsidiary is acquiring a Restricted Subsidiary or assets and (B) Pro Forma Free Cash Flow is being determined in connection therewith, such Restricted Subsidiary shall be considered to have been a Restricted Subsidiary during the entire Measurement Period and such assets shall be considered to have been owned by the Company during the entire Measurement Period if net income attributable to such Restricted Subsidiary or such assets (as the case may be) for the entire Measurement Period is readily determinable and confirmed pursuant to an audit or a certification prepared in good faith by the Company's chief financial officer; further provided, however, that the portion of Pro Forma Free Cash Flow allocable to such Restricted Subsidiary or assets shall be reduced on a pro rata basis to the extent Timber has been harvested by such Restricted Subsidiary or from such assets during the Measurement Period at a rate greater than the rate at which the Company has harvested Timber from its Timberlands during the Measurement Period, as certified in good faith by the chief financial officer of the Company; and finally provided, however, if Pro Forma Free Cash Flow is being determined for any Measurement Period and a Restricted Subsidiary or assets have been sold or otherwise disposed of at any time during such Measurement Period by the Company or any Restricted Subsidiary, such Restricted Subsidiary shall not be considered to have been a Restricted Subsidiary during any part of such Measurement Period and such assets shall not be considered to have been owned by the Company during any part of such Measurement Period, and the net income that otherwise would have been attributable to such Restricted Subsidiary or asset during such Measurement Period shall be certified in good faith by the chief financial officer of the Company.

    "Qualified Debt" shall mean, as to the Company, as of any date of determination, without duplication, all outstanding indebtedness of the Company for borrowed money, including, without limitation, Debt represented by the Notes and the Other Senior Notes.

    "Related Person" shall mean, as of any date of determination, any trade or business, whether or not incorporated, which, together with the Company or any of its Subsidiaries, is treated as a single employer under section 414(b) or (c) of the Code or the regulations promulgated thereunder.

    "Required Holder(s)" shall mean the holder or holders of greater than 50% of the aggregate principal amount of the Notes from time to time outstanding.

    "Responsible Officer" means the chief executive officer, the president or any vice president of the General Partner, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the General Partner, or any other officer having substantially the same authority and responsibility.

    "Responsible Representatives" shall mean (a) in the case of any transaction in which the value of any assets disposed of or received have a value of less than $5,000,000 or in which payments made are less than $5,000,000, the chief executive officer, chief financial officer or chief operating officer of the Company, and (b) in the case of any other transaction, the Board of Directors of the General Partner.

    "Restricted Payment" shall mean (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of or other ownership interests in the Company, now or hereafter outstanding, except a dividend payable solely in shares of stock of or ownership interests in the Company, and (b) any redemption, retirement, purchase or other acquisition, direct or indirect, of

38

any shares of any class of stock of or other ownership interests in the Company, now or hereafter outstanding, or of any warrants, rights or options to acquire any such shares or interests, except to the extent that the consideration therefor consists of shares of stock of or other ownership interests in the Company.

    "Restricted Subsidiary" shall mean any Wholly-Owned Subsidiary other than any Designated Immaterial Subsidiary.

    "Revolving Credit Facility" shall mean any facility pursuant to which the Company may obtain revolving credit, take-down credit, the issuance of standby and payment letters of credit and back-up for the issuance of commercial paper.

    "Securities Act" shall mean the Securities Act of 1933, as amended.

    "Series D Notes" shall mean the Company's 8.05% Senior Notes Due November 13, 2016, Series D, outstanding in the original aggregate principal amount of $25,000,000.

    "Significant Holder" shall mean (i) each Purchaser named in Schedule I to this Agreement, so long as it shall hold (or be committed under this Agreement to purchase) any Note, and (ii) any other insurance company, bank, financial institution, public or governmental retirement or pension fund or other similar institutional holder of Notes, whether acting for itself or in a trust, agency or other fiduciary capacity.

    "Southern Timber Assumption Agreement" means that certain Assumption Agreement executed by the Louisiana Subsidiary as contemplated by (and in substantially the form of Exhibit D to) the Amendments to Senior Note Agreements dated as of January 15, 1999 and April 1, 1999, as applicable, as the same may be amended and restated from time to time.

    "Subsidiary" shall mean any corporation, partnership or other entity a majority of (i) the total consolidated voting power of all classes of Voting Stock of which or (ii) the outstanding equity interests of which shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries.

    "Standing Inventory" shall mean an amount of Timber (stated in MCCF) equal to the volume of merchantable Timber as of January 1 of each calendar year of the Company and its Restricted Subsidiaries, as set forth in the Corporation's Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the fiscal year ending on the preceding December 31 (which amount contains adjustments for growth, harvesting and changes in land base through acquisitions and divestitures up to such date).

    "Tangible Assets" shall mean assets other than assets that would be classified as intangible assets under generally accepted accounting principles.

    "Timber" shall mean standing trees not yet harvested.

    "Timberlands" shall mean the timberlands owned by the Company or any of its Subsidiaries as of the date of closing and any timberlands acquired by the Company or any Subsidiary after the date of closing.

    "Ton" shall mean 2,000 pounds of green saw logs and pulpwood. For purposes of conversion of Timber in the Company's Maine timberlands, one million Tons shall equal 355 MCCF.

    "Transferee" shall mean any direct or indirect transferee of all or any part of any Note purchased by the Purchasers under this Agreement.

    "Voting Stock" shall mean, with respect to any corporation or other entity, any shares of stock or other ownership interests of such corporation or entity whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation or to manage any such other

39

entity (irrespective of whether at the time stock or ownership interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

    "Wholly-Owned Subsidiary" shall mean any Subsidiary organized under the laws of any state of the United States of America which conducts the major portion of its business in the United States of America and (i) in the case of any Subsidiary, all the stock and other ownership interests of which are owned by the Company either directly or indirectly through Wholly-Owned Subsidiaries (other than Manufacturing or one or any of its Subsidiaries) and (ii) at such time as the Mortgage Notes shall have been paid in full and retired, (x) Manufacturing provided that all the stock and other ownership interests thereof are owned by the Company either directly or indirectly through Wholly-Owned Subsidiaries (other than a Subsidiary of Manufacturing), (y) Holding provided that (1) Holding shall engage in no business except the ownership of its Subsidiaries, (2) all the outstanding stock and ownership interests thereof are owned by the Company either directly or indirectly through Manufacturing, and (z) any other Subsidiary of Manufacturing, provided that all the outstanding stock and ownership interests thereof are owned by the Company (either directly or indirectly through Wholly-Owned Subsidiaries of the type described in clause (i) above).

11. Intentionally Deleted

12. Miscellaneous

  12A.  Note Payments

    The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal thereof and premium, if any, and interest thereon, which comply with the terms of this Agreement, by wire or electronic funds transfer of immediately available funds for credit to such Purchaser's account or accounts as specified in the Schedule I attached hereto, or such other account or accounts in the United States as such Purchaser may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 12A to any Transferee which shall have made the same agreement as the Purchasers has made in this paragraph 12A.

  12B.  Expenses

    Whether or not the transactions contemplated by this Agreement shall be consummated, the Company will pay and will indemnify and hold each Purchaser and each holder of any Notes harmless in respect of all reasonable expenses in connection with such transactions and in connection with any amendments, consents or waivers (whether or not the same become effective) under or in respect of this Agreement or the Notes, including: (a) the cost and expenses of preparing and reproducing this Agreement or the Notes, of furnishing all opinions by counsel for the Company and all other opinions referred to herein (including any opinions requested by O'Melveny & Myers LLP (or another firm selected by the Purchasers and the other holders as Purchasers' special counsel) as to any legal matter arising hereunder) and all certificates on behalf of the Company or any of its Subsidiaries or Affiliates, and of the performance of and compliance with all agreements and conditions contained herein on the part of the Company to be performed or complied with, (b) the cost of delivering to each Purchaser's principal office, insured to its satisfaction, the Notes sold to it hereunder and any Notes delivered to it upon any substitution of Notes pursuant to paragraph 12E and of its delivering any Notes, insured to its satisfaction, upon any such substitution, (c) the reasonable fees, expenses and disbursements of Purchasers' special counsel in connection with such transactions and any such amendments or waivers (whether or not such amendments or waivers become effective), (d) the reasonable out-of-pocket expenses incurred by such Purchaser in connection with such transactions (including the costs and

40

expenses incurred in connection with obtaining a private placement number) and any such amendments or waivers and (e) the cost and expenses, including attorneys' fees, incurred by each Purchaser or any Transferee in enforcing any rights under this Agreement or the Notes or in responding to any subpoena or any other legal process issued in connection with this Agreement or the transactions contemplated hereby or thereby or by reason of any Purchaser or any Transferee's having acquired any Note (as to any Person, other than under circumstances in which such Person has contravened the understanding contained in the second sentence of paragraph 9), including without limitation costs and expenses incurred in any bankruptcy case. The Company shall have no obligation to pay any legal fees incurred by any Purchaser or any other holder other than the reasonable fees of special counsel for the Purchasers and the other holders. The Company also will pay, and will indemnify and hold each Purchaser and each holder of any Notes harmless from, all claims in respect of the fees, if any, of brokers and finders (unless engaged by any Purchaser) and any and all liabilities with respect to any and all taxes including interest and penalties which may be payable in respect of the execution, delivery, filing or recording of this Agreement, the issuance of the Notes and any amendment, consent or waiver under or in respect of this Agreement or the Notes. In furtherance of the foregoing, on the date of closing the Company will pay the fees and disbursements of O'Melveny & Myers LLP, Purchasers' special counsel, which are reflected as unpaid in the statement of Purchasers' special counsel delivered to the Company on or prior to the date of closing. The obligations of the Company under this paragraph 12B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note.

  12C.  Consent to Amendments

    This Agreement (including, without limitation, paragraph 5, paragraph 6 and clauses (iii) through (xvii) of paragraph 7A) may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent (the "Required Consent") to such amendment, action or omission to act, of the Required Holder(s). Notwithstanding the foregoing, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note, or change the principal of, or the rate or time of payment of any scheduled payment of principal pursuant to paragraph 4B or payment of interest or any premium payable with respect to, any Note, or alter or amend the right of any Significant Holder to declare all of the Notes held by such Significant Holder to be due and payable in accordance with the provisions of paragraph 7A, or change the proportion of the principal amount of the Notes required with respect to any consent. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 12C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

  12D.  Solicitation of Holders of Notes

    The Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each holder of any Note shall concurrently be informed thereof in writing by the Company and shall be afforded the opportunity to consider the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of paragraph 12C shall be delivered by the Company to each holder of outstanding Notes forthwith following the date on which the same shall have been executed and delivered by the holder or holders of the requisite percentage of outstanding Notes. In

41

the event that the holder of a Note is a nominee for another Person, any request for such amendment, waiver or consent shall be delivered to both the nominee and such other Person, and, if acceptable to such other Person, such amendment, waiver or consent shall be executed by such other Person. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of any Note as consideration for or as an inducement to the entering into by any such holder of any Note of any waiver or amendment of any of the terms and provisions of this Agreement or the Notes unless such remuneration is concurrently paid, on the same terms, ratably to each holder of the then outstanding Notes.

  12E.  Form, Registration, Transfer and Exchange of Notes; Lost Notes

    The Notes are issuable as registered notes without coupons in minimum denominations equal to the lesser of (a) $1,000,000 and (b) the aggregate principal amount of Notes purchased by each Purchaser hereunder (the "Minimum Note Amount"). The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. In the event that the holder is a nominee for another Person (and such fact is known to the Company), the name and address of such other Person shall also be noted on the register. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like series and tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees, provided that no transfer shall be made to any Transferee engaged in a Permitted Business or to a Transferee which does not acquire Notes in a principal amount equal to not less than the lesser of the Minimum Note Amount or the entire principal amount of the Notes owned by the transferor thereof, and no holder shall transfer any Notes if thereafter such holder retains ownership of Notes and the aggregate principal amount retained is less than the Minimum Note Amount. At the option of the holder of any Note, such Note may be exchanged for other Notes of like series and tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like series and tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

  12F.  Persons Deemed Owners; Participations

    Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. The Purchasers may without the consent of the Company sell participations in principal amounts of not less than the Minimum Note Amount or, in the case of any sale by a holder holding Notes in an aggregate principal amount less than the Minimum Note Amount, such aggregate principal amount of Notes so held, to one or more Persons who agree to be bound by the provisions of paragraph 12J in all or a portion of its rights in the Note or Notes held by it.

42

  12G.  Non-Recourse Nature of Liability

    Notwithstanding anything to the contrary contained in this Agreement, each Purchaser hereby acknowledges and agrees that neither the General Partner nor any general partner or limited partner, stockholder, officer, employee, servant, controlling Person, executive, director or agent, as such, of the General Partner, nor any past, present or future general partner or limited partner, as such, of the General Partner, shall have any liability to such Purchaser or any Transferee (such liability, including such as may arise by operation of law, being hereby expressly waived) for the payment of any sums now or hereafter owing by the Company under this Agreement or under the Notes or for the performance of any of the obligations of the Company contained herein.

  12H.  Survival of Representations and Warranties; Entire Agreement

    All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by the Purchasers of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of the Purchasers or any Transferee. All representations, warranties and covenants contained herein made by the Purchasers or any holder shall survive the execution and delivery of this Agreement and the Notes, and may be relied upon by the Company and its successors and assigns. No holder of any Notes (including the Purchasers) shall be responsible for the truth, correctness or performance of the representations or warranties of any other holder (including any Transferee). Subject to the preceding sentences, this Agreement and the Notes embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

  12I.  Successors and Assigns

    All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

  12J.  Disclosure to Other Persons

    Each Purchaser severally agrees to use its best efforts to keep any information (other than information which has become public information) delivered or made available by the Company or the General Partner to the Purchasers (including any information obtained pursuant to paragraph 5A or 5B) in connection with or pursuant to this Agreement which is proprietary in nature and clearly indicated to be confidential information, confidential from any one other than Persons employed or retained by the Purchasers who are or are expected to become engaged in evaluating, approving, structuring or administering the Notes; provided that nothing herein shall prevent any holder of any Notes from disclosing such information to (i) such holder's trustees, directors, officers, employees, agents and professional consultants, (ii) any other holder of any Notes, (iii) any Person to whom such holder offers to sell such Note or any part thereof which has agreed in writing to be bound by the provisions of this paragraph 12J, (iv) any Person to whom such holder sells or offers to sell a participation in all or any part of such Notes who has agreed in writing to be bound by the provisions of this paragraph 12J, (v) any federal or state regulatory authority having jurisdiction over such holder, (vi) the National Association of Insurance Commissioners or any similar organization or (vii) any other Person to whom such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such holder, (b) in response to any subpoena or other legal process, (c) in connection with any litigation to which such holder is a party or (d) in order to protect such holder's investment in such Note to the extent reasonably required in connection with the exercise of any remedy hereunder.

43

  12K.  Notices

    All written communications provided for hereunder shall be sent by first class mail, if promptly confirmed by facsimile transmission (to the extent the recipient has provided a facsimile telephone number) and by telephone, or nationwide overnight delivery service (with charges prepaid) and (i) if to the Purchasers, addressed to the address specified for such communications in Schedule I attached hereto, or at such other address as each Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and (iii) if to the Company, addressed to it at 999 Third Avenue, Suite 2300, Seattle, Washington 98104, or at such other address as the Company shall have specified to the holder of each Note in writing; provided, however, that any such communication to the Company may also, at the option of the holder of any Note, be delivered by any other means either to the Company at its address specified above or to any officer of the Company.

  12L.  Descriptive Headings

    The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

  12M.  Substitution of Purchaser

    Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes which such Purchaser has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in paragraph 9. Upon receipt of such notice, wherever the word "Purchaser" is used in this Agreement (other than in this paragraph 12M), such word shall be deemed to refer to such Affiliate in lieu of such Purchaser. In the event such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "Purchaser" is used in this Agreement (other than in paragraph 12M), such word shall no longer be deemed to refer to such Affiliate, but shall refer to such Purchaser, and such Purchaser shall have all the rights of an original holder of the Notes under this Agreement.

  12N.  Satisfaction Requirement

    If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to the Purchasers or to the Required Holder(s), the determination of such satisfaction shall be made by the Purchasers or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

  12O.  Governing Law

    This Agreement shall be construed and enforced in accordance with, and the rights of the Parties shall be governed by, the law of the State of New York.

44

  12P.  Counterparts

    This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

  12Q.  Severability

    Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

    The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes herein above set forth.

Very truly yours,
PLUM CREEK TIMBERLANDS, L.P., a Delaware limited partnership
By:	Plum Creek Timber I, L.L.C., a Delaware limited liability company, its General Partner
By:	Plum Creek Timber Company, Inc., a Delaware corporation, its sole member
By:
Name:	William R. Brown
Title:	Executive Vice President and Chief Financial Officer

45

The foregoing Agreement is accepted as of the date first above written

MINNESOTA LIFE INSURANCE COMPANY
By:	Advantus Capital Management, Inc.
By:
Name:
Title:
AMERICAN FIDELITY ASSURANCE COMPANY
By:	Advantus Capital Management, Inc.
By:
Name:
Title:
FARM BUREAU LIFE INSURANCE COMPANY OF MICHIGAN
By:	Advantus Capital Management, Inc.
By:
Name:
Title:
MTL INSURANCE COMPANY
By:	Advantus Capital Management, Inc.
By:
Name:
Title:

46

The foregoing Agreement is accepted as of the date first above written

AIG LIFE INSURANCE COMPANY
By:	AIG Global Investment Corp., as investment adviser
By:
Name: Gerald F. Herman
SUNAMERICA LIFE INSURANCE COMPANY
By:
Name:	Gerald F. Herman
Title:	Authorized Signatory

47

The foregoing Agreement is accepted as of the date first above written

ALLIANCE CAPITAL MANAGEMENT CORPORATION
By:
Name:
Title:

48

The foregoing Agreement is accepted as of the date first above written

THE HANOVER INSURANCE COMPANY
By:
Name:
Title:

49

The foregoing Agreement is accepted as of the date first above written

ALLSTATE LIFE INSURANCE COMPANY
By:
Name:
Title:
By:
Name:
Title:
ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
By:
Name:
Title:
By:
Name:
Title:

50

The foregoing Agreement is accepted as of the date first above written

IDS LIFE INSURANCE COMPANY
By:
Name:
Title:

51

The foregoing Agreement is accepted as of the date first above written

THE CANADA LIFE ASSURANCE COMPANY
By:
Name:
Title:

52

The foregoing Agreement is accepted as of the date first above written

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
By:	CIGNA Investments, Inc. (authorized agent)
By:
Name:
Title:

53

The foregoing Agreement is accepted as of the date first above written

CLARICA LIFE INSURANCE COMPANY—U.S.
By:
Name:
Title:

54

    The foregoing Agreement is accepted as of the date first above written

GENERAL ELECTRIC CAPITAL ASSURANCE COMPANY

By:

Name:

Title:

GE EDISON LIFE INSURANCE COMPANY

By:

Name:

Title:

FIRST COLONY LIFE INSURANCE COMPANY

By:

Name:

Title:

GE LIFE AND ANNUITY ASSURANCE COMPANY

By:

Name:

Title:

GE GROUP ADMINISTRATORS, INC.

By:

Name:

Title:

GE GROUP LIFE ASSURANCE COMPANY

By:

Name:

Title:

55

The foregoing Agreement is accepted as of the date first above written
THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By:

Name:

Title:

BERKSHIRE LIFE INSURANCE COMPANY OF AMERICA

By:

Name:

Title:

The foregoing Agreement is accepted as of the date first above written
GOLDEN AMERICA LIFE INSURANCE COMPANY By: ING Investment Management LLC

By:

Name:

Title:

NORTHERN LIFE INSURANCE COMPANY By: ING Investment Management LLC

By:

Name:

Title:

56

RELIASTAR LIFE INSURANCE COMPANY By: ING Investment Management LLC

By:

Name:

Title:

The foregoing Agreement is accepted as of the date first above written
JEFFERSON PILOT FINANCIAL INSURANCE COMPANY

By:

Name:

Title:

JEFFERSON-PILOT LIFE INSURANCE COMPANY

By:

Name:

Title:

The foregoing Agreement is accepted as of the date first above written

57

JOHN HANCOCK LIFE INSURANCE COMPANY

By:

Name:

Title:

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

By:

Name:

Title:

INVESTORS PARTNER LIFE INSURANCE COMPANY

By:

Name:

Title:

SIGNATURE 5 L.P. By: John Hancock Life Insurance Company, as Portfolio Advisor

By:

Name:

Title:

The foregoing Agreement is accepted as of the date first above written
LUTHERAN BROTHERHOOD

By:

Name:

Title:

58

The foregoing Agreement is accepted as of the date first above written
METROPOLITAN LIFE INSURANCE COMPANY

By:

Name:

Title:

METROPOLITAN INSURANCE AND ANNUITY COMPANY

By:

Name:

Title:

The foregoing Agreement is accepted as of the date first above written
MODERN WOODMEN OF AMERICA

By:

Name:

Title:

The foregoing Agreement is accepted as of the date first above written
MONY LIFE INSURANCE COMPANY

By:

Name:

Title:

59

The foregoing Agreement is accepted as of the date first above written
NATIONAL LIFE INSURANCE COMPANY

By:

Name:

Title:

LIFE INSURANCE COMPANY OF THE SOUTHWEST

By:

Name:

Title:

60

    The foregoing Agreement is accepted as of the date first above written

NATIONWIDE LIFE INSURANCE COMPANY
By:
Name:
Title:
NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
By:
Name:
Title:
NATIONWIDE MUTUAL INSURANCE COMPANY
By:
Name:
Title:

61

    The foregoing Agreement is accepted as of the date first above written

NEW YORK LIFE INSURANCE COMPANY
By:
Name:
Title:
NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
By:	New York Life Investment Management, LLC,
Its:	Investment Manager
By:
Name:
Title:

62

    The foregoing Agreement is accepted as of the date first above written

THE OHIO NATIONAL LIFE INSURANCE COMPANY
By:
Name:
Title:

63

    The foregoing Agreement is accepted as of the date first above written

PACIFIC LIFE INSURANCE COMPANY
By:
Name:
Title:
By:
Name:
Title:

64

    The foregoing Agreement is accepted as of the date first above written

PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation
By:	Principal Capital Management, LLC
a Delaware limited liability company,
its authorized signatory
By:
Name:
Title:
By:
Name:
Title:

65

    The foregoing Agreement is accepted as of the date first above written

CGU LIFE INSURANCE COMPANY OF AMERICA, a Delaware corporation
By:	Principal Capital Management, LLC
a Delaware limited liability company,
its attorney in fact
By:
Name:
Title:
By:
Name:
Title:

66

    The foregoing Agreement is accepted as of the date first above written

PROVIDENT MUTUAL LIFE INSURANCE COMPANY
By:
Name:
Title:

67

    The foregoing Agreement is accepted as of the date first above written

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
By:
Name:
Title:	Vice President

68

    The foregoing Agreement is accepted as of the date first above written

SECURITY FINANCIAL LIFE INSURANCE CO.
By:
Name:
Title:

69

    The foregoing Agreement is accepted as of the date first above written

THE UNION CENTRAL LIFE INSURANCE COMPANY
By:	Summit Investment Partners, LLC
By:
Name:
Title:

70

    The foregoing Agreement is accepted as of the date first above written

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
By:
Name:
Title:

71

    The foregoing Agreement is accepted as of the date first above written

THE TRAVELERS INSURANCE COMPANY
By:
Name:
Title:

72

    The foregoing Agreement is accepted as of the date first above written

UNUM LIFE INSURANCE COMPANY OF AMERICA
By:	Provident Investment Management, LLC
Its:	Agent
By:
Name:
Title:

73

PLUM CREEK TIMBERLANDS, L.P.

$500,000,000 Senior Notes

6.96% Senior Notes due 2006, Series H—$55,000,000
7.25% Senior Notes due 2008, Series I—$75,000,000
7.66% Senior Notes due 2011, Series J—$295,000,000
7.76% Senior Notes due 2013, Series K—$75,000,000

SENIOR NOTE AGREEMENT

Dated as of October 9, 2001

Plum Creek Timberlands, L.P.
$500,000,000 Senior Notes
Senior Note Agreement
October 9, 2001

i

	5G.	Maintenance of Properties; Insurance	8
6.	Negative Covenants		8
	6A.	Restricted Payments	8
	6B.	Lien, Indebtedness and Other Restrictions	9
		6B(1) Liens	9
		6B(2) Debt	10
		6B(3) Loans, Advances, Investments and Contingent Liabilities	12
		6B(4) Sale of Stock and Debt of Subsidiaries	13
		6B(5) Merger and Sale of Assets	13
		6B(6) Harvesting Restrictions	14
		6B(7) Sale and Lease-Back	15
		6B(8) Certain Contracts	15
		6B(9) Transactions with Affiliates	16
	6C.	Conduct of Business	16
	6D.	Issuance of Stock by Subsidiaries	16
7.	Events of Default		17
	7A.	Acceleration	17
	7B.	Other Remedies	20
8.	Representations, Covenants and Warranties		20
	8A.	Organization	20
	8B.	General Partner Net Worth	20
	8C.	Ownership and Subsidiaries	20
	8D.	Corporation	21
	8E.	Qualification	21
	8F.	Business; Financial Statements	21
	8G.	Changes, etc.	22
	8H.	Tax Returns and Payments	22
	8I.	Franchises, Licenses, Agreements, etc.	22
	8J.	Actions Pending	23
	8K.	Title to Properties	23
	8L.	Compliance with Other Instruments, etc.	23
	8M.	Governmental Consent	23
	8N.	Offering of Notes	23

	8O.	ERISA	24
	8P.	Status Under Certain Federal Statutes	25
	8Q.	Environmental Matters	25
	8R.	Disclosure	26
	8S.	Agreement of Merger	27
	8T.	Margin Stock	27
9.	Representations of the Purchasers		27
10.	Definitions		29
	10A.	Yield-Maintenance Terms	29
	10B.	Other Terms	30
11.	Intentionally Deleted		40
12.	Miscellaneous		40
	12A.	Note Payments	40
	12B.	Expenses	40
	12C.	Consent to Amendments	41
	12D.	Solicitation of Holders of Notes	41
	12E.	Form, Registration, Transfer and Exchange of Notes; Lost Notes	42
	12F.	Persons Deemed Owners; Participations	42
	12G.	Non-Recourse Nature of Liability	43
	12H.	Survival of Representations and Warranties; Entire Agreement	43
	12I.	Successors and Assigns	43
	12J.	Disclosure to Other Persons	43
	12K.	Notices	44
	12L.	Descriptive Headings	44
	12M.	Substitution of Purchaser	44
	12N.	Satisfaction Requirement	44
	12O.	Governing Law	44
	12P.	Counterparts	45
	12Q.	Severability	45

Attachments to Senior Note Agreement

Schedule 1	—	Information With Respect to Purchasers
Exhibit A	—	Form of Note
Exhibit B	—	Form of Opinion of Company's General Counsel
Exhibit C	—	Form of Opinion of Purchasers' Special Counsel
Exhibit 3H	—	Form of Assumption Agreement
Exhibit 6B(1)	—	Liens
Exhibit 6B(3)	—	Investments
Exhibit 8C	—	Subsidiaries
Exhibit 8G	—	Material Transactions
Exhibit 8J	—	Pending Actions
Exhibit 8K	—	Property Title
Exhibit 8Q	—	Environmental Matters
Schedule 10B(1)	—	Investment Policy

    An extra section break has been inserted above this paragraph. Do not delete this section break if you plan to add text after the Table of Contents/Authorities. Deleting this break will cause Table of Contents/Authorities headers and footers to appear on any pages following the Table of Contents/Authorities.

v

SCHEDULE I

INFORMATION RELATING TO PURCHASERS

Name of Purchaser			Series of Notes Purchased	Aggregate Principal Amount of Notes to be Purchased	Note Denomination
1.	Advantus Capital Mangement, Inc.			$5,000,000 (Series I) $2,000,000 (Series J)
	A.	American Fidelity Assurance Company	Series I		$2,000,000 (Series I)
	B.	Farm Bureau Life Insurance Company of Michigan	Series J		$1,000,000 (Series J)
	C.	Minnesota Life Insurance Company	Series I		$3,000,000 (Series I)
	D.	MTL Insurance Company	Series J		$1,000,000 (Series J)
2.	AIG			$12,000,000 (Series I) $20,000,000 (Series J)
	A.	AIG Life Insurance Company	Series J		$7,000,000 (Series J)
	B.	SunAmerica Life Insurance Company	Series I Series J		$12,000,000 (Series I) $13,000,000 (Series J)
3.	Alliance Capital
	A.	The Equitable Life Assurance Society of the United States	Series J	$10,000,000	$10,000,000
4.	Allmerica Asset Management Company			$5,000,000
	A.	The Hanover Insurance Company	Series J		$5,000,000 (Series J)
5.	Allstate Life Insurance Company			$10,000,000 (Series I) $10,000,000 (Series J)
	A.	Allstate Life Insurance Company	Series I Series J		$4,000,000 (Series I) $4,000,000 (Series J)
	B.	Allstate Life Insurance Company of New York	Series I Series J		$4,000,000 (Series I) $4,000,000 (Series J)
	C.	Citibank	Series I Series J		$2,000,000 (Series I) $2,000,000 (Series J)
6.	American Express Financial Corporation—IDS		Series J	$14,000,000	$14,000,000
	A.	IDS Life Insurance Company

7.	Canada Life Assurance Company		Series J	$5,000,000	$1,000,000 $1,100,000 $1,900,000 $1,000,000
8.	CIGNA Retirement and Investment Services		Series J	$7,000,000	$3,000,000 $3,000,000 $1,000,000
	A.	Connecticut General Life Insurance Company
9.	Clarica Life Insurance Company—U.S.		Series I	$4,000,000	$4,000,000
10.	GE Financial Assurance			$15,000,000 (Series H) $15,000,000 (Series I) $10,000,000 (Series J) $13,000,000 (Series K)
	A.	General Electric Capital Assurance Company	Series H Series I Series K		$10,000,000 (Series H) $5,000,000 (Series I) $9,500,000 (Series K)
	B.	GE Edison Life Insurance Company	Series I Series J		$10,000,000 (Series I) $5,000,000 (Series J)
	C.	First Colony Life Insurance Company	Series J Series K		$3,500,000 (Series K) $3,000,000 (Series J)
	D.	GE Life and Annuity Assurance Company	Series H		$5,000,000 (Series H)
	E.	GE Group Administrators, Inc.	Series J		$1,000,000 (Series J)
	F.	GE Group Life Assurance Company	Series J		$1,000,000 (Series J)
11.	Guardian Life Insurance Company			$11,000,000 (Series J)
	A.	Berkshire Life Insurance Company of America	Series J		$5,000,000 (Series J)
	B.	The Guardian Life Insurance Company of America	Series J		$6,000,000 (Series J)
12.	ING Investment Management			$13,000,000 (Series J) $13,000,000 (Series K)
	A.	Golden American Life Insurance Company	Series J Series K		$7,000,000 (Series J) $12,000,000 (Series K)
	B.	Northern Life Insurance Company	Series J		$6,000,000 (Series J)
	C.	Reliastar Life Insurance Company	Series K		$1,000,000 (Series K)

13.	Jefferson-Pilot Life Insurance Company			$6,000,000 (Series I) $4,000,000 (Series J)
	A.	Jefferson Pilot Financial Insurance Company	Series J		$4,000,000 (Series J)
	B.	Jefferson-Pilot Life Insurance Company	Series I		$6,000,000 (Series I)
14.	John Hancock Life Insurance Company			$20,000,000 (Series J) $20,000,000 (Series K)
	A.	John Hancock Life Insurance Company	Series J Series K		$11,500,000 (Series J) $3,000,000 (Series J) $1,000,000 (Series J) $18,000,000 (Series K) $2,000,000 (Series K)
	B.	John Hancock Variable Life Insurance Company	Series J		$1,500,000 (Series J)
	C.	Signature 5 L.P.	Series J		$3,000,000 (Series J)
15.	Lutheran Brotherhood		Series I	$8,000,000	$8,000,000
16.	Metropolitan Life Insurance Company			$27,000,000 (Series J) $11,000,000 (Series K)
	A.	Metropolitan Insurance and Annuity Company	Series J		$7,000,000 (Series J)
	B.	Metropolitan Life Insurance Company	Series J Series K		$20,000,000 (Series J) $11,000,000 (Series K)
17.	Modern Woodmen of America		Series J	$6,000,000	$6,000,000
18.	MONY Life Insurance Company		Series K	$4,000,000	$4,000,000
19.	National Life Insurance Company			$5,000,000 (Series I) $4,000,000 (Series J)
	A.	National Life Insurance Company	Series J		$4,000,000 (Series J)
	B.	Life Insurance Company of the Southwest	Series I		$5,000,000 (Series I)
20.	Nationwide Life Insurance Company			$8,000,000 (Series J)
	A.	Nationwide Life Insurance Company	Series J		$4,500,000
	B.	Nationwide Life and Annuity Insurance Company	Series J		$2,000,000
	C.	Nationwide Mutual Insurance Company	Series J		$1,500,000

21.	New York Life Insurance Company		Series J	$10,000,000	$10,000,000
22.	Ohio National Life Insurance		Series J	$5,000,000	$5,000,000
23.	Pacific Life Insurance Company		Series I Series J	$10,000,000 (Series I) $5,000,000 (Series J)	$10,000,000 (Series I) $5,000,000 (Series J)
24.	Principal Capital Management, LLC			$15,000,000 (Series H) $5,000,000 (Series J)
	A.	Principal Life Insurance Company	Series H Series J		$12,000,000 (Series H) $3,000,000 (Series H) $2,250,000 (Series J) $1,250,000 (Series J)
	B.	CGU Life Insurance Company	Series J		$1,500,000 (Series J)
25.	Provident Mutual Life Insurance Company		Series J	$4,000,000	$4,000,000
26.	Prudential Capital Group			$25,000,000 (Series H) $25,000,000 (Series J)
	A.	The Prudential Insurance Company of America	Series H Series J		$22,500,000 (Series H) $2,500,000 (Series H) $22,500,000 (Series J) $2,500,000 (Series J)
27.	Security Financial Life Insurance Company		Series J	$2,000,000	$2,000,000
28.	Summit Partners			$2,000,000
	A.	The Union Central Life Insurance Company	Series J		$2,000,000
29.	Teachers Insurance & Annuity Assoc.		Series J	$40,000,000	$40,000,000
30.	Travelers (Citigroup Global Investments)			$21,000,000 (Series J)
	A.	The Travelers Insurance Company	Series J		$8,000,000
	B.	The Travelers Insurance Company (for one of its separate accounts)	Series J		$10,000,000
	C.	The Travelers Insurance Company (for one of its separate accounts)	Series J		$3,000,000
31.	UNUMProvident Corporation		Series K	$14,000,000	$14,000,000

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
AIG LIFE INSURANCE COMPANY 175 Water Street—25th Floor New York, NY 10038	Series J $7,000,000
(1)
Payments:

    Cash Payments:

    Fed Reserve Bank of Boston
    011001234 / BOS SAFE DEP
    DDA# 169064
    Cost Center 1178
    Reference: AIG Life Insurance Company
    Reference: AGIFALI0012
    Reference: Plum Creek
    Reference: CUSIP#72925# AC 1 Principal Interest

(2)
Notices:

    Notifications and Reports in Respect of Payment:

    AIG Global Investment Corp.
    175 Water Street—25th Floor
    New York NY 10038
    Attention: Ms. Cathy Cosgrove
    Reference: AIG Life Insurance Company
    Reference: AGIFALI0012

    All other Notifications and Reports:

    AIG LIFE Insurance Company
    175 Water Street—25th Floor
    New York NY 10038
    Attention: Managing Director, Debt Private Placements

(3)
Notes Delivered To:

    Ms. Cathy Cosgrove
    AIG Global Investment Corp.
    175 Water Street—25th Floor
    New York, NY 10038
    Tel: 212-458-3354

(4)
Document Delivery Requirements:

(5)
Taxpayer ID Number: 25-1118523

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
SUNAMERICA LIFE INSURANCE COMPANY 700 Louisiana, Suite 3905 Houston, TX 77002	Series I $12,000,000
(Nominee name "OKGBD & Co.")	Series J $13,000,000

(1)
Payments:

    All payments on or in respect of the Certificates/Notes shall be by wire transfer of Federal or other immediately available funds to:

    Bankers Trust Company
    ABA No. 021-001-033
    Account No. 99-911-145
    For further credit to account No. 099530
    Ref: Plum Creek
    CUSIP # 72925 AB 3 and 72925 AC 1 Principal Interest

(2)
Notices:

    Address for all notices in respect of payment:

    SunAmerica Investments, Inc.
    2929 Allen Parkway; A-36
    Houston, TX 77019
    Attn: Operations Department
    Telephone: 713-831-6192
    Fax: 713-831-1072

    Address for all other communications including monthly reports:

    SunAmerica Investments, Inc.
    c/o AIG Global Investment Corp.
    175 Water Street, 25th Floor
    New York, NY 10038
    Attn: Gerald F. Herman
    Telephone: 212-458-2068
    Fax: 212-458-2247

(3)
Notes Delivered To:

    Bankers Trust Company
    Attn: Lorraine Squires
    14 Wall Street
    4th Floor, Window 43
    New York, NY 10005
    Reference: SunAmerica Life / Main
    Account # 099530

(4)
Document Delivery Requirements:

(5)
Taxpayer ID Number: Tax Identification Number for OKGBD & Co.: 13-3020293; Tax ID# for SunAmerica Life Insurance Company: 52-0502540

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
ALLSTATE LIFE INSURANCE COMPANY 3075 Sanders Road, STE G5D Northbrook, Illinois 60062-7127	Series I $4,000,000
Series J $4,000,000

(1)
Payments:

    All payments by Fedwire transfer of immediately available funds, identifying the name of the Issuer, the Private Placement Number preceded by "DPP" and the payment as principal, interest or premium, in the format as follows:

BBK	=	Harris Trust and Savings Bank ABA #071000288
BNF	=	Allstate Life Insurance Company Collection Account #168-117-0
ORG	=	Plum Creek Timberlands, L.P.
OBI	=	DPP—72925# AB 3 and 72925# AC 1
Payment Due Date: October 1, 2008 and October 1, 2011—P (Enter "P" and amount of principal being remitted, for example, P5000000.00) —I (Enter "I" and amount of interest being remitted, for example, I225000.00)
(2)
Notices:

    All notices of scheduled payments and written confirmations of such wire transfer to be sent to:

Allstate Insurance Company Investment Operations—Private Placements 3075 Sanders Road, STE G4A Northbrook, IL 60062-7127
Telephone:	(847) 402-6672 Private Placements (847) 402-3802 Bank Loans
Telecopy:	(847) 326-7032

    All financial reports, compliance certificates and all other written communications, including notice of prepayments, to be sent to:

Allstate Life Insurance Company Private Placements Department 3075 Sanders Road, STE G5D Northbrook, Illinois 60062-7127
Telephone:	(847) 402-8922
Telecopy:	(847) 402-3092
(3)
Notes Delivered To:

    Harris Trust and Savings Bank
    111 W. Monroe Street 6W
    Chicago, Illinois 60603
    Attention: Valerie Haney
    For Allstate Life Insurance Company/Safekeeping Account No. 846627

(4)
Document Delivery Requirements:

1)
One manually executed set of closing documents from the transaction, including manually executed copies of note purchase agreements, indentures (if any), security agreements (if any), legal opinions, and closing certificates, as well as any other documents relating to the transaction.

2)
Three conformed copies of each of the principal transaction documents, including note purchase agreements, indentures (if any), and security agreements (if any). In addition, if possible, we would like to receive the principal transaction documents by means of a 1.44Mb 3.5" diskette, using the Microsoft Word format if available.

(5)
Taxpayer ID Number: 36-2554642

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK 3075 Sanders Road, STE G4A	Series I $4,000,000
Northbrook, IL 60062-7127	Series J $4,000,000
(1)
Payments:

    All payments by Fedwire transfer of immediately available funds, identifying the name of the Issuer, the Private Placement Number preceded by "DPP" and the payment as principal, interest or premium, in the format as follows:

BBK	=	Harris Trust and Savings Bank ABA #071000288
BNF	=	Allstate Life Insurance Company of New York Collection Account #168-120-4
ORG	=	Plum Creek Timberlands, L.P.
OBI	=	DPP—72925# AB 3 and 72925# AC 1
Payment Due Date: October 1, 2008 and October 1, 2011—P (Enter "P" and amount of principal being remitted, for example, P5000000.00—I (Enter "I" and amount of interest being remitted, for example, I225000.00)
(2)
Notices:

    All notices of scheduled payments and written confirmations of such wire transfer to be sent to:

Allstate Insurance Company Investment Operations—Private Placements 3075 Sanders Road, STE G4A Northbrook, IL 60062-7127
Telephone:	(847) 402-6672 Private Placements (847) 402-3802 Bank Loans
Telecopy:	(847) 326-7032

    All financial reports, compliance certificates and all other written communications, including notice of prepayments, to be sent to:

Allstate Life Insurance Company Private Placements Department 3075 Sanders Road, STE G5D Northbrook, Illinois 60062-7127
Telephone:	(847) 402-8922
Telecopy:	(847) 402-3092

(3)
Notes Delivered To:

    Citibank, N.A.
    333 West 34th Street
    3rd Floor Securities Vault
    New York, New York 10001
    Attention: Keith Whyte
    For Allstate Life Insurance Company of New York/
    Safekeeping Account No. 846684

(4)
Document Delivery Requirements:

1)
One manually executed set of closing documents from the transaction, including manually executed copies of note purchase agreements, indentures (if any), security agreements (if any), legal opinions, and closing certificates, as well as any other documents relating to the transaction.

2)
Three conformed copies of each of the principal transaction documents, including note purchase agreements, indentures (if any), and security agreements (if any). In addition, if possible, we would like to receive the principal transaction documents by means of a 1.44Mb 3.5" diskette, using the Microsoft Word format if available.

(5)
Taxpayer ID Number: 36-2608394

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
CITIBANK, Federal Savings Bank as Collateral Agent and Trustee Under the Security and Trust Agreement	Series I $2,000,000
Dated as of September 1, 1993 (Northbrook Life Insurance Company, Secured Party and Beneficiary)	Series J $2,000,000
c/o Allstate Life Insurance Company
3075 Sanders Road STE G5D
Northbrook, IL 60062-7127
(1)
Payments:

    All payments by Fedwire transfer of immediately available funds, identifying the name of the Issuer, the Private Placement Number preceded by "DPP" and the payment as principal, interest or premium, in the format as follows:

BBK	=	Harris Trust and Savings Bank ABA #071000288
BNF	=	Allstate Life Insurance Company Collection Account #168-124-6
ORG	=	Plum Creek Timberlands, L.P.
OBI	=	DPP—72925# AB 3 and 72925# AC 1
Payment Due Date: October 1, 2008 and October 1, 2011—P (Enter "P" and amount of principal being remitted, for example, P5000000.00—I (Enter "I" and amount of interest being remitted, for example, I225000.00)

(2)
Notices:

    All notices of scheduled payments and written confirmations of such wire transfer to be sent to:

Allstate Insurance Company Investment Operations—Private Placements 3075 Sanders Road, STE G4A Northbrook, IL 60062-7127
Telephone:	(847) 402-6672 Private Placements (847) 402-3802 Bank Loans
Telecopy:	(847) 326-7032

    All financial reports, compliance certificates and all other written communications, including notice of prepayments, to be sent to:

    Allstate Life Insurance Company
    Private Placements Department
    3075 Sanders Road, STE G5D
    Northbrook, Illinois 60062-7127
    Telephone: (847) 402-8922 / Telecopy: (847) 402-3092

(3)
Notes Delivered To:

    Harris Trust and Savings Bank
    111 W. Monroe Street 6W
    Chicago, Illinois 60603
    Attention: Valerie Haney
    For Allstate Life Insurance Company/Safekeeping Account No. 846635

(4)
Document Delivery Requirements:

1)
One manually executed set of closing documents from the transaction, including manually executed copies of note purchase agreements, indentures (if any), security agreements (if any), legal opinions, and closing certificates, as well as any other documents relating to the transaction.

2)
Three conformed copies of each of the principal transaction documents, including note purchase agreements, indentures (if any), and security agreements (if any). In addition, if possible, we would like to receive the principal transaction documents by means of a 1.44Mb 3.5" diskette, using the Microsoft Word format if available.

(5)
Taxpayer ID Number: 36-2554642

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
AMERICAN FIDELITY ASSURANCE COMPANY c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, MN 55101 (Nominee name "Booth & Co.")	Series I $2,000,000
(1)
Payments:

    All payments on account of the Notes shall be made by wire transfer of immediately available funds to:

First Fidelity Bank, N.A. 5800 N.W. 39th Oklahoma City, OK 73122-2120 ABA #1030-0269-1 Acct #1040120179
For credit to: InvesTrust Account Number: 1040120179 Attn: Tina Swaim & Ron Mitchell
For further credit to:	American Fidelity Assurance Company Account Number: 52010414 Attn: Trust Operations

      Also, please reference sufficient information to identify the source and application of such funds.

(2)
Notices:

    All notices and statements should be sent to the following address:

American Fidelity Assurance Company c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, MN 55101 Attn: Client Administrator
(3)
Notes Delivered To:
Northern Trust Company of New York 40 Broad Street, 8th Floor New York, NY 10004-2315
Attn:	Settlements for Account #1746957
American Fidelity Assurance Company
(4)
Document Delivery Requirements:

    One complete set of executed closing documents and one composite conformed copy of the Note Agreement

(5)
Taxpayer ID Number: 73-0714500

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
FARM BUREAU LIFE INSURANCE COMPANY OF MICHIGAN c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, MN 55101	Series J $1,000,000
(1)
Payments:

    All payments on account of the Notes shall be made by wire transfer of immediately available funds to:

Comerica Bank Detroit, MI ABA #072-000-096

    For credit to:

Trust Operation—Fixed Income Unit Cost Center 98530 Account Number: 21585-98530

    For further credit to:

      Farm Bureau Life Insurance Company of Michigan—Account Number: 011000312124

    Also, please reference sufficient information to identify the source and application of such funds.

(2)
Notices:

    All notices and statements should be sent to the following address:

Farm Bureau Life Insurance Company of Michigan c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, MN 55101 Attn: Client Administrator
(3)
Notes Delivered To:
Comerica Bank Attn: Dan Molnar MC 3462 411 West Lafayette Detroit, MI 48275-3404
Reference:	Farm Bureau Life Insurance Company of Michigan
Internal Account Number: 011000312124
(4)
Document Delivery Requirements:

    One complete set of executed closing documents and one composite conformed copy of the Note Agreement.

(5)
Taxpayer ID Number: 38-6053670

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
MINNESOTA LIFE INSURANCE COMPANY 400 Robert Street North St. Paul, Minnesota 55101 Attention: Advantus Capital Management, Inc.	Series I $3,000,000
(1)
Payments:

    Transfer of immediately available funds to:

Bankers Trust New York ABA #021-001-033 DDA #50-189518 Ref: Plum Creek Timberlands, L.P., 7.25% Series I Senior Notes, due October 1, 2008, CUSIP 72925 AB3, P&I Breakdown
(2)
Notices:
Minnesota Life Insurance Company 400 Robert Street North St. Paul, Minnesota 55101 Attention: Advantus Capital Management, Inc.
(3)
Notes Delivered To:
Minnesota Life Insurance Company 400 Robert Street North St. Paul, Minnesota 55101 Attention: Advantus Capital Management, Inc.
(4)
Document Delivery Requirements:

    One complete set of executed closing documents and one composite conformed copy of the Note Agreement.

(5)
Taxpayer ID Number: 41-0417830

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
MTL INSURANCE COMPANY c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, MN 55101 (Nominee name "ELL & Co.")	Series J $1,000,000
(1)
Payments:

All payments on account of the Notes shall be made by wire transfer of immediately available funds to:

  The Northern Chgo/Trust
  ABA #071-000-152

For credit to:

  Account Number: 5186041000

For further credit to:

  MTL Insurance Company
  Account Number: 26-00621
  Attn: Income Collections

Also, please reference sufficient information to identify the source and application of such funds.

(2)
Notices:

All notices and statements should be sent to the following address:

  MTL Insurance Company
  c/o Advantus Capital Management, Inc.
  400 Robert Street North
  St. Paul, MN 55101
  Attn: Client Administrator

(3)
Notes Delivered To:

  Northern Trust Company of New York
  40 Broad Street, 8th Floor
  New York, NY 10004
  Attn: Settlements for Account #26-00621
      MTL Ins. Company

(4)
Document Delivery Requirements:

One complete set of executed closing documents and one composite conformed copy of the Note Agreement.

(5)
Taxpayer ID Number: 36-1516780

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
BERKSHIRE LIFE INSURANCE COMPANY OF AMERICA 700 South Street Pittsfield, Massachusetts 01201-8285 (Nominee Name "CUDD & Co.")	Series J $5,000,000
(1)
Payments:

Payment by wire to:

  The Chase Manhattan Bank
  FED ABA #021000021
  Chase/NYC/CTR/BNF
  A/C 900-9-000200
  Reference A/C #G07064, Berkshire Life Insurance
  Plum Creek Timberlands, L.P., 7.66% Series J Senior Notes due October 1, 2011
  CUSIP/PPN: 72925# AC 1

(2)
Notices:

Address for all notices relating to payments:

  Berkshire Life Insurance Company of America
  c/o The Guardian Life Insurance Company of America
  Attn: Investment Accounting Dept. 17-B
  7 Hanover Square
  New York, NY 10004-2616
  FAX (212) 598-7011

Address for all other communications and notices:

  Berkshire Life Insurance Company of America
  700 South Street
  Pittsfield, Massachusetts 01201-8285
  Attn: Ellen Whittaker
  Fax #: (413) 442-9763

(3)
Notes Delivered To:

  Chase Manhattan Bank
  4 New York Plaza—Ground Floor Receive Window
  New York, NY 10004
  Reference A/C #G07064, Berkshire Life Insurance

(4)
Document Delivery Requirements: one original closing set and one composite conformed set

  Bradley J. Klose, Esq.
  Berkshire Life Insurance Company of America
  700 South Street
  Pittsfield, MA 01201

(5)
Taxpayer ID Number: 13-6022143

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA c/o Berkshire Life Insurance Company of America 700 South Street Pittsfield, Massachusetts 01201-8285 (Nominee name "CUDD & Co.")	Series J $6,000,000
(1)
Payments:

Payment by wire to:

  The Chase Manhattan Bank
  FED ABA #021000021
  Chase/NYC/CTR/BNF
  A/C 900-9-000200
  Reference A/C #G05978, Guardian Life
  Plum Creek Timberlands, L.P., 7.66% Series J Senior Notes due October 1, 2011
  CUSIP/PPN: 72925# AC 1

(2)
Notices:

Address for all notices relating to payments:

  The Guardian Life Insurance Company of America
  Attn: Investment Accounting Dept. 17-B
  7 Hanover Square
  New York, NY 10004-2616
  FAX (212) 598-7011

Address for all other communications and notices:

  The Guardian Life Insurance Company of America
  c/o Berkshire Life Insurance Company of America
  700 South Street
  Pittsfield, Massachusetts 01201-8285
  Attn: Ellen Whittaker
  Fax #: (413) 442-9763

(3)
Notes Delivered To:

  Chase Manhattan Bank
  4 New York Plaza—Ground Floor Receive Window
  New York, NY 10004
  Reference: A/C # G05978, Guardian Life

(4)
Document Delivery Requirements: one original closing set and one composite conformed set

  Bradley J. Klose, Esq.
  Berkshire Life Insurance Company of America
  700 South Street
  Pittsfield, MA 01201

(5)
Taxpayer ID Number: 13-6022143

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
THE CANADA LIFE ASSURANCE COMPANY 330 University Ave. (SP-11) Toronto, ON M5G 1R8 (Nominee Name "J. Romeo & Co.")	Series J $1,000,000
(1)
Payments:

Cash Wire Instructions:

  Chase Manhattan Bank
  ABA 021-000-021
  A/c #900-0-000200
  Trust Account No. G52750
  Reference: CUSIP, Name of Issuer & description, and
  Principal and Interest payment

Payment Instructions (by mail):

  Mail check payment to:
  J. Romeo & Co.
  c/o Chase Manhattan Bank
  P.O. Box 50000
  Newark, New Jersey 07101-8006
  Attn: Funds Clearance/ A/C # G 52750
  Reference: Plum Creek Timberlands, L.P., 7.66% Series J Senior Notes due October 1, 2011

(2)
Notices:

Depository Trust Company:

  Chase Manhattan Bank
  Agent ID No. 26368
  Agent DTC No. 902
  Institution ID No. 58499
  For: The Canada Life Assurance Company
      Trust Account Number: G52750

For Call or Maturity Payment:

  Chase Manhattan Bank
  ABA 021-000-021
  A/C #900-0-000192
  Trust Account G52750
  Reference: Plum Creek Timberlands, L.P., 7.66% Series J Senior Notes due October 1, 2011

Please send notices of payment and written confirmations of wire transfers to:

  Chase Manhattan Bank
  North American Insurance
  3 Chase MetroTech Centre—6th Floor
  Brooklyn, N.Y. 11245
   Attn: Doll Balbadar

Copy to:

  The Canada Life Assurance Company
  330 University Ave. SP-12

  Securities Accounting
  Toronto, ON M5G 1R8

Please send financial statements & correspondence to:

  Canada Life Assurance Company
  330 University Ave. (SP-11)
  Toronto, ON M5G 1R8
  Attn: Paul English, US Investments Division

(3)
Notes Delivered To:

  By Messenger (sent within the state of New York):
  Chase Manhattan Bank
  4 New York Plaza
  Ground Floor Window
  New York, NY 10004-2477
  Reference: The Canada Life Assurance Company
      Trust Account Number: G52750

  By Courier (sent from outside the state of New York):
  Chase Manhattan Bank
  4 New York Plaza—1st Floor
  New York, NY 10004-2477
  Attention: Mike Jones—Outsourcing Dept. (212) 623-1023
  Reference: The Canada Life Assurance Company
  Trust Account Number: G52750

(4)
Document Delivery Requirements:

(5)
Taxpayer ID Number: 38-0397420

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
THE CANADA LIFE ASSURANCE COMPANY 330 University Ave. (SP-11) Toronto, ON M5G 1R8 (Nominee Name "J. Romeo & Co.")	Series J $1,100,000
(1)
Payments:

Cash Wire Instructions:

  Chase Manhattan Bank
  ABA 021-000-021
  A/c #900-0-000200
  Trust Account No. G52708
  Reference: Plum Creek Timberlands, L.P., 7.66% Series J Senior Notes due October 1, 2011

Payment Instructions (by mail):

  Mail check payment to:
  J. Romeo & Co.
  c/o Chase Manhattan Bank
  P.O. Box 35308
  Newark, New Jersey 07101-8006
  Attn: Funds Clearance/ A/C # G 52708
  Reference: Plum Creek Timberlands, L.P., 7.66% Series J Senior Notes due October 1, 2011 and
  Principal and Interest payment

(2)
Notices:

Depository Trust Company:

  Chase Manhattan Bank
  Agent ID No. 26368
  Agent DTC No. 902
  Institution ID No. 58499
  For: The Canada Life Assurance Company
      Trust Account Number: G52708

For Call or Maturity Payment:

  Chase Manhattan Bank
  ABA 021-000-021
  A/C #900-0-000192
  Trust Account G52708
  Reference: Plum Creek Timberlands, L.P., 7.66% Series J Senior Notes due October 1, 2011

Please send notices of payment and written confirmations of wire transfers to:

  Chase Manhattan Bank
  North American Insurance
  3 Chase MetroTech Centre—6th Floor
  Brooklyn, N.Y. 11245
   Attn: Doll Balbadar

Copy to:

  The Canada Life Assurance Company
  330 University Ave. SP-12

  Securities Accounting
  Toronto, ON M5G 1R8

Please send financial statements & correspondence to:

  Canada Life Assurance Company
  330 University Ave. (SP-11)
  Toronto, ON M5G 1R8
  Attn: Paul English, US Investments Division

(3)
Notes Delivered To:

  By Messenger (sent within the state of New York):
  Chase Manhattan Bank
  4 New York Plaza
  Ground Floor Window
  New York, NY 10004-2477
  Reference: The Canada Life Assurance Company
      Trust Account Number: G52708

  By Courier (sent from outside the state of New York):
  Chase Manhattan Bank
  4 New York Plaza—1st Floor
  New York, NY 10004-2477
  Attention: Mike Jones—Outsourcing Dept. (212) 623-1023
  Reference: The Canada Life Assurance Company
      Trust Account Number: G52708

(4)
Document Delivery Requirements:

(5)
Taxpayer ID Number: 38-0397420

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
THE CANADA LIFE ASSURANCE COMPANY 330 University Ave. (SP-11) Toronto, ON M5G 1R8 (Nominee Name "J. Romeo & Co.")	Series J $1,900,000
(1)
Payments:

Cash Wire Instructions:

  Chase Manhattan Bank
  ABA 021-000-021
  A/c #900-9-000200
  Trust Account No. G08808
  Reference: Plum Creek Timberlands, L.P., 7.66% Series J Senior Notes due October 1, 2011,
  CUSIP # 72925 # AD 9, and
  Principal and Interest payment

Payment Instructions (by mail):

  Mail check payment to:
  J. Romeo & Co.
  c/o Chase Manhattan Bank
  P.O. Box 35308
  Newark, New Jersey 07101-8006
  Attn: Funds Clearance/ A/C # G 08808
  Reference: Plum Creek Timberlands, L.P., 7.66% Series J Senior Notes due October 1, 2011,
  CUSIP # 72925 # AD 9

(2)
Notices:

Depository Trust Company:

  Chase Manhattan Bank
  Agent ID No. 26368
  Agent DTC No. 902
  Institution ID No. 58499
  For: The Canada Life Assurance Company
          Trust Account Number: G08808

For Call or Maturity Payment:

  Chase Manhattan Bank
  ABA 021-000-021
  A/C #900-9-000192
  Trust Account G08808
  Reference: Plum Creek Timberlands, L.P., 7.66% Series J Senior Notes due October 1, 2011,
  CUSIP # 72925 # AD 9

Please send notices of payment and written confirmations of wire transfers to:

  Chase Manhattan Bank
  North American Insurance
  3 Chase MetroTech Centre—6th Floor
  Brooklyn, N.Y. 11245
   Attn: Doll Balbadar

Copy to:

  The Canada Life Assurance Company
  330 University Ave. SP-12
  Securities Accounting
  Toronto, ON M5G 1R8

Please send financial statements & correspondence to:

  Canada Life Assurance Company
  330 University Ave. (SP-11)
  Toronto, ON M5G 1R8
  Attn: Paul English, US Investments Division

(3)
Notes Delivered To:

  By Messenger (sent within the state of New York):
  Chase Manhattan Bank
  4 New York Plaza
  Ground Floor Window
  New York, NY 10004-2477
  Reference: The Canada Life Assurance Company
  Trust Account Number: G08808

  By Courier (sent from outside the state of New York):
  Chase Manhattan Bank
  4 New York Plaza—1st Floor
  New York, NY 10004-2477
  Attention: Mike Jones—Outsourcing Dept. (212) 623-1023
  Reference: The Canada Life Assurance Company
                    Trust Account Number: G08808

(4)
Document Delivery Requirements:

(5)
Taxpayer ID Number: 38-0397420

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
THE CANADA LIFE ASSURANCE COMPANY 330 University Ave. (SP-11) Toronto, ON M5G-1R8 (Nominee Name "J. Romeo & Co.")	Series J $1,000,000
(1)
Payments:

Cash Wire Instructions:

  Chase Manhattan Bank
  ABA 021-000-021
  A/c #900-9-000200
  Trust Account No. G08798
  Reference: Plum Creek Timberlands, L.P., 7.66% Series J Senior Notes due October 1, 2011

Payment Instructions (by mail):

  Mail check payment to:
  J. Romeo & Co.
  c/o Chase Manhattan Bank
  P.O. Box 35308
  Newark, New Jersey 07101-8006
  Attn: Funds Clearance/ A/C # G 08798
  Reference: Plum Creek Timberlands, L.P., 7.66% Series J Senior Notes due October 1, 2011

(2)
Notices:

Depository Trust Company:

  Chase Manhattan Bank
  Agent ID No. 26368
  Agent DTC No. 902
  Institution ID No. 58499
  For: The Canada Life Assurance Company
          Trust Account Number: G08798

For Call or Maturity Payment:

  Chase Manhattan Bank
  ABA 021-000-021
  A/C #900-9-000192
  Trust Account G08798
  Reference: Plum Creek Timberlands, L.P., 7.66% Series J Senior Notes due October 1, 2011

Please send notices of payment and written confirmations of wire transfers to:

  Chase Manhattan Bank
  North American Insurance
  3 Chase MetroTech Centre—6th Floor
  Brooklyn, N.Y. 11245
   Attn: Doll Balbadar

Copy to:

  The Canada Life Assurance Company
  330 University Ave. SP-12

  Securities Accounting
  Toronto, ON M5G 1R8

Please send financial statements & correspondence to:

  Canada Life Assurance Company
  330 University Ave. (SP-11)
  Toronto, ON M5G 1R8
  Attn: Paul English, US Investments Division

(3)
Notes Delivered To:

  By Messenger (sent within the state of New York):
  Chase Manhattan Bank
  4 New York Plaza
  Ground Floor Window
  New York, NY 10004-2477
  Reference: The Canada Life Assurance Company
                    Trust Account Number: G08798

  By Courier (sent from outside the state of New York):
  Chase Manhattan Bank
  4 New York Plaza—1st Floor
  New York, NY 10004-2477
  Attention: Mike Jones—Outsourcing Dept. (212) 623-1023
  Reference: The Canada Life Assurance Company
                    Trust Account Number: G08798

(4)
Document Delivery Requirements:

(5)
Taxpayer ID Number: 38-0397420

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
CLARICA LIFE INSURANCE COMPANY-U.S. c/o Clarica U.S. Inc. 13890 Bishops Drive, Suite 300 Brookfield, WI 53005	Series I $4,000,000
(1)
Payments:

All payments on account of the Notes shall be made by wire or intrabank transfer of immediately available funds to:

Bank Name:	Wells Fargo Bank Minnesota, N.A.
ABA Routing Transit Number:	091000019
Beneficiary Account Name:	Trust Wire Clearing Mpls.
Beneficiary Account Number:	0000840245 (Must be 10 digits in length)
OBI	FFC: I.C. 13075700
Wells Fargo Client Account Name:	UL-Bank Plan
Reference:	Plum Creek Timberlands L.P. PPN: 72925 AB 3; P=; I=; End Balance=
(2)
Notices:

All notices in respect of payment shall be delivered to:

  Clarica Life Insurance Company-U.S.
  c/o Clarica U.S. Inc.
  Attn: Nick Marzinski
  13890 Bishops Drive, Suite 300
  Brookfield, WI 53005
  Telephone: (262) 641-4042
  Facsimile: (701) 298-7527

All other communications shall be delivered to:

  Clarica Life Insurance Company-U.S.
  c/o Clarica U.S. Inc.
  Attn: Nick Marzinski
  13890 Bishops Drive, Suite 300
  Brookfield, WI 53005
  Telephone: (262) 641-4042
  Facsimile: (701) 298-7527

(3)
Notes Delivered To:

(4)
Document Delivery Requirements:

(5)
Taxpayer ID Number: 45-0208990

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
CONNECTICUT GENERAL LIFE	Series J
INSURANCE COMPANY	$3,000,000
900 Cottage Grove Road
Bloomfield, CT 06002	$3,000,000
(Nominee Name "CIG & Co.)
$1,000,000
(1)
Payments:

All payments on account of the Notes shall be made by wire transfer of immediately available funds to:

Bank Name:	Chase Manhattan Bank
ABA Routing Transit Number:	021000021
Beneficiary Account Name:	CIGNA Private Placements
Beneficiary Account Number:	9009001802
Ref:	Plum Creek Timberlands, L.P., 7.66% Series J Senior Notes due October 1, 2011, CUSIP/PPN 72925# AC 1, and application (as among principal, premium and interest of the payment being made); contact name and phone
(2)
Notices

All notices in respect of payment shall be delivered to:

  CIG & CO.
  c/o CIGNA Investments, Inc.
  Attn: Securities Processing S-146
  900 Cottage Grove Road
  Hartford, CT 06152-2146

  CIG & CO.
  c/o CIGNA Retirement & Investment Services
  Attn: Private and Alternative Investments, H16B
  280 Trumbull Street
  Hartford, CT 06103

  with a copy to:
  Chase Manhattan Bank
  Private Placement Servicing
  PO Box 1508, Bowling Green Station
  New York, NY 10081
  Attn: CIGNA Private Placements

All other notices shall be delivered to:

  CIG & CO.
  c/o CIGNA Retirement & Investment services
  Attn: Private and Alternative Investments, H16B
  280 Trumbull Street
  Hartford, CT 06103

(3)
Notes Delivered To (include transmittal letter):

  Original:

  The Chase Manhattan Bank
  4 New York Plaza, 11th Floor
  New York, NY 10004
  Attn: Jennifer John

  Copy:

  Susan B. Hoffnagle, Esq.
  CIGNA Retirement & Investment Services
  280 Trumbull Street
  H16C
  Hartford, CT 06103

(4)
Document Delivery Requirements:

(5)
Taxpayer ID Number: 13-3574027

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES c/o Alliance Capital Management Corporation 1345 Avenue of the Americas, 37th Floor New York, NY 10105	Series J $10,000,000
(1)
Payments:

    All payments shall be made by wire transfer of immediately available funds to:

  The Chase Manhattan Bank, N.A.
  Account(s): The Equitable Life Assurance Society of the United States
  1251 Avenue of the Americas
  New York, New York 10020
  ABA No.: 021-000021
  Account Number: 037-2-417394

Each such wire shall show the name of the Company, the Private Placement Number, the due date of the payment being made and, if such payment is a final payment. All notices of payments and written confirmations of wire transfers should be sent to it:

  c/o Alliance Capital Management Corporation
  767 5th Avenue, 20th Floor
  New York, New York 10153
  Attention: Cosmo Valente [Telephone #: (212) 823-8676]

(2)
Notices:

Address for all other communications:

  The Equitable Life Assurance Society of the United States
  c/o Alliance Capital Management Corporation
  1345 Avenue of the Americas, 37th Floor
  New York, NY 10105
  Attention: Sverker Johansson, Vice President of Alliance Capital Management Corporation and an Investment Officer of The Equitable Life Assurance Society of the United States
  [Telephone: (212) 969-1331]

(3)
Notes Delivered To:

  The Equitable Life Assurance Society of the United States
  1290 Avenue of the Americas, 12th Floor
  New York, New York 10104
  Attention: Lynda Scales
      Telephone Number: (212) 314-4130

(4)
Document Delivery Requirements:

(5)
Taxpayer ID Number: IRS Employer Identification Number: 13-557-0651

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
GENERAL ELECTRIC CAPITAL	Series H
ASSURANCE COMPANY	$10,000,000
Two Union Square, 601 Union Street
Seattle, WA 98101	Series I
(Nominee Name "SALKELD & CO.")	$5,000,000
(1)
Payments:

  All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

  Bankers Trust Company
  14 Wall Street
  New York, NY 10005
  SWIFT Code: BKTR US 33
  ABA #021001033
  Account Number 99-911-145
  FCC #: 097833
  Ref: Plum Creek Timberlands, L.P., 6.96% Series H Senior Notes due October 1, 2006, CUSIP/PPN 72925# AA 5, identify principal or interest and Plum Creek Timberlands, L.P., 7.25% Series I Senior Notes due October 1, 2008, CUSIP/PPN 72925# AB 3, identify principal or interest.

(2)
Notices:

All notices and communications:

  GE Financial Assurance
  Account: General Electric Capital Assurance Company
  Two Union Square, 601 Union Street
  Seattle, WA 98101
  Attn: (see below)

Original note agreement, conformed copy of the note agreement, amendment requests, financial statements to be addressed as follows:

  Attn: Investment Dept., Private Placements
  Telephone No.: (206) 516-4954
  Fax No.: (206) 516-4578

Notices with respect to payments and written confirmation of each such payment, to be addressed as follows:

  Attn: Investment Accounting
  Telephone No.: (206) 516-4659
  Fax No.: (206) 516-4740

(3)
Notes Delivered To:

  Bankers Trust Company
  14 Wall Street, 4th Floor
  Mail Stop 4042, Window 61
  New York, NY 10005
  Acct #097833
  Attn: Lorraine Squires (212) 618-2200

(4)
Document Delivery Requirements:

(5)
Taxpayer ID Number: 91-6027719

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
GE EDISON LIFE INSURANCE COMPANY Two Union Square, 601 Union Street Seattle, WA 98101 (Nominee Name "SALKELD & CO.")	Series I $10,000,000
(1)
Payments:

  All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

  Bankers Trust Company
  14 Wall Street
  New York, NY 1005
  SWIFT Code: BKTR US 33, ABA #021001033, Account Number 99-911-145, FCC #: 098620
  Ref: Plum Creek Timberlands, L.P., 7.25% Series I Senior Notes due October 1, 2008, CUSIP/PPN 72925# AB 3, identify principal or interest

(2)
Notices:

All notices and communications:

  GE Financial Assurance
  Account: GE Edison Life Insurance Company
  Two Union Square, 601 Union Street
  Seattle, WA 98101
  Attn: (see below)

Original note agreement, conformed copy of the note agreement, amendment requests, financial statements to be addressed as follows:

  Attn: Investment Dept., Private Placements
  Tel: (206) 516-4954
  Fax: (206) 516-4578

Notices with respect to payments and written confirmation of each such payment, to be addressed as follows:

  Attn: Investment Accounting
  Tel: (206) 516-4649
  Fax: (206) 516-4740

(3)
Notes Delivered To:

  Bankers Trust Co.
  14 Wall Street, 4th Floor
  Mail Stop 4042, Window 61
  New York, NY 10005
  Acct #097817, Attn: Lorraine Squires (212) 618-2200

(4)
Document Delivery Requirements:

(5)
Taxpayer ID Number: 91-6027719

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
GENERAL ELECTRIC CAPITAL ASSURANCE COMPANY Two Union Square, 601 Union Street Seattle, WA 98101 (Nominee Name "SALKELD & CO.")	Series K $9,500,000
(1)
Payments:

  All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

  Bankers Trust Company
  14 Wall Street
  New York, NY 1005
  SWIFT Code: BKTR US 33, ABA #021001033, Account Number 99-911-145, FCC #: 097817
  Ref: Plum Creek Timberlands, L.P., 7.76% Series K Senior Notes due October 1, 2013, CUSIP/PPN 72925# AD 9, identify principal or interest

(2)
Notices:

All notices and communications:

  GE Financial Assurance
  Account: GECA LTC
  Two Union Square, 601 Union Street
  Seattle, WA 98101
  Attn: (see below)

Original note agreement, conformed copy of the note agreement, amendment requests, financial statements to be addressed as follows:

  Attn: Investment Dept., Private Placements
  Tel: (206) 516-4954
  Fax: (206) 516-4578

Notices with respect to payments and written confirmation of each such payment, to be addressed as follows:

  Attn: Investment Accounting
  Tel: (206) 516-4649
  Fax: (206) 516-4740

(3)
Notes Delivered To:

  Bankers Trust Co.
  14 Wall Street, 4th Floor
  Mail Stop 4042, Window 61
  New York, NY 10005
  Acct #097817, Attn: Lorraine Squires (212) 618-2200

(4)
Document Delivery Requirements:

(5)
Taxpayer ID Number: 91-6027719

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
FIRST COLONY LIFE INSURANCE COMPANY	Series J
Two Union Square, 601 Union Street	$3,000,000
Seattle, WA 98101
(Nominee Name "SALKELD & CO.")	Series K
$3,500,000
(1)
Payments:

  All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

  Bankers Trust Company
  14 Wall Street
  New York, NY 1005
  SWIFT Code: BKTR US 33, ABA #021001033, Account Number 99-911-145, FCC #: 098069
  Ref: Plum Creek Timberlands, L.P., 7.66% Series J Senior Notes due October 1, 2011, CUSIP/PPN 72925# AC 1, identify principal or interest and Plum Creek Timberlands, L.P., 7.76% Series K Senior Notes due October 1, 2013, CUSIP/PPN 72925# AD 9, identify principal or interest

(2)
Notices:

All notices and communications:

  GE Financial Assurance
  Account: First Colony Life Insurance Company
  Two Union Square, 601 Union Street
  Seattle, WA 98101
  Attn: (see below)

Original note agreement, conformed copy of the note agreement, amendment requests, financial statements to be addressed as follows:

  Attn: Investment Dept., Private Placements
  Tel: (206) 516-4954
  Fax: (206) 516-4578

Notices with respect to payments and written confirmation of each such payment, to be addressed as follows:

  Attn: Investment Accounting
  Tel: (206) 516-4649
  Fax: (206) 516-4740

(3)
Notes Delivered To:

  Bankers Trust Co.
  14 Wall Street, 4th Floor
  Mail Stop 4042, Window 61
  New York, NY 10005
  Acct #098069, Attn: Lorraine Squires (212) 618-2200

(4)
Document Delivery Requirements:

(5)
Taxpayer ID Number: 54-0596414

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
GE LIFE AND ANNUITY ASSURANCE COMPANY Two Union Square, 601 Union Street Seattle, WA 98101 (Nominee Name "SALKELD & CO.")	Series H $5,000,000
(1)
Payments:

  All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

  Bankers Trust Company
  14 Wall Street
  New York, NY 1005
  SWIFT Code: BKTR US 33, ABA #021001033, Account Number 99-911-145, FCC #: 097828
  Ref: Plum Creek Timberlands, L.P., 6.96% Series H Senior Notes due October 1, 2006, CUSIP/PPN 72925# AA 5, identify principal or interest

(2)
Notices:

All notices and communications:

  GE Financial Assurance
  Account: GE Life and Annuity Assurance Company
  Two Union Square, 601 Union Street
  Seattle, WA 98101
  Attn: (see below)

Original note agreement, conformed copy of the note agreement, amendment requests, financial statements to be addressed as follows:

  Attn: Investment Dept., Private Placements
  Tel: (206) 516-4954
  Fax: (206) 516-4578

Notices with respect to payments and written confirmation of each such payment, to be addressed as follows:

  Attn: Investment Accounting
  Tel: (206) 516-4649
  Fax: (206) 516-4740

(3)
Notes Delivered To:

  Bankers Trust Co.
  14 Wall Street, 4th Floor
  Mail Stop 4042, Window 61
  New York, NY 10005
  Acct #097828, Attn: Lorraine Squires (212) 618-2200

(4)
Document Delivery Requirements:

(5)
Taxpayer ID Number: 54-0283385

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
GE EDISON LIFE INSURANCE COMPANY Two Union Square, 601 Union Street Seattle, WA 98101 (Nominee Name "SALKELD & CO.")	Series J $5,000,000
(1)
Payments:

  All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

  Bankers Trust Company
  14 Wall Street
  New York, NY 1005
  SWIFT Code: BKTR US 33, ABA #021001033, Account Number 99-911-145, FCC #: 098775
  Ref: Plum Creek Timberlands, L.P., 7.66% Series J Senior Notes due October 1, 2011, CUSIP/PPN 72925# AC 1, identify principal or interest

(2)
Notices:

All notices and communications:

  GE Financial Assurance
  Account: GE Edison Life Insurance Company (VIP Account)
  Two Union Square, 601 Union Street
  Seattle, WA 98101
  Attn: (see below)

Original note agreement, conformed copy of the note agreement, amendment requests, financial statements to be addressed as follows:

  Attn: Investment Dept., Private Placements
  Tel: (206) 516-4954
  Fax: (206) 516-4578

Notices with respect to payments and written confirmation of each such payment, to be addressed as follows:

  Attn: Investment Accounting
  Tel: (206) 516-4649
  Fax: (206) 516-4740

(3)
Notes Delivered To:

  Bankers Trust Co.
  14 Wall Street, 4th Floor
  Mail Stop 4042, Window 61
  New York, NY 10005
  Acct #098775, Attn: Lorraine Squires (212) 618-2200

(4)
Document Delivery Requirements:

(5)
Taxpayer ID Number: None (Foreign Company)

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
GE GROUP ADMINISTRATORS, INC. Two Union Square, 601 Union Street Seattle, WA 98101 (Nominee Name "SALKELD & CO.")	Series J $1,000,000
(1)
Payments:

  All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

  Bankers Trust Company
  14 Wall Street
  New York, NY 1005
  SWIFT Code: BKTR US 33, ABA #021001033, Account Number 99-911-145, FCC #: 095038
  Ref: Plum Creek Timberlands, L.P., 7.66% Series J Senior Notes due October 1, 2011,
  CUSIP/PPN 72925# AC 1, identify principal or interest

(2)
Notices:

All notices and communications:

  GE Financial Assurance
  Account: GE Group Administrators, Inc.
  Two Union Square, 601 Union Street
  Seattle, WA 98101
  Attn: (see below)

Original note agreement, conformed copy of the note agreement, amendment requests, financial statements to be addressed as follows:

  Attn: Investment Dept., Private Placements
  Tel: (206) 516-4954
  Fax: (206) 516-4578

Notices with respect to payments and written confirmation of each such payment, to be addressed as follows:

  Attn: Investment Accounting
  Tel: (206) 516-4649
  Fax: (206) 516-4740

(3)
Notes Delivered To:

  Bankers Trust Co.
  14 Wall Street, 4th Floor
  Mail Stop 4042, Window 61
  New York, NY 10005
  Acct #095038, Attn: Lorraine Squires (212) 618-2200

(4)
Document Delivery Requirements:

(5)
Taxpayer ID Number: 06-1435452

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
GE GROUP LIFE ASSURANCE COMPANY Two Union Square, 601 Union Street Seattle, WA 98101 (Nominee Name "SALKELD & CO.")	Series J $1,000,000
(1)
Payments:

  All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

  Bankers Trust Company
  14 Wall Street
  New York, NY 1005
  SWIFT Code: BKTR US 33, ABA #021001033, Account Number 99-911-145, FCC #: 095037
  Ref: Plum Creek Timberlands, L.P., 7.66% Series J Senior Notes due October 1, 2011,
  CUSIP/PPN 72925# AC 1, identify principal or interest

(2)
Notices:

All notices and communications:

  GE Financial Assurance
  Account: GECA LTC
  Two Union Square, 601 Union Street
  Seattle, WA 98101
  Attn: (see below)

Original note agreement, conformed copy of the note agreement, amendment requests, financial statements to be addressed as follows:

  Attn: Investment Dept., Private Placements
  Tel: (206) 516-4954
  Fax: (206) 516-4578

Notices with respect to payments and written confirmation of each such payment, to be addressed as follows:

  Attn: Investment Accounting
  Tel: (206) 516-4649
  Fax: (206) 516-4740

(3)
Notes Delivered To:

  Bankers Trust Co.
  14 Wall Street, 4th Floor
  Mail Stop 4042, Window 61
  New York, NY 10005
  Acct #095037, Attn: Lorraine Squires (212) 618-2200

(4)
Document Delivery Requirements:

(5)
Taxpayer ID Number: 06-0893662

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
GOLDEN AMERICAN LIFE INSURANCE COMPANY	Series J
c/o ING Investment Management LLC	$7,000,000
100 Washington Avenue South, Suite 800
Minneapolis, MN 55401-2121	Series K
$12,000,000
(1)
Payments:

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

  The Bank of New York
  ABA #021000018
  BNF: IOC566—Income Collections
  Attn: William Cashman
  Ref: Golden American Life Insurance Company (MVA Acct.)
      Account #136374 and CUSIP 72925 # AC 1 and 72925 # AD 9, respectively

Each such wire transfer shall set forth the name of the Corporation, the full title (including the Coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, a reference to the PPN, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)
Notices:

Address for all notices relating to payments:

  ING Investment Management LLC
  5780 Powers Ferry Road, NW, Suite 300
  Atlanta, Georgia 30327-4349
  Attention: Securities Accounting
  Fax: (770) 690-4899

Address for all other communications and notices:

  ING Investment Management LLC
  100 Washington Avenue South, Suite 800
  Minneapolis, MN 55401-2121
  Attn: Jim Wittich
  Phone: (612) 342-3553
  Fax: (612) 372-5368

with copy to:

  ING Investment Management LLC
  5780 Powers Ferry Road, NW, Suite 300
  Atlanta, Georgia 30327-4349
  Attention: Private Placements
  Fax: (770) 690-4899

(3)
Notes Delivered To:

  John D. Inwood
  Director, Legal
  ING Investment Management LLC
  5780 Powers Ferry Road, NW

  Suite 300
  Atlanta, GA 30327-4349

(4)
Document Delivery Requirements: one conformed copy to John D. Inwood (at address listed in (3) above), one original set and one conformed copy to James Wittich (at address listed in (2) above)

(5)
Taxpayer ID Number: 41-0991508

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
NORTHERN LIFE INSURANCE COMPANY c/o ING Investment Management LLC 100 Washington Avenue South, Suite 800 Minneapolis, MN 55401-2121	Series J $6,000,000
(1)
Payments:

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

  BK of NYC
  IOC 566-INT'L CUSTODY
  ABA #: 021000018
  Ref: Northern Life Insurance Company
      Acct. #187036 and CUSIP # 72925 AC 1

Each such wire transfer shall set forth the name of the Corporation, the full title (including the Coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, a reference to the PPN, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)
Notices:

Address for all notices relating to payments:

  ING Investment Management LLC
  5780 Powers Ferry Road, NW, Suite 300
  Atlanta, Georgia 30327-4349
  Attention: Securities Accounting
  Fax: (770) 690-4899

Address for all other communications and notices:

  ING Investment Management LLC
  100 Washington Avenue South, Suite 800
  Minneapolis, MN 55401-2121
  Attn: Jim Wittich
  Phone: (612) 342-3553
  Fax: (612) 372-5368

with copy to:

  ING Investment Management LLC
  5780 Powers Ferry Road, NW, Suite 300
  Atlanta, Georgia 30327-4349
  Attention: Private Placements
  Fax: (770) 690-4889

(3)
Notes Delivered To:

  John D. Inwood
  Director, Legal
  ING Investment Management LLC
  5780 Powers Ferry Road, NW
  Suite 300
  Atlanta, GA 30327-4349

(4)
Document Delivery Requirements: one conformed copy to John D. Inwood (at address listed in (3) above), one original set and one conformed copy to James Wittich (at address listed in (2) above)

(5)
Taxpayer ID Number: 41-1295933

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
RELIASTAR LIFE INSURANCE COMPANY c/o ING Investment Management LLC 100 Washington Avenue South, Suite 800 Minneapolis, MN 55401-2121	Series K $1,000,000
(1)
Payments:

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

  BK of NYC
  IOC 566-INT'L CUSTODY
  ABA #: 021000018
  Ref: Reliastar Life Insurance Company
      #Acct. #187035 and CUSIP 72925 # AD 9

Each such wire transfer shall set forth the name of the Corporation, the full title (including the Coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, a reference to the PPN, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)
Notices:

Address for all notices relating to payments:

  ING Investment Management LLC
  5780 Powers Ferry Road, NW, Suite 300
  Atlanta, Georgia 30327-4349
  Attention: Securities Accounting
  Fax: (770) 690-4899

Address for all other communications and notices:

  ING Investment Management LLC
  100 Washington Avenue South, Suite 800
  Minneapolis, MN 55401-2121
  Attn: Jim Wittich
  Phone: (612) 342-3553
  Fax: (612) 372-5368

with copy to:

  ING Investment Management LLC
  5780 Powers Ferry Road, NW, Suite 300
  Atlanta, Georgia 30327-4349
  Attention: Private Placements
  Fax: (770) 690-4889

(3)
Notes Delivered To:

  John D. Inwood
  Director, Legal
  ING Investment Management LLC
  5780 Powers Ferry Road, NW
  Suite 300
  Atlanta, GA 30327-4349

(4)
Document Delivery Requirements: one conformed copy to John D. Inwood (at address listed in (3) above), one original set and one conformed copy to James Wittich (at address listed in (2) above)

(5)
Taxpayer ID Number: 41-0451140

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
THE HANOVER INSURANCE COMPANY 440 Lincoln Street Worcester, Massachusetts 01653 Attention: Investment Accounting	Series J $5,000,000

With A Copy To:

Allmerica Asset Management, Inc.
440 Lincoln Street
Worcester, MA 01653
Fax: (508) 852-6935

(1)
Payments:

  All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as to CUSIP #, issuer, coupon rate and due date and indicating that portion of each payment intended to comprise (i) principal, (ii) interest, and (iii) a premium or other payment, specifying each) to:

    Bankers Trust Company
    New York, New York 10005
    ABA No. 021 001 033
    Account No. 99-911-145 of Allmerica

    For Further Credit To:
    The Hanover Insurance Company
    Account No. 090248

(2)
Notices:

  All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

(3)
Notes Delivered To:

  Joseph MacDougall, Jr.
  Vice President and Associate General Counsel
  Allmerica Asset Management Company
  440 Lincoln Street
  Worcester, MA 01653

(4)
Document Delivery Requirements:

(5)
Taxpayer ID Number: 13-5129825

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
IDS LIFE INSURANCE COMPANY c/o American Express Financial Corporation 25601 AXP Financial Center Minneapolis, MN 55474 (Nominee Name "Sher Co.")	Series J $14,000,000
(1)
Payments:

All payments on or in respect of the Notes are to be made by wire transfer of Federal or other immediately available funds to:

  Wells Fargo Bank
  Minneapolis, Minnesota
  ABA #091000019
  For credit to: American Express Trust Company
  A/C #6355045360
  For the benefit of: Sher Co. (nominee)

  Ref: Plum Creek Timberlands, L.P. 7.66% Series J Senior Notes due October 1, 2011, CUSIP/PPN # 72925 AC 1 and information as to principal and interest with such wire transfer to identify the source and application of funds.

(2)
Notices:

Address for all notices relating to payments:

  Sher Co.
  c/o American Express Trust Company
  922 AXP Financial Center
  Minneapolis, MN 55474
  Attn: Marsha Beneke-Johnson
  Telephone No.: (612)671-2470
  Telecopy No.: (612)671-2409

Addresses for all other communications:

  American Express Financial Corporation
  25601 AXP Financial Center
  Minneapolis, MN 55474
  Attn: Director—Senior Securities Research Dept
  Telephone No.: (612)671-2561
  Telecopy No.: (612)671-1943

(3)
Notes Delivered To:

  American Express Trust Company
  Securities Clearance
  392 AXP Financial Center
  Minneapolis, MN 55474
  Attn: Chan Patel
  Telephone No.: (612)671-2459
  Telecopy No.: (612)671-2409

(4)
Document Delivery Requirements: one original set, four conformed copies

(5)
Taxpayer ID Number: 41-1430260

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
JEFFERSON PILOT FINANCIAL INSURANCE COMPANY Post Office Box 20407 Greensboro, North Carolina 27420	Series J $4,000,000
(1)
Payments:

  Jefferson Pilot Financial Insurance Company
  c/o The Bank of New York
  ABA 021000018 BNF: IOC566
  FURTHER CREDIT ACCT 060352
  Attention: P&I Department

Such wire transfer shall identify the issue to which the payment relates and shall identify the amount of principal interest and premium.

(2)
Notices:

Address for Bank Correspondence (copy to Purchaser at address below)

  Jefferson Pilot Financial Insurance Company
  c/o The Bank of New York
  Attention: P&I Department
  Post Office Box 19266
  Newark, New Jersey 07195

Purchaser's Address (for all notices):

  Jefferson Pilot Financial Insurance Company
  Post Office Box 20407
  Greensboro, North Carolina 27420
  Attention: Securities Administration
  FAX: (336) 691-3717

For Hand Delivery:

  100 North Greene Street
  Greensboro, North Carolina 27401
  Attention: Securities Administration

(3)
Notes Delivered To:

  Bank of New York
  One Wall Street
  3rd Floor Window A
  For Jefferson—Pilot Financial Account # 060352
  New York, New York 10286

A copy of the Note(s) should be sent to Jefferson Pilot Financial at the above address.

(4)
Document Delivery Requirements:

(5)
Taxpayer ID Number: 62-0395665

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
JEFFERSON-PILOT LIFE INSURANCE COMPANY Post Office Box 20407 Greensboro, North Carolina 27420	Series I $6,000,000
(1)
Payments:

  Jefferson-Pilot Life Insurance Company
  c/o The Bank of New York
  ABA 021000018 BNF: IOC566
  Custody Account 186100
  Attention: P&I Department

Such wire transfer shall identify the issue to which the payment relates and shall identify the amount of principal interest and premium.

(2)
Notices:

Address for Bank Correspondence (copy to Purchaser at address below):

  Jefferson-Pilot Life Insurance Company
  c/o The Bank of New York
  Attention: P&I Department
  Post Office Box 19266
  Newark, New Jersey 07195

Purchaser's Address (for all notices):

  Jefferson-Pilot Life Insurance Company
  Post Office Box 20407
  Greensboro, North Carolina 27420
  Attention: Securities Administration
  FAX: (336) 691-3717

For Hand Delivery:

  100 North Greene Street
  Greensboro, North Carolina 27401
  Attention: Securities Administration

(3)
Notes Delivered To:

  Bank of New York
  One Wall Street
  3rd Floor Window A
  For Jefferson-Pilot Life Account # 186100
  New York, New York 10286

A copy of the Note(s) should be sent to Jefferson-Pilot Life at the above address.

(4)
Document Delivery Requirements:

(5)
Taxpayer ID Number: 56-0359860

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
Series J
JOHN HANCOCK LIFE INSURANCE COMPANY	$11,500,000
JOHN HANCOCK LIFE INSURANCE COMPANY	$3,000,000
JOHN HANCOCK LIFE INSURANCE COMPANY	$1,000,000
JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY	$1,500,000
HARE & CO. (Signature 5 L.P.)	$3,000,000
200 Clarendon Street Boston, MA 02117
(1)
Payments:

Wire Information	Bank One, Illinois ABA No. 071 100 269 Account of: John Hancock Collection Account Account Number: 617423884 On Order of: Plum Creek
Wire Deadline:	12 Noon, Chicago time

All payments on account of the Notes or other obligations in accordance with the provisions thereof shall be made by bank wire or transfer of immediately available funds for credit by 12 noon, Chicago time.
(2)
Notices:

All notices shall be sent via fax AND mail according to the instructions below:

Scheduled Payments Unscheduled Prepayments Notice of Maturity	John Hancock Life Insurance Company 201 Knollwood Drive, Suite A Champaign, IL 61820-7594 Attn: Accounting Fax: (217) 356-1031	John Hancock Life Insurance Company 200 Clarendon St. Boston, MA 02117 Attn: Bond & Corp. Finance Group, T-57 Fax: (617) 572-1165

Include:

(a)
full name, interest rate and maturity date of the Notes or other obligations

(b)
allocation of payment between principal and interest and any special payment

(c)
name and address of Bank (or Trustee) from which the wire transfer was sent

Financial Statements Certificates of Compliance with Financial covenants Fax: (617) 572-1605	John Hancock Life Insurance Company 200 Clarendon St. Boston, MA 02117 Attn: Bond and Corporate Finance Group, T-57
COPY TO: 2520 Venture Oaks Way, Suite 120 Sacramento, CA 95833 Attn: C. Whit Hill Fax: (916) 922-4777
Change in Issuer's Name, address or Principal place of Business	John Hancock Life Insurance Company 200 Clarendon St. Boston, MA 02117 Attn: Investment Law Division, T-30
Change in location	Fax: (617) 572-9269
(3)
Notes Delivered To:

JOHN HANCOCK LIFE INSURANCE COMPANY 200 Clarendon Street, T-30 Boston, MA 02117 Attn: Pamela A. Memishian	SIGNATURE 5 L.P.: Bank of New York One Wall Street, Window A New York, NY 10268 A/C Name: Investors Bank & Trust Company Reference: 017001/Signature 5 L.P. 77634
(4)
Document Delivery Requirements:

Promptly after the closing (but not later than one week thereafter), one (1) fully executed original counterpart of the Purchase Agreement (Note Purchase Agreement, Securities Purchase Agreement, Loan Agreement, Participation Agreement, etc.) is to be sent to:

  John Hancock Life Insurance Company
  200 Clarendon Street
  Boston, MA 02117
  Attn: Investment Law Paralegal Unit, T-30

Promptly after the closing (but not later than 2 months thereafter; to the address listed above):

1 set of original closing documents
5 sets of bound, conformed copies of the principal operative documents
1 complete set of copies of the closing documents should be delivered to:

John Hancock Life Insurance Company
201 Knollwood Drive, Suite A Champaign, IL 61820-7594 Attn: Cathy Schweighart	2520 Ventura Oaks Way, Suite 120 Sacramento, CA 95833 Attn: C. Whit Hill. Fax: (916) 922-4777

If more than one Hancock or advisory account is participating in this transaction, the requirements set forth above only need to be fulfilled once (i.e., please don't send 5 conformed copies for each participating account) except where otherwise noted.

(5)
Taxpayer ID Number: 04-1414660

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
JOHN HANCOCK LIFE INSURANCE COMPANY 200 Clarendon Street Boston, MA 02117	Series K $18,000,000 $2,000,000
(1)
Payments:

Wire Information	Bank One, Illinois ABA No. 071 100 269 Account of: John Hancock Champaign Service Center—Mortgage/Bond Account Number: 617423603 On Order of: Plum Creek
Wire Deadline:	12 Noon, Chicago time

All payments on account of the Notes or other obligations in accordance with the provisions thereof shall be made by bank wire or transfer of immediately available funds for credit by 12 noon, Chicago time.
(2)
Notices:

      All notices shall be sent via fax AND mail according to the instructions below:

Scheduled Payments Unscheduled Prepayments Notice of Maturity	John Hancock Life Insurance Company 201 Knollwood Drive, Suite A Champaign, IL 61820-7594 Attn: Accounting Fax: (217) 356-1031	John Hancock Life Insurance Company 200 Clarendon St. Boston, MA 02117 Attn: Bond & Corp. Finance Group, T-57 Fax: (617) 572-1165

Include:

(a)
full name, interest rate and maturity date of the Notes or other obligations

(b)
allocation of payment between principal and interest and any special payment

(c)
name and address of Bank (or Trustee) from which the wire transfer was sent

Financial Statements Certificates of Compliance with Financial covenants Fax: (617) 572-1605	John Hancock Life Insurance Company 200 Clarendon St. Boston, MA 02117 Attn: Bond and Corporate Finance Group, T-57
COPY TO: 2520 Venture Oaks Way, Suite 120 Sacramento, CA 95833 Attn: C. Whit Hill Fax: (916) 922-4777
Change in Issuer's Name, address or Principal place of Business Change in location	John Hancock Life Insurance Company 200 Clarendon St. Boston, MA 02117 Attn: Investment Law Division, T-30 Fax: (617) 572-9269

(3)
Notes Delivered To:

JOHN HANCOCK LIFE INSURANCE COMPANY
200 Clarendon Street, T-30
Boston, MA 02117
Attn: Pamela A. Memishian

(4)
Document Delivery Requirements:

    Promptly after the closing (but not later than one week thereafter), one (1) fully executed original counterpart of the Purchase Agreement (Note Purchase Agreement, Securities Purchase Agreement, Loan Agreement, Participation Agreement, etc.) is to be sent to:

    John Hancock Life Insurance Company
    200 Clarendon Street
    Boston, MA 02117
    Attn: Investment Law Paralegal Unit, T-30

    Promptly after the closing (but not later than 2 months thereafter; to the address listed above):

1 set of original closing documents
5 sets of bound, conformed copies of the principal operative documents
1 complete set of copies of the closing documents should be delivered to:

John Hancock Life Insurance Company
201 Knollwood Drive, Suite A	2520 Ventura Oaks Way, Suite 120
Champaign, IL 61820-7594	Sacramento, CA 95833
Attn: Cathy Schweighart	Attn: C. Whit Hill.
Fax: (916) 922-4777

    If more than one Hancock or advisory account is participating in this transaction, the requirements set forth above only need to be fulfilled once (i.e., please don't send 5 conformed copies for each participating account) except where otherwise noted.

(5)
Taxpayer ID Number: 04-1414660

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
LUTHERAN BROTHERHOOD 625 Fourth Avenue South Minneapolis, MN 55415	Series I $8,000,000
(1)
Payments:

By Wire:	Wells Fargo Bank Minnesota, N.A., ABA #091000019 For Credit to Trust Clearing Account #0000840245 Attn: Carrie Archibald For Credit to: Lutheran Brotherhood, Account No. 12651300
By Mail:	Lutheran Brotherhood Wells Fargo Bank Minnesota, N.A. MAC N 9306-055, Investor's Building, 5th Floor 733 Marquette Avenue Minneapolis, MN 55485

      All payments must include the following information:

A/C Lutheran Brotherhood, Account No. 12651300
Plum Creek Timberlands, L.P., 7.25% Series I Senior Notes due October 1, 2008
CUSIP/PPN #: 72925# AB 3
Reference Purpose of Payment; Interest and/or Principal Breakdown
(2)
Notices of payments and written confirmation of such wire transfers to:

Lutheran Brotherhood Attn: Investment Accounting/Trading Administrator 625 Fourth Avenue South, 10th Floor Minneapolis, MN 55415
All other communications to:	Lutheran Brotherhood Attn: Investment Division 625 Fourth Avenue South Minneapolis, MN 55415 Fax: (612) 340-5776
(3)
Notes Delivered To:

  Wells Fargo Bank Minnesota, N.A.
  733 Marquette Avenue
  Attn: Client Services—Carrie Archibald
  MAC N 9306-055, Investor's Building, 5th Floor
  Minneapolis, MN 55479-0051
  Fax: (612) 667-0550

    With a copy to the Lutheran Brotherhood in-house attorney

(4)
Document Delivery Requirements:

(5)
Taxpayer ID Number: 41-0385700

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
METROPOLITAN INSURANCE AND ANNUITY COMPANY c/o Metropolitan Life Insurance Company Private Placement Unit 334 Madison Avenue Convent Station, NJ 07961-0633 Attn: Director	Series J $7,000,000
(1)
Payments:

    All payments on account of the Notes shall be made by wire transfer of immediately available funds to:

    The Chase Manhattan Bank
    New York, NY
    ABA No. 021000021
    Account No. 002-1-072301
    With reference to PPN #: 72925 AC 1

(2)
Notices:

    All notices in respect of payment shall be delivered to:

    Metropolitan Insurance and Annuity Company
    c/o Metropolitan Life Insurance Company
    Private Placement Unit
    334 Madison Avenue
    Convent Station, NJ 07961-0633
    Attn: Director

(3)
Notes Delivered To:

    Kimberly Banks MacKay, Esq.
    Metropolitan Life Insurance Company
    334 Madison Avenue
    Convent Station, NJ 07961-0633

(4)
Document Delivery Requirements:

(5)
Taxpayer ID Number: 13-2876440

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
METROPOLITAN LIFE INSURANCE COMPANY 334 Madison Avenue Convent Station, NJ 07961-0633 Attn: Director	Series J $20,000,000 Series K $11,000,000
(1)
Payments:

    All payments on account of the Notes shall be made by wire transfer of immediately available funds to:

    The Chase Manhattan Bank
    New York, NY
    ABA No. 021000021
    Account No. 022-2-410591
    With reference to PPN #: 72925# AC 1 for Series J and 72925 for Series K

(2)
Notices:

    All notices in respect of payment shall be delivered to:

    Metropolitan Life Insurance Company
    Private Placement Unit
    334 Madison Avenue
    Convent Station, NJ 07961-0633
    Attn: Director

(3)
Notes Delivered To:

    Kimberly Banks MacKay, Esq.
    Metropolitan Life Insurance Company
    334 Madison Avenue
    Convent Station, NJ 07961-0633

(4)
Document Delivery Requirements:

(5)
Taxpayer ID Number: 13-558-1829

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
MODERN WOODMEN OF AMERICA Attn: Investment Accounting Department 1701 First Avenue Rock Island, IL 61201	Series J $6,000,000
(1)
Payments:

    All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

    The Northern Trust Company
    50 South LaSalle Street
    Chicago, IL 60675
    ABA No. 071-000-152
    Account Name: Modern Woodmen of America
    Account No. 84352

    Each such wire transfer shall set forth the name of the Company, the full title (including the applicable coupon rate and final maturity date) of the Notes, a reference to PPN No. 72925 # AC 1 and the due date and application (as among principal, premium and interest) of the payment being made.

(2)
Notices:

    Address for all notices relating to payments:

    Modern Woodmen of America
    Attn: Investment Accounting Department
    1701 First Avenue
    Rock Island, IL 61201

    Address for all other communications and notices:

    Modern Woodmen of America
    Attn: Investment Department
    1701 First Avenue
    Rock Island, IL 61201

(3)
Notes Delivered To:

(4)
Document Delivery Requirements:

(5)
Taxpayer ID Number: 36-1493430

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
MONY LIFE INSURANCE COMPANY 1740 Broadway New York, NY 10019 (Nominee Name "J. ROMEO & Co.")	Series K $4,000,000
(1)
Payments:

    All payments by bank wire or intrabank transfer of Federal or other funds to:

    JP Morgan Chase Manhattan Bank, ABA #021000021, for credit to Private Income Processing Account No. 900 9000 200 for further credit to account G52963 in respect of principal in the amount of             and interest in the amount of      on the 7.76% Series K Senior Notes issued by Plum Creek Timberlands, L.P.

(2)
Notices:

    All Notices and Confirmations Relating to Payments:

    To JP Morgan Chase Manhattan Bank:

  (a)
  If by regular mail, registered mail, certified mail or Federal Express to:

      JP Morgan Chase Manhattan Bank
      14201 N. Dallas Parkway, 13th Floor
      Dallas, Texas 75254-2917

  (b)
  If by fax to:

      JP Morgan Chase Manhattan Bank
      (469) 477-1904

    With a second copy to MONY Life Insurance Company:

  (a)
  If by regular mail, registered mail, certified mail or Federal Express to:

      MONY Life Insurance Company
      1740 Broadway
      New York, NY 10019
      Attn: Securities Custody Division, M.D. 6-39A

  (b)
  If by fax to:

      (212) 708-2152
      Attn: Securities Custody Division, M.D. 6-39A

    Addresses for all other communications:

      MONY Life Insurance Company
      1740 Broadway
      New York, NY 10019
      Attn: Capital Management Unit
      Fax: (212) 708-2491

  (3)
  Notes Delivered To:

      MONY Life Insurance Company
      Law Department
      1740 Broadway
      New York, NY 10019

  (4)
  Document Delivery Requirements: one manually executed set of closing documents and three conformed copies

  (5)
  Taxpayer ID Number: 13-1632487

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
NATIONAL LIFE INSURANCE COMPANY One National Life Drive Montpelier, VT 05604	Series J $4,000,000
(1)
Payments:

    J.P. Morgan Chase & Co.
    New York, NY 10010
    ABA No. 021000021
    Account No. 910-4-017752

(2)
Notices:

    National Life Insurance Company
    One National Life Drive
    Montpelier, VT 05604
    Attn: Private Placements

(3)
Notes Delivered To:

(4)
Document Delivery Requirements:

(5)
Taxpayer ID Number: 03-0144090

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
LIFE INSURANCE COMPANY OF THE SOUTHWEST c/o National Life Insurance Company One National Life Drive Montpelier, VT 05604	Series I $5,000,000
(1)
Payments:

    J.P. Morgan Chase & Co.
    New York, NY 10010
    ABA No. 021000021
    Account No. 910-2-754349

(2)
Notices:

    Life Insurance Company of the Southwest
    c/o National Life Insurance Company
    One National Life Drive
    Montpelier, VT 05604
    Attn: Private Placements

(3)
Notes Delivered To:

(4)
Document Delivery Requirements:

(5)
Taxpayer ID Number: 75-0953004

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
NATIONWIDE LIFE INSURANCE COMPANY One Nationwide Plaza Columbus, Ohio 43215-2220	Series J $4,500,000
(1)
Payments:

    Wiring instructions:
    The Bank of New York
    ABA #021-000-018
    BNF: IOC566
    F/A/O Nationwide Life and Annuity Insurance Company
    Attn: P & I Department
    PPN# 72825 AC 1
    Security Description: Plum Creek Timberlands, L.P., 7.66% Series J Senior Notes due October 1, 2011

    Check instructions:
    Nationwide Life Insurance Company
    c/o The Bank of New York
    Attn: P & I Department
    PO Box 19266
    Newark, NJ 07195

    (Checks should be made payable to: Nationwide Life Insurance Company, and identified as to issuer, security, principal and interest)

(2)
Notices:

All notices of payment on or in respect to the security should be sent to:	All other notices and communications to:
Nationwide Life Insurance Company c/o The Bank of New York Attn: P & I Department PO Box 19266 Newark, NJ 07195	Nationwide Life Insurance Company Attn: Corporate Fixed-Income Securities One Nationwide Plaza (1-33-05) Columbus, Ohio 43215-2220
with a copy to:
Nationwide Life Insurance Company Attn: Investment Accounting One Nationwide Plaza (1-32-05) Columbus, Ohio 43215-2220
(3)
Notes Delivered To:

The Bank of New York One Wall street 3rd Floor - Window A New York, NY 10286 F/A/O Nationwide Life Insurance Co. Acct #267829
(4)
Document Delivery Requirements:

(5)
Taxpayer ID Number: 31-4156830

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY One Nationwide Plaza Columbus, Ohio 43215-2220	Series J $2,000,000
(1)
Payments:

    Wiring instructions:
    The Bank of New York
    ABA #021-000-018
    BNF: IOC566
    F/A/O Nationwide Life and Annuity Insurance Company
    Attn: P & I Department
    PPN# 72925 AC 1
    Security Description: Plum Creek Timberlands, L.P., 7.66% Series J Senior Notes due October 1, 2011

    Check instructions:

    Nationwide Life Insurance Company
    c/o The Bank of New York
    Attn: P & I Department
    PO Box 19266
    Newark, NJ 07195

    (Checks should be made payable to: Nationwide Life Insurance Company, and identified as to issuer, security, principal and interest)

(2)
Notices:

All notices of payment on or in respect to the security should be sent to:	All other notices and communications to:
Nationwide Life Insurance Company c/o The Bank of New York Attn: P & I Department PO Box 19266 Newark, NJ 07195	Nationwide Life Insurance Company Attn: Corporate Fixed-Income Securities One Nationwide Plaza (1-33-05) Columbus, Ohio 43215-2220
with a copy to:
Nationwide Life Insurance Company Attn: Investment Accounting One Nationwide Plaza (1-32-05) Columbus, Ohio 43215-2220
(3)
Notes Delivered To:

The Bank of New York One Wall street 3rd Floor - Window A New York, NY 10286 F/A/O Nationwide Life Insurance Co. Acct #267829
(4)
Document Delivery Requirements:

(5)
Taxpayer ID Number: 31-1000740

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
NATIONWIDE MUTUAL INSURANCE COMPANY One Nationwide Plaza Columbus, Ohio 43215-2220	Series J $1,500,000
(1)
Payments:

DTC instructions: The Bank of New York Institutional ID #32378 Agent Bank #26500, Clearing #901 Custody Acct. #264232 F/A/O Nationwide Mutual Insurance Co.	Check instructions: Nationwide Life Insurance Company c/o The Bank of New York Attn: P & I Department PO Box 19266 Newark, NJ 07195
Wiring instructions Trades only: BK OF NYC/CUST #264232 ABA #021000018 F/A/O Nationwide Mutual Insurance Co.	(Checks should be made payable to: Nationwide Life Insurance Company, and identified as to issuer, security, principal and interest)
Ineligible Instructions: Deliver to: The Bank of New York Window A, One Wall Street - 3rd Floor New York, NY 10286 F/A/O Nationwide Mutual Insurance Co. Acct. #264232
(2)
Notices:

All notices of payment on or in respect to the security should be sent to:	All other notices and communications to:
Nationwide Life Insurance Company c/o The Bank of New York Attn: P & I Department PO Box 19266 Newark, NJ 07195	Nationwide Life Insurance Company Attn: Corporate Fixed-Income Securities One Nationwide Plaza (1-33-05) Columbus, Ohio 43215-2220
with a copy to:
Nationwide Life Insurance Company Attn: Investment Accounting One Nationwide Plaza (1-32-05) Columbus, Ohio 43215-2220
(3)
Notes Delivered To:

The Bank of New York One Wall street 3rd Floor - Window A New York, NY 10286 F/A/O Nationwide Life Insurance Co. Acct #264232
(4)
Document Delivery Requirements:

(5)
Taxpayer ID Number: 31-4177100

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
NEW YORK LIFE INSURANCE COMPANY 51 Madison Avenue New York, New York 10010-1603	Series J $10,000,000
(1)
Payments:

    All payments by wire or intrabank transfer of immediately available funds to:

    Chase Manhattan Bank
    New York, New York 10019
    ABA No. 021-000-021
    For the account of New York Life Insurance Company
    General Account No. 008-9-00687
    Ref: Plum Creek Timberlands, L.P. 7.66% Series J Senior Notes due October 1, 2011,
    CUSIP/PPN# 72925# AC 1, whether payment is of principal, premium, or interest

    With advice of such payments to:

    New York Life Insurance Company
    c/o New York Life Investment Management LLC
    51 Madison Avenue
    New York, New York 10010-1603

Attention:	Financial Management and Operations Group Securities Income Section 2nd Floor Fax: (212) 447-4160
(2)
Notices:

    All other communications:

    New York Life Insurance Company
    c/o New York Life Investment Management LLC
    51 Madison Avenue
    New York, New York 10010

Attention:	Securities Investment Group Private Finance Group 2nd Floor Fax: (212) 447-4122

    with a copy of any notices regarding defaults or Events of Default under the operative documents to:

      Office of the General Counsel
      Investment Section, Room 1107
      Fax: (212) 576-8340

(3)
Notes Delivered To:

(4)
Document Delivery Requirements:

(5)
Taxpayer ID Number: 13-5582869

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
THE OHIO NATIONAL LIFE INSURANCE COMPANY Post Office Box 237 Cincinnati, OH 45201 Attn: Investment Department	Series J $5,000,000
(1)
Payments:

    Address for payments on account of the Notes:

    By bank wire transfer of Federal or other immediately available funds (identifying each payment as to issuer, security, and principal or interest) to:

    Firstar Bank, N.A.
    Fifth and Walnut Streets
    Cincinnati, OH 45202
    ABA No. 042-000013
    For credit to The Ohio National Life Insurance Company's Account No. 910-275-7.

(2)
Notices:

    All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

    Tax Identification No.: 31-0397080

    Fax No.: 513-794-4506

    Street Address:

    The Ohio National Life Insurance Company
    One Financial Way
    Cincinnati, OH 45242
    Attn: Investment Department

(3)
Notes Delivered To:

    The Ohio National Life Insurance Company
    One Financial Way
    Cincinnati, OH 45242
    Attn: Jed Martin

(4)
Document Delivery Requirements:

(5)
Taxpayer ID Number: 31-0397080

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
PACIFIC LIFE INSURANCE COMPANY 700 Newport Center Drive Newport Beach, CA 92660-6397	SERIES I $10,000,000
(Nominee Name "Mac & Co.")	Series J $5,000,000

(1)
Payments:

    Federal Reserve Bank of Boston
    ABA# 0110-0123-4/BOS SAFE DEP
    DDA 125261
    Attn: MBS Income CC: 1253
    A/C Name: Pacific Life General Account/PLCF1810132
    Regarding: Security Description & PPN

(2)
Notices:

    All notices of payments and written confirmations of such wire transfers to:

    Mellon Trust
    Attn: Pacific Life Accounting Team
    One Mellon Bank Center-Room 0930
    Pittsburgh, PA 15258-0001
    Fax: 412-236-7529

      And

    Pacific Life Insurance Company
    Attn: Securities Administration—Cash Team
    700 Newport Center Drive
    Newport Beach, CA 92660-6397
    Fax: 949-640-4013

    All other communications shall be addressed to:

    Pacific Life Insurance Company
    Attn: Securities Department
    700 Newport Center Drive
    Newport Beach, CA 92660-6397
    Fax: 949-219-5406

(3)
Notes Delivered To:

    Mellon Securities Trust Company
    120 Broadway, 13th Floor
    New York, NY 10271
    Attn: Robert Feraro 212.374.1918
    A/C Name: Pacific Life General Acct
    A/C #: PLCF1810132

(4)
Document Delivery Requirements:

(5)
Taxpayer ID Number: General Tax ID#:: 95-1079000

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
PRINCIPAL LIFE INSURANCE COMPANY C/o Principal Capital Management, LLC 801 Grand Avenue Des Moines, Iowa 50392-0301	Series H $12,000,000 $3,000,000
Series J $2,250,000 $1,250,000

(1)
Payments:

    All payments on account of the Notes to be made by 12:00 noon (NYC time) by wire transfer of immediately available funds to:

    With respect to the 6.96% Notes due 2006, in the denominations of $12,000,000 and $3,000,000:

ABA No.: 073000228
Wells Fargo Bank Iowa, N.A.
7th and Walnut Streets
Des Moines, Iowa 50309
For credit to Principal Life Insurance Company Account No. 0000014752, OBI PFGSE (S) B0064111(  )

    With sufficient information (including interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the sources and application of such funds.

    With respect to the 7.66% Notes due 2011, in the denominations of $2,250,000 and $1,250,000:

ABA No.: 073000228
Wells Fargo Bank Iowa, N.A.
7th and Walnut Streets
Des Moines, Iowa 50309
For credit to Principal Life Insurance Company Account No. 0000014752, OBI PFGSE (S) B0064108(  )

    With sufficient information (including interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the sources and application of such funds.

(2)
Notices:

All Notices with respect to payments to:	All other communications to:
Principal Capital Management, LLC 801 Grand Avenue Des Moines, Iowa 50392-0960 Attn: Investment Accounting—Securities Fax: (515) 248-2643 Confirmation: (515) 247-0689	Principal Capital Management, LLC 801 Grand Avenue Des Moines, Iowa 50392-0800 Attn: Investment—Securities Fax: (515) 248-2490 Confirmation: (515) 248-3495
(3)
Notes Delivered To:

Principal Capital Management, LLC
801 Grand Avenue
Des Moines, Iowa 50392-0301
Attn: Clint Woods

(4)
Document Delivery Requirements: Two original closing set; two conformed copy.

(5)
Taxpayer ID Number: 42-0127290

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
CGU LIFE INSURANCE COMPANY c/o Principal Capital Management, LLC 801 Grand Avenue Des Moines, Iowa 50392-0301	Series J $1,500,000

(1)
Payments:

    All payments on account of the Notes to be made by 12:00 noon (NYC time) by wire transfer of immediately available funds to:

    With respect to the 7.66% Notes due 2011, in the amount of $1,500,000:

Mellon Bank (Boston Safe Deposit)
ABA No.: 011001234
DDA: 048771
Account Name: None given
FFC: CU Life Insurance Co/Principal Financial
FFC AC#: GAIF1309002, OBI PFGSE (S) B0064108 (  )

    With sufficient information (including interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the sources and application of such funds.

(2)
Notices:

All Notices with respect to payments to:	All other communications to:

CGU Life Insurance Company of America
c/o Principal Capital Management, LLC
801 Grand Avenue
Des Moines, Iowa 50392-0960
Attn: Investment Accounting—Securities
Fax: (515) 248-2643
Confirmation: (515) 248-2766
CGU Life Insurance Company of America
c/o Principal Capital Management, LLC
801 Grand Avenue
Des Moines, Iowa 50392-0800
Attn: Investment—Securities—Jon Davidson
Fax: (515) 248-2490
Confirmation: (515) 248-3495
(3)
Notes Delivered To:

CGU Life Insurance Company of America
c/o Principal Capital Management, LLC
801 Grand Avenue
Des Moines, Iowa 50392-0301
Attn: Clint Woods

(4)
Document Delivery Requirements: One original closing set; one conformed copy.

(5)
Taxpayer ID Number: 04-2235236

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
PROVIDENT MUTUAL LIFE INSURANCE COMPANY 1000 Chesterbrook Blvd. Berwyn, PA 19312	Series J $4,000,000
(1)
Payments:

    PNC Bank
    Broad and Chestnut Streets
    Philadelphia, PA 19101
    ABA 031000053
    Credit to Provident Mutual Life Insurance Company
    Account # 85-4084-2176

(2)
Notices:

    Provident Mutual Life Insurance Company
    Attn: Investment Department
    1000 Chesterbrook Blvd.
    Berwyn, PA 19312

(3)
Notes Delivered To:

(4)
Document Delivery Requirements:

(5)
Taxpayer ID Number: 23-0990450

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA c/o Prudential Capital Group-Corporate Finance Four Embarcadero Center, Suite 2700 San Francisco, CA 94111-4180	Series H $22,500,000 $2,500,000
Series J $22,500,000 $2,500,000
(1)
Payments:

(a)
All payments on account of the $22,500,000 Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

    Prudential Managed Account, Account No. 890-0304-391
    Bank of New York
    New York, New York
    (ABA No.: 021-000-018)

  (b)
  All payments on account of the $2,500,000 Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

    PRIVEST Portfolio, Account No. 890-0304-994
    Bank of New York
    New York, New York
    (ABA No.: 021-000-018)

  (c)
  Reference (i) for Series H Notes, Plum Creek Timberlands, L.P., 6.96% Series H Senior Notes due October 1, 2006, CUSIP/PPN 72925 AA 5 and the application (as among principal, interest and Yield Maintenance Amount) of the payment being made and (ii) for Series J Notes, Plum Creek Timberlands, L.P., 7.66% Series J Senior Notes due October 1, 2011, CUSIP/PPN 72925 AC 1 and the application (as among principal, interest and Yield Maintenance Amount) of the payment being made.

(2)
Notices:

Address for all communications and notices:	with a copy to:

The Prudential Insurance Company of America
c/o Prudential Capital Group—Corporate Finance
Four Embarcadero Center, Suite 2700
San Francisco, California 94111-4180
Attn: Managing Director
Tel: (415) 291-5058
Fax: (415) 421-6233	The Prudential Insurance Company of America c/o Trade Management Four Gateway Center 100 Mulberry Street Newark, New Jersey 07102-4077 Attn: Manager Tel: (973) 367-3141 Fax: (973) 802-9245

    Recipient of telephonic prepayment notices with respect to Notes:

    Manager, Investment Structuring and Pricing
    Tel: (973) 802-7398
    Fax: (973) 802-9425

(3)
Notes Delivered To:

    Prudential Capital Group
    Four Embarcadero Center
    Suite 2700
    San Francisco, CA 94111
    Attn: James Evert

(4)
Document Delivery Requirements: one original set and two conformed copies

(5)
Taxpayer ID Number: 22-1211670

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
SECURITY FINANCIAL LIFE INSURANCE CO. 4000 Pine Lake Road P.O. Box 82248 Lincoln, NE 68501-2248	Series J $2,000,000
(1)
Payments:

    All payments on or in respect of the Notes shall be made by wire transfer of immediately available funds at the opening of business on the due date to:

    Wells Fargo Bank, Nebraska, N.A.
    1248 "O" Street
    Lincoln, NE 68508
    ABA No. 104-000-058

    Account of: Security Financial Life
    Account of: 79-40-797-624

    Each such wire transfer shall set forth the name of the issuer, the full title of the Notes (including the rate and final redemption to maturity date) and application of such funds among principle, premium and interest, if applicable.

(2)
Notices:

    All Notices of payment and written confirmations of such wire transfers should be sent to:

    Security Financial Life Insurance Co.
    4000 Pine Lake Road
    P.O. Box 82248
    Lincoln, NE 68516
    Attn: Investment Division
    Telephone: 402-434-9500
    Fax: 402-458-2170

    All other communications should be sent to:

    Security Financial Life Insurance Co.
    4000 Pine Lake Road
    P.O. Box 82248
    Lincoln, NE 68501-2248

(3)
Notes Delivered To:

(4)
Document Delivery Requirements:

(5)
Taxpayer ID Number: 47-0293990

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF	Series J
AMERICA	$40,000,000
730 Third Avenue New York, NY 10017
(1)
Payments:

    All payments on or in respect of the Series J Notes shall be made in immediately available funds on the due date by electronic funds transfer, through the Automated Clearing House System, to:

    The Chase Manhattan Bank
    ABA No. 021-000-021
    Account No. 900-9-000200
    For further credit to the TIAA Account #: G07040
    Ref: PPN: 72925 # AC 1/Plum Creek Timberlands,
             L.P./ Maturity Date: October 1, 2011
             Interest Rate: 7.66%/P&I Breakdown

(2)
Notices:

    Contemporaneous with the above electronic funds transfer, advice setting forth (1) the full name, private placement number, interest rate and maturity date of the Series J Notes, (2) allocation of payment between principal, interest, Yield-Maintenance Premium, other premium or any special payment and (3) the name and address of the bank from which such electronic funds transfer was sent, shall be delivered, mailed or faxed to:

    Teachers Insurance and Annuity Association of America
    730 Third Avenue
    New York, NY 10017
    Attn: Securities Accounting Division
    Telephone: 212-916-4188
    Fax: 212-916-6955

    All other communications shall be delivered or mailed to:

    Teachers Insurance and Annuity Association of America
    730 Third Avenue
    New York, NY 10017
    Attn: Securities Division, Private Placements
    Telephone: 212-916-6372 (Cynthia Bush) or 212-490-9000 (general number)
    Fax: 212-916-6582

(3)
Notes Delivered To:

    Teachers Insurance and Annuity Association of America
    730 Third Avenue
    New York, NY 10017
    Attn: Timothy F. Hodgdon, Corporate Finance Law

(4)
Document Delivery Requirements:

    Sent to address in (3) above: one set of original closing documents, three conformed copies

(5)
Taxpayer ID Number: 13-1624203

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
THE TRAVELERS INSURANCE COMPANY	Series J
242 Trumbull Street, P.O. Box 150449	$8,000,000
Hartford, Connecticut 06115-0449 (Nominee Name "TRAL & CO.")
(1)
Payments:

    All payments to be made by crediting (in the form of federal funds bank wire transfer, with sufficient information to identify the source and application of funds) the following account:

    The Travelers Insurance Company—Consolidated Private Placement Account No. 910-2-587434
    The Chase Manhattan Bank, N.A.
    One Chase Manhattan Plaza
    New York, New York 10004
    ABA No. 021000021

(2)
Notices:

    All notices with respect to payment should be directed to:

    The Travelers Insurance Company
    242 Trumbull Street, P.O. Box 150449
    Hartford, Connecticut 06115-0449
    Attention: Investment Group—Cashier, 5th Floor
    Facsimile: 860-277-7941

    All other communications should be directed to:

    The Travelers Insurance Company
    242 Trumbull Street, P.O. Box 150449
    Hartford, Connecticut 06115-0449
    Attention: Investment Group—Private Placements, 7th Floor
    Facsimile: 860-954-5243

(3)
Notes Delivered To:

    Daniel B. Kenney, Counsel
    The Travelers Insurance Company, 7th Floor
    242 Trumbull Street, P.O. Box 150449
    Hartford, CT 06115-0449

(4)
Document Delivery Requirements:

    Sent to address in (3) above: one set of original closing documents; three conformed copies

(5)
Taxpayer ID Number: 06-0566090 (a Connecticut corporation)

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
THE TRAVELERS INSURANCE COMPANY	Series J
(for one of its separate accounts)	$10,000,000
242 Trumbull Street, P.O. Box 150449 Hartford, Connecticut 06115-0449 (Nominee Name "TRAL & CO.")
(1)
Payments:

    All payments to be made by crediting (in the form of federal funds bank wire transfer, with sufficient information to identify the source and application of funds) the following account:

    The Travelers Insurance Company—Separate Account TLAC Account No. 910-2-739365
    The Chase Manhattan Bank, N.A.
    One Chase Manhattan Plaza
    New York, New York 10004
    ABA No. 021000021

(2)
Notices:

    All notices with respect to payment should be directed to:

    The Travelers Insurance Company
    242 Trumbull Street, P.O. Box 150449
    Hartford, Connecticut 06115-0449
    Attention: Investment Group—Cashier, 5th Floor
    Facsimile: 860-277-7941

    All other communications should be directed to:

    The Travelers Insurance Company
    242 Trumbull Street, P.O. Box 150449
    Hartford, Connecticut 06115-0449
    Attention: Investment Group—Private Placements, 7th Floor
    Facsimile: 860-954-5243

(3)
Notes Delivered To:

    Daniel B. Kenney, Counsel
    The Travelers Insurance Company, 7th Floor
    242 Trumbull Street, P.O. Box 150449
    Hartford, CT 06115-0449

(4)
Document Delivery Requirements:

    Sent to address in (3) above: one set of original closing documents; three conformed copies

(5)
Taxpayer ID Number: 06-0566090

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
THE TRAVELERS INSURANCE COMPANY	Series J
(for one of its separate accounts)	$3,000,000
242 Trumbull Street, P.O. Box 150449 Hartford, Connecticut 06115-0449
(1)
Payments:

    All payments to be made by crediting (in the form of federal funds bank wire transfer, with sufficient information to identify the source and application of funds) the following account:

    The Travelers Insurance Company—Separate Account SMGA Account No. 910-2-720464
    The Chase Manhattan Bank, N.A.
    One Chase Manhattan Plaza
    New York, New York 10004
    ABA No. 021000021

(2)
Notices:

    All notices with respect to payment should be directed to:

    The Travelers Insurance Company
    242 Trumbull Street, P.O. Box 150449
    Hartford, Connecticut 06115-0449
    Attention: Investment Group—Cashier, 5th Floor
    Facsimile: 860-277-7941

    All other communications should be directed to:

    The Travelers Insurance Company
    242 Trumbull Street, P.O. Box 150449
    Hartford, Connecticut 06115-0449
    Attention: Investment Group—Private Placements, 7th Floor
    Facsimile: 860-954-5243

(3)
Notes Delivered To:

    Daniel B. Kenney, Counsel
    The Travelers Insurance Company, 7th Floor
    242 Trumbull Street, P.O. Box 150449
    Hartford, CT 06115-0449

(4)
Document Delivery Requirements:

    Send to address in (3) above: one set of original closing documents; three conformed copies

(5)
Taxpayer ID Number: 06-0566090

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
THE UNION CENTRAL LIFE INSURANCE COMPANY	Series J
Summit Investment Partners, LLC	$2,000,000
312 Elm Street, Suite 121112 Cincinnati, Ohio 45202 Attn: Mr. Gary Rodmaker Fax: (513) 632-1610 (Nominee Name "Hare & Co.")
(1)
Payments:

    All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Plum Creek Timber Company, L.P., Senior Notes, Series J due October 1, 2011, PPN: 72925# AC 1 and principal or interest:") to:

    Hare BNF/IOC 566
    New York, New York
    ABA #021-000-018

    for credit to: The Union Central Life Insurance Company
    Account # 367614
    Attn: P&L Department
    Subject: Plum Creek 7.66% Senior Notes, Series J due October 1, 2011

(2)
Notices:

    All notices with respect to payment should be directed to:

    The Union Central Life Insurance Company
    Summit Investment Partners LLC
    Cincinnati, Ohio 45202
    Attn: Treasury Department
    Fax: (513) 632-1697

    All notices with respect to all other communications to be addressed as first provided above.

(3)
Notes Delivered To:

    The Bank of New York
    1 Wall Street, 3rd Floor
    Window A
    Attn: Ms. Pam Gregg
    New York City, New York 10286

    For the account of:

    The Union Central Life Insurance Co.
    Account No. 367614

    Copy To:

    Summit Partners
    312 Elm Street, Suite 2525
    Cincinnati, OH 45202
    Attn: Jeff Hansen

(4)
Document Delivery Requirements:

(5)
Taxpayer ID Number for Union Central Life: 31-0472910

  Taxpayer ID Number for Hare & Co.: 13-6062916

Name and Address of Purchaser	Principal Amount of Notes to be Purchased
UNUM LIFE INSURANCE COMPANY OF AMERICA	Series K
One Fountain Square	$14,000,000
Chattanooga, Tennessee 37402 (Nominee Name "CUDD & CO.")
(1)
Payments:

    All payments on account of the Notes shall be made by wire transfer of immediately available funds to:

    CUDD & CO.
    c/o The Chase Manhattan Bank
    New York, New York
    ABA no. 021 000 021
    SSG Private Income Processing
    A/C #900-9-000200
    Custodial Account No. G08287

    Reference: Plum Creek Timberlands, L.P., 7.76% Series K Senior Notes due October 1, 2013,
    CUSIP/PPN: 72925 AD 9, Principal, Interest

(2)
Notices:

    Provident Investment Management, LLC
    Private Placements
    One Fountain Square
    Chattanooga, Tennessee 37402

(3)
Notes Delivered To:

    The Chase Manhattan Bank
    4 New York Plaza, Ground Floor Window
    New York, NY 10004
    Account No.: G08287 (Unum Life Insurance Company of America)
    Attn: John Bouquet, Tel: (212)623-2840

    Two Copies to:

    Mr. Tim Benson
    Unum Provident Corporation
    Investment Operations, 6N
    One Fountain Square
    Chattanooga TN 37402
    (423) 755-1172

(4):  Document Delivery Requirements: two sets of originals; three conformed copies

(5)
Taxpayer ID Number: 13-6022143 (CUDD & CO.)

EXHIBIT 6B(1)

Liens

1.
Mortgage, Security Agreement and Fixture Filings dated July 1, 1999 recorded in the counties of Flathead, Lake and Lincoln in the state of Montana pursuant to the Mortgage Note Agreements.

2.
Liens on any property or assets acquired by the Company or any Restricted Subsidiary pursuant to the Agreement of Merger existing at the time of the Merger that do not materially impair the value of all such property or assets and do not materially interfere with the ordinary conduct of business of the Company or any Restricted Subsidiary, provided that no such Liens secure Debt other than Debt which in an aggregate amount is not in excess of $10,000,000.

EXHIBIT 6B(3)

Investments

1.
Plum Creek Timber II, L.L.C. (sole member)

2.
Plum Creek Maine Timberlands, L.L.C. (sole member)

3.
Plum Creek Southern Timber, L.L.C. (sole member)

4.
Plum Creek South Central Timberlands, L.L.C. (sole member)

5.
Plum Creek Manufacturing, L.P. (100% interest, 98% direct and 2% indirect)

6.
The Company owns 566 shares of common stock and 2,130 shares of preferred stock in IFA Nurseries, Inc. ("IFA"), a co-operative of forest nurseries. The Company received these shares of capital stock in IFA upon conversion of outstanding loans made by the Company to IFA to provide financial support. At the time of conversion, the aggregate outstanding principal amount of the loans was $129,938.

7.
The Company made a loan to one of its independent contractors in the approximate principal amount of $18,000, representing approximately one-half of the purchase price of certain logging equipment used by the independent contractor. As of September 24, 2001, the remaining balance of the loan was $14,906.56.

8.
The Company made a loan to Progressive Forestry Systems ("Progressive") in consideration of the purchase price for certain equipment sold by the Company to Progressive. The loan is evidenced by a promissory note in the principal amount of $300,000. The current outstanding principal balance on the loan is $251,731. The loan is scheduled to be paid in full on April 1, 2003.

EXHIBIT 8C

Subsidiaries

Plum Creek Timber II, L.L.C.
Plum Creek Maine Timberlands, L.L.C.
Plum Creek Southern Timber, L.L.C.
Plum Creek South Central Timberlands, L.L.C.
Plum Creek Manufacturing, L.P.
Plum Creek Manufacturing Holding Company, Inc.
Plum Creek Northwest Lumber, Inc.
Plum Creek Northwest Plywood, Inc.
Plum Creek MDF, Inc.
Plum Creek Southern Lumber, Inc.
Plum Creek Marketing, Inc.
Plum Creek Investment Company
Plum Creek Land Company
Plum Creek Maine Marketing, Inc.
Highland Resources Inc.

EXHIBIT 8G

Material Transactions

1.
Subsequent to December 31, 2000, there have been the following Restricted Payments declared, paid or made by the Company:

(a)
Fourth Quarter 2000 Distribution of Available Cash in the amount of $39,447,748 paid to the Corporation for distribution to stockholders of the Corporation in the first quarter of 2001.

(b)
First Quarter 2001 Distribution of Available Cash in the amount of $39,447,748 paid to the Corporation for distribution to stockholders of the Corporation in the second quarter of 2001.

(c)
Second Quarter 2001 Distribution of Available Cash in the amount of $39,447,748 paid to the Corporation for distribution to stockholders of the Corporation in the third quarter of 2001.

EXHIBIT 8J

Pending Actions

None

EXHIBIT 8K

Property Title

    With respect to the properties and assets acquired by the Company and its Subsidiaries pursuant to the Agreement of Merger, such defects in title and, in the case of such properties and assets which are leased, such defects in leasehold interests, as would not reasonably be expected to materially impair the value of all such assets or materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries.

    The Company's or any Subsidiary's title to Timberlands acquired from time to time, including those Timberlands acquired pursuant to the Agreement of Merger, does not in many instances include related hard rock mineral interests and oil and gas mineral interests. The title to all of the Company's and any Subsidiary's Timberlands is subject to presently existing easements, rights of way, flowage and flooding rights, servitudes, cemeteries, camping sites, hunting and other leases, licenses and permits, none of which materially adversely affect the value of the Timberlands or materially restrict the harvesting of timber or other operations of the Company and its Subsidiaries.

EXHIBIT 8Q

Environmental Matters

    As part of its environmental compliance program, in the summer of 2000 the Company undertook a historical review of capital improvement projects in its manufacturing facilities to evaluate compliance with New Source Review ("NSR") and Prevention of Significant Deterioration ("PSD") rules under the Clean Air Act. Upon discovering possible violations related to four projects that occurred at the Company's MDF facility and at its Evergreen Sawmill between 1988 and 1992, the Company voluntarily disclosed this information to the Montana Department of Environmental Quality ("DEQ") under the Montana Voluntary Disclosure Act ("Act"). The Act provides for a reduction of penalty fines for self-disclosure of violations. The Company is presently in discussions with the DEQ regarding the applicability of the Act to the potential violations. The Company believes that it has fully met the requirements of the Act and therefore qualifies for a reduction or elimination of penalty fines. In addition, for three of the four projects, the Company's subsequent actions have addressed the potential violations by securing permits or installing pollution control devices for more recent projects. The Company believes that there is a low likelihood that DEQ will levy fines or require additional pollution control equipment for these three projects. DEQ may require that pollution control equipment costing between $500,000 and $1 million be installed for the fourth project. The Company cannot with certainty predict the outcome of the enforcement case. The Company does not believe that such potential violations, individually or in the aggregate, are reasonably expected to have a Material Adverse Effect.

SCHEDULE 10B(1)

Investment Policy

Plum Creek Timber Company, L.P.
Corporate Investment Policy

Dated April 5, 1993

I.
OBJECTIVE

    This policy provides guidelines for the management of the Company's cash. It is essential that these assets be invested in a high quality portfolio which:

  •
  preserves principal

  •
  meets liquidity needs

  •
  allows for appropriate diversification of investments

  •
  delivers good yield in relationship to the guidelines and market conditions

    The Company is adverse to incurring market risk or credit risk, and will generally sacrifice yield in the interest of safety. Care must always be taken to insure that the Company's reported financial statements are never materially affected by decreases in the market value of securities held.

II.
MATURITY OR PUT

    Within the constraints provided throughout this document, or by addendum to this document, the maximum maturity or put of any investment instrument will be within two years from the purchase settlement date; however, the total portfolio must have an average maturity of less than 12 months.

III.
PERMISSIBLE INVESTMENTS

A.
Investments will be made in U.S. Dollars only.

B.
The Company may own, purchase or acquire marketable direct obligations in the following:

1.
Obligations (fixed and floating rate) issued by, or unconditionally guaranteed by the U.S. Treasury, or any agency thereof, or issued by any political subdivision of any state or public agency thereof.

2.
Commercial paper rated as A-1 or better by Standard & Poor's, and P-1 or better by Moody's (or equivalent).

3.
Floating rate and fixed rate obligations of corporations, banks and agencies including: medium term notes and bonds, deposit notes, and euro dollar/yankee notes and bonds.

4.
Certificates of deposit, bankers acceptances and time deposits of commercial banks, domestic or foreign, whose short term credit ratings are A-1/P-1 (or equivalent).

5.
Repurchase agreements collateralized by U.S. Treasury Contracts, or similar obligations.

6.
Insurance company Funding Agreements, Investment Contracts, or similar obligations.

7.
Asset backed and mortgage backed securities.

8.
Master Notes.

9.
Taxable money market preferreds.

10.
Tax exempt securities including municipal bonds/notes, money market preferreds, and variable rate demand notes.

  C.
  Issuing institutions shall be Corporations, Trusts, Partnerships, and Banks domiciled in the U.S., Canada, Japan and Western Europe, or Insurance Companies domiciled in the U.S.

IV.
CREDIT REQUIREMENTS

    Safety shall always be a primary consideration in structuring the Company's investment portfolio. Credit ratings should be tied to duration as prescribed below in order to combine safety, liquidity and acceptable market performance.

DURATION	MINIMUM CREDIT RATING
	S&P	Moody's
6 months or less	A-	A3
6 - 18 months	AA	Aa2
18 months or more	AAA	Aaa

    Original issue securities allowable under this policy with less than twelve months to maturity may substitute the issuer's short term credit rating if that rating is A-1/P-1 or better.

V.
DIVERSIFICATION

    To diversify risk, no more than $2 million or 10% of the portfolio can be invested with any one issuer. Exceptions are issues of the U.S. Treasury or agency securities, insured or government collateralized issues and daily money market funds.

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TABLE OF CONTENTS
EXHIBIT 6B(1) Liens
EXHIBIT 6B(3) Investments
EXHIBIT 8C Subsidiaries
EXHIBIT 8G Material Transactions
EXHIBIT 8J Pending Actions None
EXHIBIT 8K Property Title
EXHIBIT 8Q Environmental Matters
SCHEDULE 10B(1) Investment Policy Plum Creek Timber Company, L.P. Corporate Investment Policy